EXHIBIT 10.1


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                            STOCK PURCHASE AGREEMENT

                             DATED JANUARY 13, 1998

                                      AMONG

                             LIFE USA HOLDING, INC.

                                       AND

                 ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA







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                                Table of Contents
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Section 1     Conversion of Debenture; Exercise of Preemptive Rights; and Cancellation
              of Warrant...........................................................................  1
         1.1  Conversion of Debenture..............................................................  1
         1.2  Exercise of Preemptive Rights........................................................  2
         1.3  Cancellation of Warrant..............................................................  2
         1.4  Initial Closing......................................................................  2

Section 2     Sale and Purchase of Common Stock....................................................  5
         2.1  Purchase and Sale Commitment.........................................................  5
         2.2  Price Notice and Purchase Price......................................................  5
         2.3  Closing..............................................................................  5
         2.4  Purchase Price Per Share exceeds 200% of Market Price Per Share......................  7
         2.5  Limitation on Percentage Ownership by Allianz........................................  9
         2.6  Special Limitation on Issuances of Shares Until February 18, 1999....................  9
         2.7  Waiver of Compliance................................................................. 10

Section 3     Representations, Warranties and Covenants by the Company............................. 10
         3.1  Organization, Good Standing, Etc..................................................... 10
         3.2  Governing Instruments................................................................ 10
         3.3  Subsidiaries, Etc.................................................................... 10
         3.4  Qualification........................................................................ 11
         3.5  Financial and Statutory Statements................................................... 11
         3.6  Tax Returns and Audits............................................................... 12
         3.7  No Material Adverse Changes.......................................................... 12
         3.8  Title to Properties and Encumbrances................................................. 12
         3.9  Conditions of Properties............................................................. 12
         3.10 Litigation and Governmental Proceedings.............................................. 12
         3.11 Compliance With Applicable Laws and Other Instruments................................ 12
         3.12 Issuance of Securities............................................................... 13
         3.13 Securities Laws and Governmental Filings or Approval................................. 13
         3.14 Intellectual Property................................................................ 13
         3.15 Capital Stock........................................................................ 14
         3.16 Outstanding Debt..................................................................... 14
         3.17 Material Contracts................................................................... 14
         3.18 Corporate Acts and Proceedings....................................................... 15
         3.19 Insurance Coverage................................................................... 15
         3.20 No Brokers or Finders................................................................ 15
         3.21 Conflicts of Interest................................................................ 15
         3.22 Licenses............................................................................. 15
         3.23 Registration Rights.................................................................. 16
         3.24 Environmental and Safety Laws........................................................ 16
         3.25 Absence of Restrictive Agreements.................................................... 16
         3.26 Disclosure........................................................................... 16
         3.27 Minutes Books........................................................................ 16
         3.28 Employee Benefit Plans............................................................... 16
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Section 4     Representations and Warranties of Allianz............................................ 17
         4.1  Investment Intent.................................................................... 17
         4.2  Location of Principal Office, Qualification as an Accredited Investor,
              Etc.................................................................................. 17
         4.3  Corporate Acts and Proceedings....................................................... 18
         4.4  No Brokers or Finders................................................................ 18
         4.5  Governmental Filings or Approvals.................................................... 18

Section 5     Conditions to Allianz's Obligations.................................................. 18
         5.1  Truth of Representations............................................................. 18
         5.2  Compliance with Agreement............................................................ 19
         5.3  Regulatory Approvals................................................................. 19
         5.4  Concurrent Closing; Employment Agreements in Full Force and Effect................... 19
         5.5  No Catastrophic Events............................................................... 19

Section 6     Conditions to the Company's Obligations.............................................. 20
         6.1  Truth of Representations............................................................. 20
         6.2  Compliance with Agreement............................................................ 20
         6.3  Regulatory Approval.................................................................. 20
         6.4  Concurrent Closing................................................................... 20

Section 7     Covenants and Agreements............................................................. 20
         7.1  Furnishing of Financial Statements and Information................................... 21
         7.2  Inspection and Confidentiality....................................................... 21
         7.3  Boards of Directors Representation Rights............................................ 22
         7.4  Ownership of LifeUSA................................................................. 22
         7.5  Reservation of Shares................................................................ 22
         7.6  Company May Consolidate, Etc., Only on Certain Terms................................. 23
         7.7  SEC Reports.......................................................................... 23
         7.8  Level of Business.................................................................... 23
         7.9  Employment Agreements................................................................ 24
         7.10 Shareholder Rights Plans............................................................. 24
         7.11 Regulatory Matters................................................................... 24
         7.12 Closing Conditions................................................................... 25
         7.13 Shareholder Meeting.................................................................. 25
         7.14 Listing of Shares.................................................................... 25
         7.15 Rule 144............................................................................. 25
         7.16 Regulation D Filings................................................................. 25
         7.17 Negative Covenants................................................................... 25
         7.18 Status of Dividends.................................................................. 26
         7.19 Liability Insurance.................................................................. 27
         7.20 Taxes and Assessments................................................................ 27
         7.21 Maintenance of Corporate Existence................................................... 27
         7.22 Governmental Consents................................................................ 27
         7.23 Limitation of Option Grants.......................................................... 27
         7.24 Notice............................................................................... 27
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Section 8     Registration Rights.................................................................. 27
         8.1  Required Registration................................................................ 28
         8.2  Piggyback Registration............................................................... 28
         8.3  Registration Procedures.............................................................. 29
         8.4  Expenses............................................................................. 32
         8.5  Indemnification...................................................................... 32
         8.6  Availability of Rule 144............................................................. 34
         8.7  Registration Rights of Transferees................................................... 34
         8.8  Definition of Purchased Shares....................................................... 34

Section 9     Dilution Protection.................................................................. 34
         9.1  Right to Purchase Additional Shares.................................................. 34
         9.2  Right to Purchase in Public Offering................................................. 35
         9.3  Right to Purchase Preferred Shares................................................... 35
         9.4  Not Applicable to Sale............................................................... 35

Section 10    Default and Remedies................................................................. 35
         10.1 Notice of Defaults................................................................... 36
         10.2 Suits for Enforcement................................................................ 36
         10.3 Remedies Cumulative.................................................................. 36
         10.4 Remedies Not Waived.................................................................. 36

Section 11    Restrictions on Transfer and Standstill Agreements................................... 36
         11.1 Restriction on Transfer.............................................................. 36
         11.2 Standstill Agreements................................................................ 36
         11.3 Termination of Standstill Agreements and Certain Other Agreements.................... 39
         11.4 Legend............................................................................... 39
         11.5 Removal of Legend.................................................................... 39

Section 12    Miscellaneous........................................................................ 40
         12.1 Survival............................................................................. 40
         12.2 Expenses............................................................................. 40
         12.3 Dilution Protection.................................................................. 40
         12.4 Waiver of Breach..................................................................... 40
         12.5 Multiple Counterparts................................................................ 40
         12.6 Notices.............................................................................. 40
         12.7 Entire Agreement..................................................................... 41
         12.8 Severability of Provisions........................................................... 41
         12.9 Headings............................................................................. 41
         12.10Governing Law; Jurisdiction Venue.................................................... 42
         12.11Attorneys' Fees...................................................................... 42
         12.12Parties Bound........................................................................ 42
         12.13Special Termination.................................................................. 42
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EXHIBITS
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Exhibit A  -  Form of Employment Agreement for Robert W. MacDonald

Exhibit B  -  Form of Amendment to Employment Agreement for Margery G. Hughes

Exhibit C  -  Form of Employment Agreement for Donald J. Urban

Exhibit D  -  Form of Amendment to Employment Agreement for Mark A. Zesbaugh

Exhibit E  -  Form of Employment Agreement for Bradley E. Barks

Exhibit F  -  Form of Employment Agreement for Charles M. Kavitsky

Exhibit G  -  Form of Marketing Agreement Amendment

Exhibit H  -  Form of Debenture Purchase Agreement Termination

Exhibit I  -  Form of Allianz Reinsurance Agreement

Exhibit J  -  Form of LifeUSA Reinsurance Agreement Amendment

Exhibit K  -  Form of Claims Administration Agreement Amendment

Exhibit L  -  Matters for Kaplan, Strangis and Kaplan, P.A. Opinion at Initial Closing

Exhibit M  -  Matters for Dorsey & Whitney LLP Opinion at Initial Closing

Exhibit N  -  Matters for Kaplan, Strangis and Kaplan, P.A. Opinion at a Sale Closing

Exhibit O  -  Form of Convertible Debenture

Exhibit P  -  Matters for Kaplan, Strangis and Kaplan, P.A. Opinion at a Debenture
              Closing

Exhibit Q  -  Form of Management Stock Purchase Agreement
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                            STOCK PURCHASE AGREEMENT


         THIS AGREEMENT, made and entered into as of January 13, 1998, between LIFE USA HOLDING, INC., a Minnesota corporation (the "Company"), and ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA, a Minnesota corporation ("Allianz").

                              W I T N E S S E T H:

         WHEREAS, the Company requires additional capital for its general corporate purposes, including, but not limited to, support the capital and surplus of its life insurance subsidiary, LifeUSA Insurance Company, a Minnesota corporation ("LifeUSA"), and Allianz is willing to purchase $100,000,000 of the Company's common stock, par value $.01 per share, (the "Common Stock") on the terms and conditions set forth in this Agreement;

         WHEREAS, the parties desire to make additional agreements relating to the ownership of Allianz in the Company and the relationships between them and between Allianz and LifeUSA;

         WHEREAS, concurrently with the Initial Closing (as defined in Section
1.1 hereof), the Company will enter into employment agreements or amendments to existing employment agreements ("Employment Agreements") with certain executives of the Company in the forms of Exhibits A through F, attached hereto; and

         WHEREAS, concurrently herewith, Allianz has entered into agreements with certain executives of the Company for the purchase of an aggregate of 925,000 shares of Common Stock, conditioned upon the Initial Closing.

         NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Allianz agree as follows:

                                    SECTION 1
CONVERSION OF DEBENTURE; EXERCISE OF PREEMPTIVE RIGHTS; AND CANCELLATION OF WARRANT.

         1.1 Conversion of Debenture. The Company has authorized and issued, and Allianz holds, the Variable Rate Convertible Subordinated Debenture dated February 17, 1995 in the original principal amount of $30,000,000 (the "Debenture"). Subject to satisfaction of the conditions in Sections 5 and 6, Allianz will, within five business days after all conditions have been satisfied (the "Initial Closing"), convert the Debenture in its entirety into shares of the Common Stock on the terms set forth in the Debenture. The Conversion Price (as defined in the Debenture) was $12.34 per share as of December 31, 1997, and, assuming no change in the Conversion Price, the Company will issue to Allianz an aggregate of 2,431,118 shares of Common Stock at the Initial Closing upon conversion of the Debenture. For the purposes of converting the Debenture into shares of Common Stock at the Initial Closing, the parties agree that the Conversion Price under the Debenture shall be increased by $.02 per share to take into

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account the mutually agreed adjustment to the provisions in the Debenture relating to the adjustment to the Conversion Price for issuances of shares of Common Stock by the Company under the Company's employee savings plan (401-k plan).

         1.2 Exercise of Preemptive Rights. Pursuant to Section 9 of the Debenture Purchase Agreement dated February 17, 1995 (the "Debenture Purchase Agreement") between the Company and Allianz, Allianz has certain preemptive rights (the "Preemptive Rights"). At the Initial Closing, Allianz will exercise the Preemptive Rights to the fullest extent permitted under Section 9 of the Debenture Purchase Agreement. Assuming there are no changes in the outstanding shares of Common Stock (computed in accordance with Section 9.1 of the Debenture Purchase Agreement) since December 31, 1997, the number of shares to be issued to Allianz upon full exercise of the Preemptive Rights will be 239,165 shares of Common Stock at a purchase price of $12.36 per share.

         1.3 Cancellation of Warrant. The Company has authorized and issued, and Allianz holds, the Warrant Certificate for Purchase of Shares of Common Stock dated February 17, 1995 (the "Warrant"). At the Initial Closing, Allianz will surrender the Warrant to the Company and the Warrant will be cancelled.

         1.4 Initial Closing. At the Initial Closing, the following shall occur:

         (a) Deliveries by the Company. The Company shall deliver or cause to be delivered to Allianz the following:

                  (i) Issuance of Common Stock. Duly issued certificates for the shares of Common Stock issuable upon conversion of the Debenture, the exercise of the Preemptive Rights and the Additional Share Purchase.

                  (ii) Amendment to Marketing Agreement. An amendment duly executed by the Company in the form of Exhibit G attached hereto (the "Marketing Agreement Amendment") to the Administration and Marketing Agreement effective January 1, 1997 as hereafter amended (the "Marketing Agreement") between the Company and Allianz.

                  (iii) Termination of Debenture Purchase Agreement. The termination of the Debenture Purchase Agreement in the form of Exhibit H attached hereto (the Debenture Purchase Agreement Termination") duly executed by the Company.

                  (iv) Allianz Reinsurance Agreement. The reinsurance agreement between LifeUSA and Allianz in the form of Exhibit I attached hereto (the "Allianz Reinsurance Agreement"), duly executed by LifeUSA.

                  (v) LifeUSA Reinsurance Agreement Amendment. A duly executed amendment to the reinsurance agreement dated February 17, 1995 (as heretofore and

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         hereafter amended, the "LifeUSA Reinsurance Agreement") between LifeUSA and Allianz in the form of Exhibit J attached hereto.

                  (vi) Claims Administration Agreement Amendment. A duly executed amendment in the form of Exhibit K attached hereto (the "Claims Administration Agreement Amendment") to the claims administration agreement dated December 30, 1996 (as hereafter amended, the "Claims Administration Agreement") between LifeUSA and Allianz.

                  (vii) Officers' Certificate. A certificate, dated the date of the Initial Closing and executed by the Chief Executive Officer and the Chief Financial Officer of the Company, certifying that (A) the representations and warranties of the Company set forth in Section 3 hereof are true and correct as of the date of the Initial Closing (provided that, where any of such representations and warranties are made "as of the date hereof" or another specific date, such representations and warranties shall be true and correct as of January 13, 1998 which is the "date hereof" or such other specific date and are not made as of the date of the Initial Closing), (B) the Company has performed and complied with all agreements or conditions required by this Agreement to be performed and complied with by it prior to or as of the Initial Closing, and (C) the Conversion Price under the Debenture, the purchase price per share for the Preemptive Rights and the number of shares of Common Stock issuable upon exercise of the Preemptive Rights are as set forth in such certificate and (D) all conditions in Sections 5.1, 5.2, and 6.3 to the Initial Closing, including all regulatory approvals, which approvals remain in full force and effect, and the expiration of all applicable waiting periods, have been satisfied.

                  (viii) Legal Opinion. The opinion dated the date of the Initial Closing of Kaplan, Strangis and Kaplan, P.A. covering the matters set forth in Exhibit L attached hereto in a form reasonably satisfactory to counsel for Allianz.

                  (ix) Company Secretary Certificate. A certificate, dated the date of the Initial Closing and executed by the Secretary or any Assistant Secretary of the Company, certifying (A) the Articles of Incorporation, as amended, of the Company, (B) the By-laws of the Company, (C) the resolutions adopted by the Board of Directors of the Company approving this Agreement and the transactions contemplated hereby, and (D) the incumbency of the officers of the Company.

                  (x) LifeUSA Secretary Certificate. A certificate, dated the date of the Initial Closing and executed by the Secretary or any Assistant Secretary of LifeUSA, certifying (A) the Articles of Incorporation, as amended, of LifeUSA, (B) the By-laws of LifeUSA, (C) the resolutions adopted by the Board of Directors of LifeUSA approving the transactions involving LifeUSA contemplated by this Agreement, and
         (D) the incumbency of the officers of LifeUSA.

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         (b) Deliveries by Allianz. Allianz shall deliver or cause to be delivered to the Company and LifeUSA the following:

                  (i) Debenture. The Debenture for conversion in its entirety and a written notice of conversion in accordance with the terms of the Debenture.

                  (ii) Purchase Price. The purchase price in immediately available United States Dollars for the shares of Common Stock to be issued to Allianz in connection with its exercise of the Preemptive Rights.

                  (iii) Debenture Purchase Agreement Termination. The Debenture Purchase Agreement Termination duly executed by Allianz.

                  (iv) Allianz Reinsurance Agreement. The Allianz Reinsurance Agreement duly executed by Allianz.

                  (v) Warrant. The Warrant for cancellation.

                  (vi) Marketing Agreement Amendment. The Marketing Agreement Amendment duly executed by Allianz.

                  (vii) Claims Administration Agreement Amendment. The Claims Administration Agreement Amendment duly executed by Allianz.

                  (viii) Officers' Certificate. A certificate, dated the date of the Initial Closing and executed by the Chief Executive Officer and the Chief Financial Officer of Allianz certifying that (A) the representations and warranties of Allianz set forth in Section 4 hereof are true and correct as of the date of the Initial Closing, (B) Allianz has performed and complied with all agreements or conditions required by this Agreement to be performed and complied with by it prior to or as of the Initial Closing, and (C) all conditions in Sections 5.3, 6.1 and 6.2 to the Initial Closing, including all regulatory approvals, which approvals remain in full force and effect, and the expiration of all applicable waiting periods, have been satisfied.

                  (ix) Legal Opinion. The opinion dated the date of the Initial Closing of Dorsey & Whitney LLP covering the matters set forth in Exhibit M attached hereto in a form reasonably satisfactory to counsel for the Company.

                  (x) Secretary Certificate. A certificate, dated the date of the Initial Closing and executed by the Secretary or any Assistant Secretary of Allianz, certifying (A) the Articles of Incorporation, as amended, of Allianz, (B) the By-laws of Allianz, (C) the resolutions adopted by the Board of Directors of Allianz approving the transactions contemplated by this Agreement, and (D) the incumbency of the officers of Allianz.

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                                    SECTION 2
                       SALE AND PURCHASE OF COMMON STOCK.

         2.1 Purchase and Sale Commitment. Subject to the terms and conditions set forth in Sections 5 and 6, the Company agrees to sell to Allianz and Allianz agrees to purchase from the Company (or LifeUSA as the Company may designate) shares of Common Stock having an aggregate purchase price of $100,000,000 with respect to the five calendar years beginning with 1998 (the "Purchase Period") at the rate of $20,000,000 with respect to each calendar year, subject to reduction as provided in Section 2.4 below and extension as provided in Section
2.3 below.

         2.2 Price Notice and Purchase Price. Subject to Section 2.4 below, the Company will sell and Allianz will purchase $10,000,000 of Common Stock at a price determined by reference to the Book Value Per Share (as defined below) of the Common Stock as of June 30 and December 31 (each a "Determination Date") of each calendar year during the Purchase Period, rounded to the nearest whole share, unless the Company and Allianz mutually agree to a different date and/or amount to be purchased. The purchase price per share of Common Stock to be purchased by Allianz pursuant to this Section 2 (the "Purchase Price Per Share") shall be equal to the average of the Book Value Per Share as of the respective Determination Date and the Book Value Per Share as of the preceding Determination Date (which Determination Date, in case of the first purchase hereunder, shall be December 31, 1997), multiplied by two and one-half (2-1/2). The Company will, within thirty (30) business days after each Determination Date, give written notice (the "Price Notice") to Allianz of the Purchase Price Per Share for such Determination Date and the number of shares to be purchased by Allianz and shall deliver to Allianz with such Price Notice, the Company's balance sheet as of such Determination Date, a computation of the Book Value Per Share as of the Determination Date and a computation of the Market Price Per Share (as defined in Section 2.4 below) for such Determination Date. The Company will also provide Allianz such information as Allianz may reasonably request for the purpose of confirming the Book Value Per Share calculation. If there is a disagreement between the Company and Allianz as to Book Value Per Share, such determination shall be made by the Company's independent auditors, which determination shall be final and binding on the parties. The term "Book Value Per Share" shall mean (a) total assets minus total liabilities, based on the Company's consolidated balance sheet as of the Determination Date, determined in accordance with generally accepted accounting principles in effect on the date hereof and used by the Company in preparation of its audited consolidated financial statements as of and for the year ended December 31, 1996 unless the parties mutually agree to any change after the date hereof, excluding any adjustment under Statement of Financial Standards No. 115, divided by (b) the actual number of issued and outstanding shares of Common Stock as of the Determination Date (excluding for purposes of this calculation the purchase price to be received and the shares to be issued by the Company as of the Determination Date). The determination of Book Value Per Share shall be made by the Company and confirmed by Allianz.

         2.3 Closing. Subject to Sections 2.4 and 2.5 and the conditions precedent referred to in Sections 5 and 6, closing of the sale of the shares of Common Stock covered by a Price Notice

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(a "Sale Closing") shall occur within fifteen (15) business days after the date of the Price Notice. If with respect to any particular Sale Closing, the conditions precedent referred to in Section 5 or the deliveries required by the Company in Section 2.3(a) below are not made, Allianz shall be relieved of its obligation to purchase Common Stock at such Sale Closing. If the failure to satisfy such conditions is due to a breach by the Company of its covenants under
Section 7 or if the representations in the officers certificate to be delivered pursuant to Section 2.3(a)(ii) are not true and correct, the Company shall be in breach and Allianz shall retain the right to purchase such Common Stock at any subsequent date prior to December 31, 2002. Allianz's election not to purchase Common Stock as of a particular Sale Date shall not be an election of remedies. Each Sale Closing shall occur at the offices of Kaplan, Strangis and Kaplan, P.A., 5500 Norwest Center, Minneapolis, Minnesota 55402, or such other location as the parties may mutually agree.
At each Sale Closing, the following shall occur:

         (a) Deliveries by the Company. The Company shall deliver or cause to be delivered to Allianz the following:

                  (i) Issuance of Common Stock. A duly issued certificate for the shares of Common Stock to be sold on such date.

                  (ii) Officers' Certificate. A certificate, dated the date of such Sale Closing, executed by the Chief Executive Officer and the Chief Financial Officer of the Company and certifying that (A) the representations and warranties of the Company set forth in Sections 3.1, 3.2, 3.4, 3.6, 3.8, 3.10, 3.12, 3.13, the second sentence of
         Section 3.15, 3.18, 3.19, 3.20, 3.22, 3.24, 3.25, 3.26, 3.27 and 3.28
         hereof are true and correct as of the date of such Sale Closing (provided that where any of such representations and warranties are made "as of the date hereof" or another specific date, such representations and warranties shall be true and correct as of January 13, 1998 which is the "date hereof" or such other specific date, as the case may be, and are not made as of the date of the Sale Closing) except if any inaccuracy, individually or in the aggregate, would not have a material adverse effect on the Company as a whole, and (B) the Company has performed and complied with all agreements or conditions required by this Agreement to be performed and complied with by it prior to or as of such Sale Closing.

                  (iii) Legal Opinion. The opinion dated the date of such Sale Closing of Kaplan, Strangis and Kaplan, P.A. covering the matters set forth in Exhibit N attached hereto in a form reasonably satisfactory to counsel for Allianz.

                  (iv) Company Secretary Certificate. A certificate, dated the date of such Sale Closing, executed by the Secretary or any Assistant Secretary of the Company certifying as of the date of such Sale Closing
         (A) the Articles of Incorporation, as amended, of the Company, (B) the By-laws of the Company, (C) the resolutions adopted by the Board of Directors of the Company approving the issuance of the shares of Common Stock at such Sale Closing, (D) the incumbency of the officers of the Company.

         (b) Deliveries by Allianz. Allianz shall deliver or cause to be delivered to the Company and LifeUSA the following:

                  (i) Purchase Price. The purchase price for the shares of Common Stock to be issued to Allianz pursuant to the Price Notice in immediately available United States Dollars or as a credit against the reinsurance allowances for commissions and expenses payable by LifeUSA to Allianz under the LifeUSA Reinsurance Agreement (as defined in Section 7.8), as the Company may determine; provided, that the Company will provide Allianz written notice (the "Reinsurance Credit Notice") at least sixty (60) days prior to the respective Determination Date of the amount of the credit (the "Credit Election Amount") against reinsurance allowance for commissions and expenses payable by LifeUSA to Allianz under the LifeUSA Reinsurance Agreement. If the Reinsurance Credit Notice is given, the Company shall, at such Sale Closing, issue to Allianz the number of shares of Common Stock to be issued for cash (and not for credit against the reinsurance allowances). As and when LifeUSA owes Allianz reinsurance allowances under the LifeUSA Reinsurance Agreement (which settlement shall be made no more frequently than monthly), additional shares of Common Stock valued at the Purchase Price Per Share under the related Price Notice (up to the total Credit Election Amount) shall be issued to Allianz. In the event all of the shares of Common Stock to be issued pursuant to the relevant Price Notice have not been issued by the next Determination Date, the Company will issue the balance of such shares and Allianz will pay the Purchase Price Per Share for such shares within fifteen business (15) days after such next Determination Date and there will be no further credit with respect to such Reinsurance Credit Notice.

                  (ii) Officers' Certificate. A certificate, dated the date of such Sale Closing, executed by the Chief Executive Officer and the Chief Financial Officer of Allianz and certifying that (A) the representations and warranties of Allianz set forth in Section 4 hereof are true and correct as of the date of such Sale Closing, and (B) Allianz has performed and complied with all agreements or conditions required by this Agreement to be performed and complied with by it prior to or as of such Sale Closing.

         2.4 Purchase Price Per Share exceeds 200% of Market Price Per Share. In the event the Purchase Price Per Share for any Sale Closing is more than 200% of the Market Price Per Share (as defined below), Allianz may determine the number, if any, of shares of Common Stock which it will purchase by giving the Company written notice thereof (the "Modified Purchase Notice") within fifteen (15) business days after the date of the Price Notice for such Sale Closing. In the event Allianz fails to give a Modified Purchase Notice, Allianz shall be required to purchase $10,000,000 of shares of Common Stock at the Sale Closing as provided in Sections 2.2 and 2.3 but subject to the exceptions referred to therein. If Allianz properly gives a Modified Purchase Notice, its obligation with respect to a particular Determination Date shall be limited to (i) the purchase of the number of shares of Common Stock set forth in the Modified Purchase Notice and (ii) the next sentence. In the event Allianz properly gives a Modified Purchase Notice, the Company may, at its option by giving written notice (the "Debenture Purchase

Notice") to Allianz within fifteen (15) business days of the Modified Purchase Notice, require Allianz to purchase from the Company at par a convertible debenture in the form of Exhibit O attached hereto (the "Convertible Debenture") in the principal amount up to an amount, as determined by the Company and stated in the Debenture Purchase Notice, equal to the dollar amount of Common Stock stated in the Modified Purchase Notice that Allianz has elected not to purchase, with final maturity date ten years from the relevant Determination Date, bearing interest thereon from its date at a rate equal to the ten (10)-year U.S. Treasury Note rate in effect as of the Determination Date with respect to such Price Notice (as set forth in the Midwest Edition of the Wall Street Journal), and convertible into Common Stock at a price equal to 200% of the Market Price Per Share for the Determination Date. The term "Market Price Per Share" shall mean the average of the daily closing sale price of the Common Stock as listed in the Midwest Edition of The Wall Street Journal during the twenty (20) consecutive trading days immediately preceding the relevant Determination Date. In the event Allianz is required to purchase a Convertible Debenture, closing (the "Debenture Closing") of such sale shall occur within ten (10) business days after the Debenture Purchase Notice at the offices of Kaplan, Strangis and Kaplan, P.A., 5500 Norwest Center, Minneapolis, Minnesota 55402, or such other location as the parties may mutually agree. At the Debenture Closing, the following shall occur:

         (a) Deliveries by the Company. The Company shall deliver or cause to be delivered to Allianz the following:

                  (i) Issuance of Convertible Debenture. The Convertible Debenture dated the date of the Debenture Closing in the principal amount stated in the relevant Price Notice with the maturity date and interest rate completed as provided above duly issued and executed by the Company.

                  (ii) Officers' Certificate. A certificate, dated the date of the Debenture Closing, executed by the Chief Executive Officer and the Chief Financial Officer of the Company and certifying that (A) the representations and warranties of the Company set forth in Sections 3.1, 3.2, 3.4, 3.6, 3.8, 3.10, 3.12, 3.13, the second sentence of
         Section 3.15, 3.18, 3.19, 3.20, 3.22, 3.24, 3.25, 3.26, 3.27 and 3.28
         hereof are true and correct as of the date of the Debenture Closing (provided that where any of such representations and warranties are made "as of the date hereof" or another specific date, such representations and warranties shall be true and correct as of January 13, 1998 which is the "date hereof" or such other specific date, as the case may be, and are not made as of the date of the Debenture Closing) except if any inaccuracy, individually or in the aggregate, would not have a material adverse effect on the Company as a whole, and (B) the Company has performed and complied with all agreements or conditions required by this Agreement to be performed and complied with by it prior to or as of the Debenture Closing.

                  (iii) Legal Opinion. The opinion dated the date of the Debenture Closing of Kaplan, Strangis and Kaplan, P.A. covering the matters set forth in Exhibit P attached hereto in a form reasonably satisfactory to counsel for Allianz.

                  (iv) Company Secretary Certificate. A certificate, dated the date of the Debenture Closing, executed by the Secretary or any Assistant Secretary of the Company certifying as of the date of such Sale Closing (A) the Articles of Incorporation, as amended, of the Company, (B) the By-laws of the Company, (C) the resolutions adopted by the Board of Directors of the Company approving the issuance of the Convertible Debenture at such closing and reserving for issuance upon conversion of the Convertible Debenture such number of shares of Common Stock into which the Convertible Debenture is convertible, (D) the incumbency of the officers of the Company.

         (b) Deliveries by Allianz. Allianz shall deliver or cause to be delivered to the Company and LifeUSA the following:

                  (i) Purchase Price. The purchase price for the Convertible Debenture issued to Allianz pursuant to this Section 2.4 at the Debenture Closing in immediately available United States Dollars or as a credit against the reinsurance allowances for commissions expenses payable by LifeUSA to Allianz under the LifeUSA Reinsurance Agreement, as the Company may determine.

                  (ii) Officers' Certificate. A certificate, dated the date of the Debenture Closing and executed by the Chief Executive Officer and the Chief Financial Officer of Allianz, certifying that (A) the representations and warranties of Allianz set forth in Section 4 hereof are true and correct as of the date of the Debenture Closing, and (B) Allianz has performed and complied with all agreements or conditions required by this Agreement to be performed and complied with by it prior to or as of the Debenture Closing.

         2.5 Limitation on Percentage Ownership by Allianz. Notwithstanding anything contained in this Section 2 to the contrary, the maximum number of the issued and outstanding shares of Common Stock which Allianz and its affiliates (as such term is defined in Rule 405 under the Securities Act of 1933, as amended) may own shall be thirty-five percent (35%) of the actual number of issued and outstanding shares of Common Stock (the "Maximum Ownership Percentage Limitation"). If the Maximum Ownership Percentage Limitation would be exceeded as a result of any closing under this Section 2, the number of shares of Common Stock or the principal amount of the Convertible Debenture, as the case may be, to be sold to Allianz at such closing shall be reduced so as to comply with the Maximum Ownership Percentage Limitation.

         2.6 Special Limitation on Issuances of Shares Until February 18, 1999. The parties acknowledge and agree that Allianz became an "interested shareholder" of the Company within the meaning of the Minnesota Business Corporation Act on February 17, 1995 when the Debenture was issued by the Company to Allianz and, therefore, is subject to the provisions of Section 302A.673 of Minnesota Statutes to and until February 17, 1999. The parties agree and confirm that the transactions contemplated by this Agreement are in compliance with and permitted by the provisions of Section 302A.673 of Minnesota Statutes, except that the Company may not issue (and LifeUSA may not sell) more than an aggregate of four and ninety-nine one-hundredth percent (4.99%) of the outstanding and issued shares of Common Stock, including shares issuable upon conversion of Convertible Debentures, (the "Special Limitation") pursuant to Sections 1.2, 2.2 or 2.4. The determination of whether the Special Limitation would be exceeded shall be made at the time of such issuance or sale based on the then number of issued and outstanding shares of Common Stock and the number of shares of Common Stock theretofor issued under Sections 1.2, 2.2 or 2.4 and then proposed to be issued pursuant to Sections 1.2, 2.2 or 2.4. Notwithstanding anything to the contrary contained in this Agreement, the parties agree that, if the application of Sections 1.2, 2.2 or
2.4 hereof would result in the issuance or sale of shares of Common Stock or Convertible Debentures which would exceed the Special Limitation, such issuance or sale shall be postponed to February 18, 1999 or as soon thereafter as reasonably practicable subject to satisfaction of the conditions set forth in this Agreement with respect to such issuance or sale.

         2.7 Waiver of Compliance. Either party may waive compliance by the other party of any of the conditions contained in this Section 2. Such waiver will not constitute waiver of other conditions contained in this Agreement.


                                    SECTION 3
            REPRESENTATIONS, WARRANTIES AND COVENANTS BY THE COMPANY.

         In order to induce Allianz to enter into this Agreement and to purchase the Debenture, the Company hereby represents and warrants to Allianz that, except as disclosed in the Disclosure Schedule separately provided to Allianz by the Company:

         3.1 Organization, Good Standing, Etc. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota, and has the requisite corporate power and authority to own its properties and to carry on its business in all material respects as it is now being conducted. The Company has all necessary corporate power and authority to issue the shares of Common Stock and the Convertible Debentures contemplated to be issued by the Company pursuant to this Agreement and the shares of its Common Stock into which any Convertible Debenture issued hereunder is convertible, to grant the purchase rights set forth in Section 9 below and to otherwise perform its obligations under this Agreement. LifeUSA has all necessary corporate power and authority to sell shares of Common Stock contemplated to be sold by LifeUSA pursuant to this Agreement.

         3.2 Governing Instruments. True, correct and complete copies of the restated articles of incorporation (including all amendments thereto) and by-laws of the Company in effect as of the date hereof have been provided to Allianz. Minnesota Statutes Section 302A.671 is not applicable to the Company. Between February 17, 1995 and the date hereof, the Company has not (i) sold, leased, exchanged or transferred assets of the Company or LifeUSA to or with Allianz other than the sale of goods or services in the ordinary course of business or (ii) provided any loan, advance, guarantee, pledge or other financial assistance to Allianz.

         3.3 Subsidiaries, Etc. The Company owns all of the outstanding shares of capital stock of LifeUSA. As of the date hereof, the Company does not have any direct or indirect ownership interest in any corporation, partnership, joint venture, association or other business enterprise. Each of the representations and warranties contained in this Section (other than the representations and warranties contained in the last sentence of Section 3.1, the second sentence of
Section 3.2, the first sentence of this Section 3.3, and Sections 3.5, 3.12, 3.13, 3.15 and 3.18) are also being hereby made with respect to LifeUSA as though "LifeUSA" were substituted for the "Company".

         3.4 Qualification. The Company is duly qualified, licensed or domesticated as a foreign corporation in good standing in each jurisdiction wherein the nature of its activities or the properties owned or leased by it makes such qualification, licensing or domestication necessary, and in which failure to so qualify or be licensed or domesticated would have a material adverse impact upon its business.

         3.5 Financial and Statutory Statements. The Company has delivered to Allianz the following financial statements (the "Financial Statements"): (a) the consolidated balance sheets, as at December 31, 1996 and 1995 for the Company, together with the related consolidated statements of income, shareholders' equity and cash flows for the years ended December 31, 1996, 1995 and 1994 and notes thereto which balance sheets and related statements have been audited by Ernst & Young LLP, and (b) condensed consolidated unaudited balance sheet, as at September 30, 1997 for the Company, together with the related condensed consolidated unaudited statements of income and cash flows for the nine months period then ended. The Financial Statements (i) are in accordance with the books and records of the Company, (ii) present fairly the financial condition of the Company at the balance sheet dates and the results of operations for the periods therein specified, and (iii) have, in all material respects, been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a basis consistent with prior accounting periods other than changes required by changes in GAAP, subject, in the case of the unaudited interim financial statements, to normal year end adjustments and to the fact that such unaudited interim financial statements do not include footnotes. Without limiting the generality of the foregoing, the balance sheets or notes thereto disclose all of the debts, liabilities and obligations of any nature (whether absolute, accrued or contingent and whether due or to become due) of the Company at December 31, 1996 and September 30, 1997 which, individually or in the aggregate, are material and which in accordance with GAAP would be required to be disclosed in such balance sheets or in notes thereto, and includes appropriate reserves for all taxes and other liabilities accrued as of such dates but not yet payable. The Company has delivered to Allianz the following statutory financial statements of LifeUSA which have been filed with insurance regulators (the "Statutory Statements"): (a) the Statutory Quarterly Statement for the quarters ended March 31, June 30 and September 30, 1997 for LifeUSA as filed with state insurance regulatory authorities, and (b) the Annual Statutory Statements for the years ended December 31, 1996, 1995, 1994, 1993 and 1992 as filed with state insurance regulatory authorities. The Statutory Statements (i) fairly present the financial position of LifeUSA and the results of its operations as of the dates thereof and periods then ended, (ii) were prepared in conformity with statutory accounting principles prescribed or permitted at the date of such financial statements by the insurance regulatory authority of its state of domicile, and (iii) all investments in stocks and bonds shown thereon were carried at values determined in accordance with the National Association of Insurance Commissioners' guidelines.

         3.6 Tax Returns and Audits. All required federal, state and local tax returns or appropriate extension requests of the Company have been filed, and all federal, state and local taxes shown due on such returns have been paid or due provision for the payment thereof has been made. The Company is not delinquent in the payment of any such tax or in the payment of any assessment or governmental charge in any material respect. As of the date hereof, the Company has not received notice of any material tax deficiency proposed or assessed against it, and it has not executed any waiver of any statute of limitations on the assessment or collection of any tax. As of the date hereof, none of the Company's tax returns has been audited by governmental authorities in a manner to bring such audits to the Company's attention. As of September 30, 1997, the Company does not have any material tax liabilities except those reflected in the Financial Statements.

         3.7 No Material Adverse Changes. From September 30, 1997 through the date hereof, there has been no material adverse change in the financial condition, operations, results of operations, business or prospects of the Company.

         3.8 Title to Properties and Encumbrances. The Company has good and marketable title to all of its owned material properties and assets and valid leasehold interests in all of its material leased properties, including without limitation the properties and assets used in the conduct of its business, which properties and assets are not subject to any mortgage, pledge, lease, lien, charge, security interest, encumbrance or restriction, except (a) liens for taxes and assessments or governmental charges or levies not at the time due or in respect of which the validity thereof shall currently be contested in good faith by appropriate proceedings, (b) leases pursuant to which the Company's leasehold interests arise, (c) those which do not materially affect the value of or interfere with the use made of such properties and assets, and (d) any mortgage, pledge, lease, lien, charge or security interest arising after the date hereof.

         3.9 Conditions of Properties. The offices and equipment of the Company have been kept in good condition and repair in the ordinary course of business.

         3.10 Litigation and Governmental Proceedings. As of the date hereof, there are no legal actions, suits, arbitrations or other legal, administrative or governmental proceedings or investigations pending or, to the knowledge of the Company, threatened against the Company, or its properties or business which could have a material adverse effect in the financial condition, operations, results of operations, business or prospects of the Company and the Company is not aware of any facts which are likely to result in or form the basis for any such action, suit or other proceeding. The Company is not in default with respect to any material final judgment, order or decree of any court or any governmental agency or instrumentality. As of the date hereof, the Company has not been threatened with any action or proceeding under any business or zoning ordinance, law or regulation.

         3.11 Compliance With Applicable Laws and Other Instruments. The business and operations of the Company have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of all governmental authorities. Neither the execution nor delivery of, nor the performance of or compliance with, this Agreement nor the consummation of the transactions contemplated hereby will, with or without the giving of notice or passage of time, result in any breach of, or constitute a default under, or result in the imposition of any lien or encumbrance upon any asset or property of the Company pursuant to, any agreement or other instrument to which the Company is a party or by which it or any of its properties, assets or rights is bound or affected, and will not violate the restated articles of incorporation, as amended, or by-laws of the Company. The Company is not in violation of its restated articles of incorporation, as amended, or by-laws nor in violation of, or in default under, any lien, indenture, mortgage, lease, agreement, instrument, commitment or arrangement. The Company is not subject to any restriction that would prohibit it from entering into or performing its obligations under this Agreement or would require it to obtain any consent. To the best of the Company's knowledge, all parties to any material agreement or other instrument to which the Company is a party or by which the Company or any of the Company's properties, assets or rights is bound or affected are in substantial compliance therewith and none of such parties is in material default in any respect thereunder.

         3.12 Issuance of Securities. The shares of Common Stock to be issued pursuant to this Agreement when issued will be duly authorized, validly issued and outstanding, fully paid, nonassessable and free and clear of all pledges, liens, encumbrances and, except as set forth in Section 11, restrictions. The shares of Common Stock to be issued pursuant to this Agreement have been duly reserved for issuance. On the date hereof the Company has reserved 3,300,000 shares of its authorized and unissued shares of Common Stock for issuance in accordance with Section 2 hereof.

         3.13 Securities Laws and Governmental Filings or Approvals. Based in part upon the representations of Allianz in Sections 4.1 and 4.2, no consent, authorization, approval, permit or order of or filing with any governmental or regulatory authority is required to be made by the Company or LifeUSA in connection with the execution and delivery of this Agreement or the offer, issuance, sale or delivery of the shares of Common Stock or any Convertible Debenture pursuant to Sections 1, 2 and 9 hereof or under Section 11.2(a)(ii) hereof. Under the circumstances contemplated by this Agreement, the offer, issuance, sale and delivery of the shares of Common Stock and any Convertible Debenture under Sections 1 and 2 hereof will not, under the laws and regulations in effect on the date hereof, require compliance with the prospectus delivery or registration requirements of the Securities Act of 1933, as amended (the "Securities Act").

         3.14 Intellectual Property. To the best of the Company's knowledge, the Company (a) owns or has the exclusive right in the life insurance and annuity industry to use the "LifeUSA" trademark without infringing upon or otherwise acting adversely to the right or claimed right of any person under or with respect to any of the foregoing, (b) owns or has the right in the ordinary course of its business to use all trade secrets, including know-how, customer lists, inventions, designs, processes, computer programs and technical data necessary to its operations and the sale of all products and services sold or proposed to be sold by it, free and clear of any rights, liens, or claims of others, except for customary restrictions or provisions under any agreement pursuant to which any of the foregoing is licensed from a third party, which restrictions and provisions do not significantly interfere with the conduct of the Company's business in the ordinary course, and (c) is not using any confidential information or trade secrets of others which violates the rights of others and which use would result in a material liability of the Company.

         3.15 Capital Stock. As of the date hereof, the authorized capital stock of the Company consists of 45,000,000 shares of Common Stock, of which 22,620,760 were issued and outstanding as of December 31, 1997, and 15,000,000 undesignated preferred shares, of which no shares were designated or issued as of December 31, 1997. All of the outstanding shares of Common Stock were duly authorized, validly issued and are fully paid and nonassessable. As of the date hereof, there are no outstanding subscriptions, options, warrants, calls, contracts, demands, commitments, convertible securities or other agreements or arrangements of any character or nature whatever, other than this Agreement, under which the Company is obligated to issue any securities of any kind representing an ownership interest in the Company. As of the date hereof, neither the offer nor the issuance or sale of the shares of Common Stock under Sections 1 and 2 hereof or the issuance of shares of Common Stock upon the conversion of any Convertible Debenture issuable under Section 2 hereof, constitutes an event, under any anti-dilution provisions of any securities issued or issuable by the Company or any agreements with respect to the issuance of securities by the Company, which will either increase the number of shares issuable pursuant to such provisions or decrease the consideration per share to be received by the Company pursuant to such provisions. As of the date hereof, no holder of any security of the Company is entitled to any preemptive or similar rights to purchase any securities of the Company from the Company, except pursuant to the Debenture Purchase Agreement or this Agreement. All outstanding securities of the Company have been issued in full compliance with the Securities Act and applicable state securities laws or pursuant to an exemption or exemptions from the registration and prospectus delivery requirements of the Securities Act and from the registration and qualification requirements of all applicable state securities laws. The Company is the owner of all of the outstanding shares of capital stock of LifeUSA, and there are no outstanding subscriptions, options, warrants, calls, contracts, demands, commitments, convertible securities or other agreements or arrangements of any character or nature whatsoever relating to LifeUSA's unissued shares.

         3.16 Outstanding Debt. As of September 30, 1997, the Company did not have any indebtedness for borrowed money except as set forth in the condensed consolidated unaudited balance sheet as of September 30, 1997 delivered to Allianz as part of the Financial Statements. The Company is not in default in the payment of the principal of or interest or premium on any such outstanding indebtedness, and no event has occurred or is continuing under the provisions of any instrument, document or agreement evidencing or relating to any such indebtedness which with the lapse of time or the giving of notice, or both, would constitute an event of default thereunder.

         3.17 Material Contracts. The Company has delivered to Allianz copies of its Form 10- K Annual Report for the year ended December 31, 1996 and its Form 10-Q Quarterly Reports for the quarters ended March 31, June 30 and September 30, 1997 (the "SEC Reports") as filed with the Securities and Exchange Commission (the "Commission"). As of the date hereof, the Company does not have any material contract which is required to be disclosed in the exhibits to its periodic filings pursuant to the Securities and Exchange Act of 1934, as amended, (the "Exchange Act") which has not been disclosed in the SEC Reports except for this Agreement and the agreements or instruments contemplated hereby.

         3.18 Corporate Acts and Proceedings. This Agreement has been duly authorized by all necessary corporate action on behalf of the Company, has been duly executed and delivered by authorized officers of the Company, and is a valid and binding agreement on the part of the Company enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors' rights generally and to judicial limitations on the enforcement of specific performance and other equitable remedies.

         3.19 Insurance Coverage. There are in full force and effect policies of insurance issued by insurers of recognized responsibility insuring the Company and its properties and business against such losses and risks, and in such amounts, as in the Company's reasonable judgment, are acceptable for the nature and extent of such business and its resources. A summary of the insurance policies carried by the Company as of the date hereof has been furnished to Allianz.

         3.20 No Brokers or Finders. No person, firm or corporation has or will have, as a result of any act or omission of the Company, any right, interest or valid claim against the Company or Allianz for any commission, fee or other compensation as a finder or broker in connection with the transactions contemplated by this Agreement. The Company will indemnify and hold Allianz harmless against any and all liability with respect to any such commission, fee or other compensation which may be payable or determined to be payable as a result of the actions of the Company in connection with the transactions contemplated by this Agreement.

         3.21 Conflicts of Interest. As of the date hereof, no officer or director of the Company or any affiliate (as such term is defined in Rule 405 under the Securities Act) of any such person has any direct or indirect interest
(a) in any entity which does business with the Company, (b) in any property, asset or right which is used by the Company in the conduct of its business, or
(c) in any contractual relationship with the Company other than as an employee, except as disclosed in the Company's proxy statement for its 1997 annual shareholders meeting or as with Allianz.

         3.22 Licenses. The Company possesses from the appropriate agency, commission, board and government body and authority, whether state, local or federal, all licenses, permits, authorizations, approvals, franchises and rights
(a) which are necessary for it to engage in the business currently conducted by it, and (b) which, if not possessed by the Company, would have a material adverse impact on the Company's business. As of the date hereof, the Company has no knowledge that would lead it to believe that it will not be able to obtain in the ordinary course all licenses, permits, authorizations, approvals, franchises and rights that may be required for any material business the Company proposes to conduct.

         3.23 Registration Rights. The Company does not have outstanding any agreement or arrangement committing it to register any of its authorized or outstanding securities under the Securities Act, except as provided in this Agreement.

         3.24 Environmental and Safety Laws. The Company is not in material violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

         3.25 Absence of Restrictive Agreements. To the best of the Company's knowledge prior to the time of hiring any employee, no employee of the Company is subject to any secrecy or non-competition agreement or any agreement or restriction of any kind that would impede in any way the ability of such employee to perform materially such employee's duties in furtherance of the business of the Company.

         3.26 Disclosure. To the best of the Company's knowledge, the SEC Reports (including amendments thereto) have been prepared in all material respects in accordance with the provisions of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations thereunder. The Company has not knowingly withheld from Allianz any material facts relating to the assets, business, operations, financial condition or prospects of the Company. No representation or warranty in this Agreement or in any certificate, schedule, statement or other document furnished or to be furnished to Allianz pursuant hereto or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated herein or therein or necessary to make the statements herein or therein not misleading.

         3.27 Minutes Books. The minute books of the Company contain a complete summary of all meetings of directors and shareholders since the time of incorporation and reflect all transactions referred to in such minutes accurately in all material respects.

         3.28 Employee Benefit Plans. Each "employee pension benefit plan" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) maintained or contributed to by the Company (the "Retirement Plans") and each "employee welfare benefit plan" (as defined in
Section 3(1) of ERISA) and each other employee benefit plan, program, arrangement, practice or contract, whether formal or informal, maintained by the Company providing benefits or compensation to or on behalf of employees or former employees of the Company (the "Benefits Plans") are in compliance with the presently applicable provisions of ERISA and the Internal Revenue Code of 1986, as amended (the "Code"), and the Retirement Plans are qualified under
Section 401(a) of the Code. Neither the Company nor any entity which is treated as a single employer along with the Company under Section 414(b), (c), (m) or
(o) of
the Code maintains or contributes to, or has ever maintained or contributed to, or been required to contribute to a multiemployer plan within the meaning of
Section 3(37) of ERISA or any plan subject to Title IV of ERISA. The Company has timely filed or caused to be filed all reports required to be filed by it with the Internal Revenue Service or the Department of Labor under applicable provisions of ERISA and the Code with respect to each of the Retirement Plans and Benefits Plans. No liability to the Pension Benefit Guaranty Corporation has been incurred with respect to any Retirement Plan subject to Title IV of ERISA that has not been satisfied in full.


                                    SECTION 4
                   REPRESENTATIONS AND WARRANTIES OF ALLIANZ.

         In order to induce the Company to enter into this Agreement and to sell its securities as herein provided, Allianz hereby represents and warrants to the Company that, except as disclosed in the Disclosure Schedule separately provided to the Company by Allianz:

         4.1 Investment Intent. The shares of Common Stock and any Convertible Debenture acquired by Allianz pursuant to Sections 1, 2, 9 and 11.2(a)(ii) hereof are purchased for investment for Allianz's own account and not with the view to, or for resale in connection with, any distribution or public offering thereof. Allianz understands that the shares of Common Stock and any Convertible Debenture acquired by Allianz pursuant to Sections 1, 2, 9 and 11.2(a)(ii) hereof will not be registered under the Securities Act or any state securities laws by reason of their contemplated issuance in transactions exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof and applicable state securities laws, and that the reliance of the Company and others upon these exemptions is predicated in part upon this representation by Allianz. Allianz further understands that the shares of Common Stock and any Convertible Debenture acquired by Allianz pursuant to Sections 1, 2, 9 and 11.2(a)(ii) hereof may not be transferred or resold without (i) registration under the Securities Act and any applicable state securities laws, or (ii) an exemption from the requirements of the Securities Act and applicable state securities laws.

         4.2 Location of Principal Office, Qualification as an Accredited Investor, Etc. Allianz's principal office is located in the State of Minnesota. Allianz qualifies as an "accredited investor" for purposes of Regulation D promulgated under the Securities Act. Allianz acknowledges that the Company has made available to it at a reasonable time prior to the execution of this Agreement the opportunity to ask questions and receive answers concerning the terms and conditions of the sale of securities contemplated by this Agreement and to obtain any additional information (which the Company possesses or can acquire without unreasonable effort or expense) as may be necessary to verify the accuracy of information furnished to Allianz. Allianz (a) is able to bear the loss of its entire investment in the shares of Common Stock and any Convertible Debentures to be acquired by Allianz pursuant to Sections 1, 2, 9 or 11.2(a)(ii) hereof without any material adverse effect on its business, operations or prospects, and (b) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment to be made by it pursuant to this Agreement.

         4.3 Corporate Acts and Proceedings. This Agreement has been duly authorized by all necessary corporate action on behalf of Allianz, has been duly executed and delivered by authorized officers of Allianz, and is a valid and binding agreement on the part of Allianz enforceable against Allianz in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors' rights generally and to judicial limitations on the enforcement of specific performance and other equitable remedies.

         4.4 No Brokers or Finders. No person, firm or corporation has or will have, as a result of any act or omission by Allianz, any right, interest or valid claim against the Company for any commission, fee or other compensation as a finder or broker, or in any similar capacity, in connection with the transactions contemplated by this Agreement. Allianz will indemnify and hold the Company harmless against any and all liability with respect to any such commission, fee or other compensation which may be payable or determined to be payable as a result of the actions of Allianz in connection with the transactions contemplated by this Agreement.

         4.5 Governmental Filings or Approvals. No consent, authorization, approval, permit or order of or filing with any governmental or regulatory authority is required to be made by Allianz in connection with the execution and delivery of this Agreement by Allianz or the purchase by Allianz of the shares of Common Stock or any Convertible Debenture pursuant to Sections 1, 2, 9 and 11.2(a)(ii) hereof.

                                    SECTION 5
                      CONDITIONS TO ALLIANZ'S OBLIGATIONS.

         The obligation of Allianz to purchase the securities to be issued pursuant to Sections 1 and 2 hereof are subject to the fulfillment prior to or on the respective closing date thereunder of the conditions set forth in this
Section 5.

         5.1 Truth of Representations. In the case of the Initial Closing, the representations and warranties of Allianz under this Agreement shall be true in all material respects as of the closing date with the same effect as though made on and as of the closing date except to the extent that any such representation or warranty which is stated to be as of a specific date (including the "date hereof" which shall be the date on which this Agreement is executed as stated above) prior to the closing date shall be true in all material respects as of such prior date. In the case of any Sale Closing or any Debenture Closing, the representations and warranties of the Company under Sections 3.1, 3.2, 3.4, 3.6, 3.8, 3.10, 3.12, 3.13, the second sentence of Section 3.15, 3.18, 3.19, 3.20,
3.22, 3.24, 3.25, 3.26, 3.27 and 3.28 of this Agreement shall be true as of the closing date with the same effect as though made on and as of the closing date except to the extent that any such representation or warranty which is stated to be as of a specific date prior to the closing date shall be true in all material respects as of such prior date and except if any inaccuracy, individually or in the aggregate, would not have a material adverse effect on the Company as a whole.

         5.2 Compliance with Agreement. The Company shall have performed and complied in all material respects with all agreements or conditions required by this Agreement to be performed and complied with by it prior to or as of the closing date.

         5.3 Regulatory Approvals. All required regulatory approvals shall have been obtained and shall remain in full force and effect for the acquisition by Allianz of the securities of the Company to be issued at such closing and any applicable waiting periods shall have expired. There shall not be any action taken, or any statute, rule, regulation, judgment, order or injunction enacted, entered, enforced, promulgated, issued or deemed applicable to the transactions contemplated hereby by any federal, state or foreign court, government or governmental authority or agency, directly or indirectly: (i) challenging or seeking to make illegal, or to delay or otherwise directly or indirectly restrain or prohibit, the consummation of the transactions contemplated hereby,
(ii) seeking to prohibit direct or indirect ownership or operation by Allianz of all or a material portion of the shares of Common Stock to be acquired pursuant to this Agreement as a result of the transactions contemplated hereby, (iii) seeking to require direct or indirect transfer or sale by Allianz of all or a material portion of the shares of Common Stock to be acquired pursuant to this Agreement, or (iv) seeking to invalidate or render unenforceable any material provision of this Agreement or any of the other agreements attached as exhibits hereto.

         5.4 Concurrent Closing; Employment Agreements in Full Force and Effect. Concurrently with the Initial Closing, Allianz shall have purchased 925,000 shares of Common Stock pursuant to the Management Stock Purchase Agreements (as defined in Section 11.2(a)(ii) below), and the Employment Agreements shall been executed and delivered and shall be in full force and effect.

         5.5 No Catastrophic Events. There shall not have occurred and be continuing any of the following events: (a) LifeUSA's total adjusted capital shall be below the trend test corridor level for risk-based capital at any calendar year end (the terms "total adjusted capital," "trend test corridor" and "risk-based capital" shall have the meanings prescribed by the National Association of Insurance Commissioners); (b) either the Company or LifeUSA shall
(i) file a petition seeking relief under Title 11 of the United States Code or any other applicable federal, state or foreign bankruptcy or other similar law,
(ii) consent to the institution of a proceeding thereunder or to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator assignee, trustee or sequestrator (or similar official) of the Company or LifeUSA, or (iii) fail generally to pay its debts as such debts become due; (c) a case or proceeding shall have been commenced against the Company or LifeUSA in any court having competent jurisdiction seeking a decree or order in respect of the Company or LifeUSA (i) under Chapter 11 of the United States Bankruptcy Code, or any applicable federal, state or foreign bankruptcy or similar law, (ii) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of the Company or LifeUSA or of any substantial part of its or their properties, or (iii) ordering the winding-up or liquidation of the affairs of the Company or LifeUSA, and in each instance such case or proceeding shall remain undismissed or unstayed for sixty
(60) consecutive days or such court shall enter a decree or order granting the relief sought in such case or proceeding; or (d) the officers, directors or employees of the Company or LifeUSA knowingly violated any applicable laws, rules and regulations of any governmental authority, its articles of incorporation or by-laws, or any lien, indenture, mortgage, lease, agreement, instrument or arrangement and such violations, individually or in the aggregate, will have a material adverse effect on the Company and LifeUSA as a whole.

                                    SECTION 6
                    CONDITIONS TO THE COMPANY'S OBLIGATIONS.

         The obligation of the Company to sell and issue the securities to be issued to Allianz pursuant to Sections 1 and 2 are subject to the fulfillment prior to or on the respective closing date thereunder of the conditions set forth in this Section 6.

         6.1 Truth of Representations. The representations and warranties of Allianz under this Agreement shall be true in all material respects as of the closing date with the same effect as though made on and as of the closing date except to the extent that any such representation or warranty which is stated to be as of a specific date prior to the closing date shall be true in all material respects as of such prior date.

         6.2 Compliance with Agreement. Allianz shall have performed and complied in all material respects with all agreements or conditions required by this Agreement to be performed and complied with by it prior to or as of the closing date.

         6.3 Regulatory Approval. All required regulatory approvals, shall have been obtained and shall remain in full force and effect for the issuance of the securities of the Company to be issued to Allianz at such closing and any applicable waiting periods shall have expired. There shall not be any action taken, or any statute, rule, regulation, judgment, order or injunction enacted, entered, enforced, promulgated, issued or deemed applicable to the transactions contemplated hereby by any federal, state or foreign court, government or governmental authority or agency, directly or indirectly: (i) challenging or seeking to make illegal, or to delay or otherwise directly or indirectly restrain or prohibit, the consummation of the transactions contemplated hereby,
(ii) seeking to prohibit direct or indirect ownership or operation by Allianz of all or a material portion of the shares of Common Stock to be acquired pursuant to this Agreement as a result of the transactions contemplated hereby, or (iii) seeking to invalidate or render unenforceable any material provision of this Agreement or any of the other agreements attached as exhibits hereto.

         6.4 Concurrent Closing. Concurrently with the Initial Closing, Allianz shall have purchased 925,000 shares of Common Stock pursuant to the Management Stock Purchase Agreements.

                                    SECTION 7
                            COVENANTS AND AGREEMENTS.

         7.1 Furnishing of Financial Statements and Information. The Company will deliver to Allianz so long as it owns ten percent (10%) of the issued and outstanding shares of Common Stock the following financial statements and information:

                  (a) as soon as available, but in any event within 45 days after the end of each calendar quarter, an unaudited condensed consolidated balance sheet of the Company as of the end of such month, together with the related statements of condensed consolidated income and cash flows for such quarter;

                  (b) as soon as available, but in any event within 90 days after the end of each calendar year, a balance sheet of the Company, as of the end of such year, together with the related consolidated statements of income, shareholders' equity and cash flow for such year, all in reasonable detail and duly certified by the Company's independent public accountants, which accountants shall have given the Company an opinion regarding such statements, together with a copy of such opinion and any management letters and all other information provided by such accountants to the Board of Directors of the Company;

                  (c) within five (5) business days after the Company learns of the commencement or written threats of the commencement of any material suit, legal or equitable, or of any material administrative, arbitration or other proceeding against the Company or its business, assets or properties, written notice of the nature and extent of such suit or proceeding;

                  (d) promptly upon transmission thereof, copies of all reports, proxy statements, registration statements and notifications filed by it with the Commission pursuant to any act administered by the Commission or furnished to shareholders of the Company or to any national securities exchange or market;

                  (e) with reasonable promptness, such other financial data relating to the business, affairs and financial condition of the Company as is available to the Company and as from time to time such holder may reasonably request; and

                  (f) promptly upon transmission thereof, copies of all material filings made by LifeUSA with regulatory agencies.

         7.2 Inspection and Confidentiality. The Company will permit representatives of Allianz so long as it owns ten percent (10%) of the issued and outstanding shares of Common Stock to visit and inspect, at Allianz's expense, any of the properties of the Company, including its books and records (and to make photocopies thereof or make extracts therefrom), and to discuss its affairs, finances and accounts with its officers, lawyers and accountants, all to such reasonable extent and at such reasonable times and intervals as Allianz may reasonably request. Allianz agrees to maintain, and shall require its representatives to maintain, all information obtained from the Company pursuant to Sections 7.1(c) and (e) and this Section 7.2 on a confidential basis unless such information is otherwise public knowledge, provided that this limitation shall not limit or otherwise affect Allianz's rights under the Marketing Agreement, Allianz Reinsurance Agreement, LifeUSA Reinsurance Agreement and Claims Administration Agreement.

         7.3 Boards of Directors Representation Rights. Subject to the discharge of the fiduciary duties of the directors relating to the qualification of the persons designated by Allianz, (a) so long as Allianz owns more than ten percent (10%) of the issued and outstanding shares of Common Stock, it shall have the right to designate two persons (or a Proportionate Number, if greater) as directors of the Company and two persons (or a Proportionate Number, if greater) as directors of LifeUSA, and the Company shall use its best efforts, and shall cause LifeUSA to use its best efforts, to nominate such persons for election as directors and to cause such persons to be elected as directors. During the Purchase Period, the Company shall also reasonably consider any request by Allianz for additional representation of the Boards of Directors of the Company and LifeUSA. The term "Proportionate Number" shall mean the whole number (rounded to the nearer whole number) determined by multiplying (i) the number of directors on the Board of Directors of the Company and LifeUSA, as the case may be, by (ii) the quotient of the number of shares of Common Stock owned by Allianz, divided by the number of issued and outstanding shares of Common Stock. Concurrently with the Initial Closing, each of the Company and LifeUSA shall increase the size of its Board of Directors by two or there shall otherwise have been created two vacancies on the respective Boards of Directors, and the respective Boards of Directors shall fill the resulting vacancies by electing nominees designated by Allianz. The Company and LifeUSA shall not increase the number of directors of their respective Boards of Directors without giving effect to this Section 7.3 Any information received by such designees in their capacities as directors may be disclosed to Allianz subject to the confidentiality provisions of Section 7.2; provided, however, that if the Company provides to such nominees an opinion of counsel that any proposed disclosure pertaining to any current case or controversy may jeopardize the attorney-client privilege pertaining thereto, then such nominees shall not disclose such information to Allianz.

         7.4 Ownership of LifeUSA. The Company shall maintain its ownership of LifeUSA as a wholly-owned subsidiary.

         7.5 Reservation of Shares. The Company covenants and agrees that the Company will at all times have authorized and reserved a sufficient number of shares of Common Stock for the purpose of issuance pursuant to this Agreement. If, at any time, Allianz reasonably determines that an adequate number of shares of Common Stock are not reserved for issuance pursuant to this Agreement, the Company shall promptly take all necessary corporate action to so reserve an adequate number of shares of its authorized and unissued Common Stock for issuance pursuant to this Agreement. The Company will not issue additional shares of Common Stock, securities convertible into Common Stock or options, warrants or other rights exercisable into Common

Stock if at the time of issuance thereof the number of shares authorized under the Company's Articles of Incorporation would be less than the sum of the number of shares of Common Stock outstanding, the number of shares of Common Stock reserved pursuant to this Agreement and the number of shares of Common Stock that would be outstanding upon the conversion or exercise of any then outstanding convertible securities, options, warrants or rights.

         7.6 Company May Consolidate, Etc., Only on Certain Terms. The Company shall not consolidate with or merge into any other person or convey, transfer or lease its properties and assets substantially as an entirety to any person, and the Company shall not permit any person to consolidate with or merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company, unless:

                  (a) in case the Company shall consolidate with or merge into another corporation, trust or entity or convey, transfer or lease its properties and assets substantially as an entirety to any person, the person formed by such consolidation or into which the Company is merged or the person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety (the "Acquiror") shall be a trust, corporation or other entity organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by a supplemental agreement to this Agreement, this Agreement and in form reasonably satisfactory to Allianz and its counsel, the due and punctual payment of the principal of and interest on the Convertible Debenture and the performance of every covenant of this Agreement on the part of the Company to be performed or observed and shall have provided for conversion rights in accordance with Section 5(e) of the Convertible Debenture; and

                  (b) immediately after giving effect to such transaction, the Company shall remain in compliance with this Agreement.

Upon any consolidation or merger of the Company with or into any other corporation, trust or other entity or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety to any person in accordance with this Section 7.6, the successor person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Agreement with the same effect as if such successor person had been named as the Company herein, and thereafter the predecessor person shall be relieved of all obligations and covenants under this Agreement and the Convertible Debenture.

         7.7 SEC Reports. So long as the Company is subject to the periodic reporting requirements under the Exchange Act, the Company shall file all reports required by the Exchange Act in a timely manner.

         7.8 Level of Business. Subject to consummation of the Initial Closing, commencing as of January 1, 1998 and continuing during the term of the Marketing Agreement (the "Covered Period"), Allianz shall be entitled to thirty-seven and one-half percent (37.5%) (the "Production Goal") of the Life and Annuity Production (as defined below). The term "Life and Annuity Production" shall mean the first year and single premiums received from life insurance and fixed annuity products written during the Covered Period (a) by LifeUSA agents for LifeUSA (the "LifeUSA Business"), and (b) by LifeUSA agents for Allianz under the Marketing Agreement (the "Allianz Business"). The Production Goal shall be achieved as follows: (a) LifeUSA shall reinsure 25% of the Allianz Business pursuant to the LifeUSA Reinsurance Agreement; (b) Allianz shall reinsure 12.5% of the LifeUSA Business pursuant to the Allianz Reinsurance Agreement (commencing the first day of the calendar quarter following the Initial Closing); (c) Allianz shall retain 25% of the Allianz Business; (d) if necessary to achieve the Production Goal, Allianz shall retain up to an additional 50% of the Allianz Business (not to exceed the Production Goal); and (e) if the Production Goal has not been achieved and Allianz shall have retained 75% of the Allianz Business, Allianz shall reinsure up to an additional 25% of the LifeUSA business (not to exceed the Production Goal). Allianz agrees and the Company agrees to cause LifeUSA to adjust the percentage of the Allianz Business assumed by LifeUSA under the LifeUSA Reinsurance Agreement and the percentage of the LifeUSA Business assumed by Allianz under the Allianz Reinsurance Agreement semi-annually effective January 1st and July 1st on a prospective basis to achieve as reasonably as possible the Production Goal in good faith taking into account the Life and Annuity Production received by Allianz since January 1, 1998 and the reasonably anticipated levels of Allianz Business and LifeUSA Business for the six months following the adjustment in order to meet the Production Goal. In addition, during the term of the Marketing Agreement, Allianz shall have a right of first refusal to assume up to 37.5% of the premiums received from any other products written by LifeUSA if and to the extent (not to exceed 37.5%) LifeUSA reinsures any such products. So long as the provisions of this Section 7.8 are in effect, the Company agrees to cause LifeUSA not to, and Allianz agrees not to, terminate the LifeUSA Reinsurance Agreement or the Allianz Reinsurance Agreement.

         7.9 Employment Agreements. Without the consent of Allianz, the Company will not waive any provision of, terminate or amend in any manner materially adverse to the Company any of the Employment Agreements.

         7.10 Shareholder Rights Plans. Except with the prior written consent of Allianz, the Company shall not distribute with respect to the shares of its Common Stock any rights to acquire any other securities of the Company which may be commonly considered a part of a shareholder rights or similar plan.

         7.11 Regulatory Matters. The Company shall, and shall cause LifeUSA to, make all filings or applications required by any applicable law, rule or regulation to be made by it to consummate the transactions contemplated hereby, including filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (the "H-S-R Act"). The Company shall, and shall cause LifeUSA to, promptly notify Allianz of any communication or request received by the Company or LifeUSA from any governmental body in connection with such filings and applications. The Company shall, and shall cause LifeUSA to, reasonably cooperate with Allianz in connection with preparing, making and prosecuting filings and applications to be made by Allianz. The Company shall, and shall cause LifeUSA to, use its best efforts to obtain all regulatory approvals for the acquisition by Allianz of the securities of the Company to be issued at each closing, use its best efforts to cause any regulatory approvals to remain in full force and effect, request the early termination of any applicable waiting periods if requested by Allianz and use its best efforts to cause any injunction imposed against the purchase of any securities to be removed. Allianz shall make all filings or applications required by any applicable law, rule or regulation to be made by it to consummate the transactions contemplated hereby, including filings under the H-S-R Act. Allianz shall promptly notify the Company of any communication or request received by Allianz from any governmental body in connection with such filings and applications. Allianz shall reasonably cooperate with the Company and LifeUSA in connection with preparing, making and prosecuting filings and applications to be made by the Company or LifeUSA. Allianz shall use its best efforts to obtain all regulatory approvals for the acquisition by Allianz of the securities of the Company to be issued at each closing, use its best efforts to cause any regulatory approvals to remain in full force and effect, request the early termination of any applicable waiting periods and use its best efforts to cause any injunction imposed against the purchase of any securities to be removed.

         7.12 Closing Conditions. The Company shall not knowingly take any action that would result in the failure to satisfy a closing condition for the purchase of any securities and shall use its best efforts to assure that all conditions to the purchase of any securities hereunder are satisfied.

         7.13 Shareholder Meeting. At its next annual shareholder meeting, which shall be held no later than May 31, 1998, the Company will recommend to its shareholders, and will use its best efforts to obtain the approval of its shareholders at such meeting for, an amendment to its articles of incorporation to increase its authorized Common Stock to 60,000,000 shares. In connection therewith, an appropriate proxy statement will be prepared by the Company that will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

         7.14 Listing of Shares. As soon as practicable after the date hereof, the Company will apply for, and use its best efforts to obtain, listing on Nasdaq of all shares of Common Stock that are reserved for issuance to Allianz pursuant to this Agreement.

         7.15 Rule 144. The Company will comply with the current public information requirements of Rule 144(c)(1) under the Securities Act. At all such times as Rule 144 is available for use by Allianz, the Company will furnish Allianz upon request with all information within the possession of the Company required for the preparation and fling of Form 144.

         7.16 Regulation D Filings. The Company will file on a timely basis all notices of sale required to be filed with the Commission pursuant to Regulation D under the Securities Act with respect to the transactions contemplated by this Agreement.

         7.17 Negative Covenants. The Company will not:

                  (a) sell, lease or otherwise dispose of its assets other than in the ordinary course of business or liquidate, dissolve, recapitalize or reorganize if the result of such action would materially and adversely affect the ability of the Company to conduct its primary business;

                  (b) repurchase any shares of its Common Stock from any of its shareholders in any calendar year in excess of five percent (5%) of the number of shares of Common Stock outstanding at the beginning of such year;

                  (c) enter into any new agreement or amend any existing agreement that by its terms would restrict the Company's performance of its obligations pursuant to this Agreement or any agreement contemplated hereby;

                  (d) enter into any agreement with any holder or prospective holder of any securities of the Company or issue any securities of the Company which grants such holder special voting rights, provided that an agreement to elect a director of the Company or any Subsidiary shall not be prohibited by this clause (d);

                  (e) sell its "LifeUSA" trademark;

                  (f) amend its articles of incorporation or by-laws or designate any series of preferred stock which adversely affects the rights of Allianz as a shareholder of the Company; or

                  (g) engage in any business outside the financial services industry without the prior approval of its Board of Directors.

         7.18 Status of Dividends. The Company shall not take any action that would require or permit, or could reasonably be expected to require or permit, the Company to treat the dividends on the Common Stock or any part thereof as deductible interest payments on its books or its federal, state or local income tax returns and shall take no such action which would require or permit, or could reasonably be expected to require or permit, the Company to treat the dividends on the Common Stock or any part thereof as deductible under any provision of the Code, whether now in effect or hereafter enacted or adopted, unless, in either case, such action would not result in denial of the dividends received deduction presently provided by Section 243(a)(1) of the Code (the "Dividends Received Deduction") or any successor dividends received deduction provided by a similar successor provision of the Code (a "Successor Dividends Received Deduction") to any holder of Purchased Shares who would otherwise be eligible to claim such deduction. In addition, the Company shall not take any action that could reasonably be expected to cause the Dividends Received Deduction or a Successor Dividends Received Deduction to be eliminated or reduced with respect to dividends on the Common Stock. The agreements contained in this Section shall be inapplicable if the Code shall be amended after delivery of the Purchased Shares in such a manner as to provide that dividends on the Common Stock may not be treated as dividends for federal income tax purposes or to permit all or a portion of the dividends on the Purchased Shares to be deducted by the Company without causing the Dividends Received Deduction or a Successor Dividends Received Deduction to be unavailable to any holder of Purchased Shares.

         7.19 Liability Insurance. The Company will maintain in full force and effect a policy or policies issued by insurers of recognized responsibility insuring the Company and its properties and business against such losses and risks, and in such amounts as in the Company's reasonable judgment are acceptable for the nature and extent of such business and its resources.

         7.20 Taxes and Assessments. The Company will file, and cause its subsidiaries to file, all required federal, state and local tax returns when the same are required to be filed or timely file appropriate extension requests and will pay or make due provision for payment, and cause its subsidiaries to pay or make due provision for payment, of the amount of taxes shown due thereon, except where a failure to file, pay or make provision would not have a material adverse effect on the Company.

         7.21 Maintenance of Corporate Existence. Unless otherwise determined by the Board of Directors of the Company, each of the Company and LifeUSA will preserve, renew and keep in full force and effect its corporate existence, qualification in requisite jurisdictions and material governmental rights and privileges which are necessary for it to engage in the business conducted by it, from time to time.

         7.22 Governmental Consents. Unless otherwise determined by the Board of Directors, the Company will obtain or cause LifeUSA to obtain all material consents, approvals, license and permits required by federal, state, local and foreign law which are necessary for it to engage in the business conducted by it, from time to time.

         7.23 Limitation of Option Grants. During the five years ending December 31, 2002, the Company will not issue or sell options to purchase more than the Maximum Number (as hereinafter defined) of shares of Common Stock to agents, employees, officers and/or directors of, and/or consultants to, the Company or any subsidiary of the Company. The term "Maximum Number" shall mean 110% of the aggregate number of shares of Common Stock subject to options granted during the five year period ending December 31, 1997 to agents, employees, officers and/or directors of, and/or consultants to, the Company or any subsidiary of the Company.

         7.24 Notice. The Company will promptly notify its Board of Directors in the event it has signed a confidentiality agreement relating to a proposed transaction for a Sale (as defined in Section 11.2(b)(i)).

                                    SECTION 8
                              REGISTRATION RIGHTS.

         8.1 Required Registration. If the Company receives, at any time after the second anniversary of the Initial Closing, a written request therefor from the record holder or holders of an aggregate of at least sixty percent (60%) of the Purchased Shares (as defined in Section 8.8 below) not theretofore registered under the Securities Act and sold, the Company shall prepare and file a registration statement under the Securities Act covering the Purchased Shares which are the subject of such requests and shall use its best efforts to cause such registration statement to become effective; provided, however, that all Purchased Shares covered by such registration statement shall be converted into shares of Common Stock prior to or at the time of sale in accordance with such registration statement. In addition, upon the receipt of such request, the Company shall promptly give written notice to all other record holders of Purchased Shares that such registration is to be effected. The Company shall include in such registration statement such Purchased Shares for which it has received written requests to register by such other record holders within 30 days after the Company's written notice to such other record holders. The Company shall be obligated to prepare, file and cause to become effective only three (3) registration statements pursuant to this Section 8.1. In the event that (a) the holders of a majority of the Purchased Shares for which registration has been requested pursuant to this Section 8.1 determine for any reason not to proceed with a registration at any time before the registration statement has been declared effective by the Commission, and (b) the holders of such Purchased Shares agree to bear their own expenses incurred in connection therewith and to reimburse the Company for the expenses incurred by it attributable to the registration of such Purchased Shares, then the holders of such Purchased Shares shall not be deemed to have exercised their right to require the Company to register Purchased Shares pursuant to this Section 8.1. Without the written consent of the holders of a majority of the Purchased Shares for which registration has been requested pursuant to this Section 8.1, neither the Company nor any other holder of securities of the Company may include securities in such registration if in the good faith judgment of the managing underwriter of such public offering the inclusion of such securities would interfere with the successful marketing of the Purchased Shares or require the exclusion of any portion of the Purchased Shares to be registered. The Company shall have the right to delay for up to 180 days the filing of a registration statement pursuant to the exercise of the registration rights under this Section
8.1 if (a) the Company was, at the time it received the request for registration of Purchased Shares under this Section 8.1, in the process of preparing a filing or had made a filing with the Commission to register the sale of its securities under the Securities Act, or (b) a registration statement covering securities of the Company had, within 180 days prior to receipt of such request, been declared effective by the Commission, and if either (i) the managing underwriter in an underwritten offering referred to in clause (a) or (b) determines in its good faith judgment that the registration of the Purchased Shares covered by a request for registration would reduce the number of securities to be offered by the Company or interfere with the successful marketing of the securities offered or to be offered by the Company, or (ii) the Company is contractually restricted from filing a registration statement for the sale of its Common Stock under the terms of the offering referred to in clause (b).

         8.2 Piggyback Registration. Each time the Company shall determine to proceed with the actual preparation and filing of a registration statement under the Securities Act in connection with the proposed offer and sale for money of any of its equity securities by it or any of its security holders (other than pursuant to a required registration under Section 8.1), the Company will give written notice of its determination to all record holders of Purchased Shares. Upon the written request of a record holder of any shares of Purchased Shares given within 10 days after receipt of any such notice from the Company, the Company will, except as herein provided, cause all such shares of Purchased Shares, the record holders of which have so requested registration thereof, to be included in such registration statement, all to the extent requisite to permit the sale or other disposition by the prospective seller or sellers of the Purchased Shares to be so registered; provided, however, that (a) the holders of Purchased Shares shall not have the right to include Purchased Shares in any registration statement on Form S-4 or S-8 (or similar registration) or in any other registration statement that is being filed by the Company in connection with the issuance or sale of equity securities exclusively to Company employees or agents who sell the LifeUSA products, (b) all such Purchased Shares to be so registered shall be converted into shares of Common Stock prior to sale pursuant to such registration statement, and (c) nothing herein shall prevent the Company from, at any time, abandoning or delaying any such registration initiated by it. If any registration pursuant to this section shall be underwritten in whole or in part, the Company may require that the Purchased Shares requested for inclusion pursuant to this Section 8.2 be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. If in the good faith judgment of the managing underwriter of such public offering the inclusion of all of the Purchased Shares originally covered by a request for registration plus the inclusion of any other shares for which the Company has concurrently received a request for registration would reduce the number of shares to be offered by the Company or interfere with the successful marketing of the shares of stock offered by the Company, the number of Purchased Shares otherwise to be included in the underwritten public offering may be reduced pro rata among the holders thereof requesting such registration and any other persons who have requested registration of their Company shares in the same underwritten public offering. Those shares of Purchased Shares which are thus excluded from the underwritten public offering shall be withheld from the market by the holders thereof for a period, not to exceed 180 days, which the managing underwriter reasonably determines is necessary in order to effect the underwritten public offering.

         8.3 Registration Procedures. If and whenever the Company is required by the provisions of Section 8.1 or Section 8.2 to effect the registration of any Purchased Shares under the Securities Act, the Company will:

         (a) prepare and file with the Commission a registration statement with respect to such securities, and use its best efforts to cause such registration statement to become and remain effective for such period as may be reasonably necessary to effect the sale of such securities, not to exceed three (3) months provided, however, that as far in advance as practical before filing such registration statement or any amendment thereto, the Company will furnish to counsel for the requesting holders copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits), and any such holder shall have the opportunity to object to any information pertaining solely to such holder that is contained therein and the Company will make the corrections reasonably requested by such holder with respect to such information prior to filing any such registration statement or amendment;

         (b) prepare and file with the Commission such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective for such period as may be reasonably necessary to effect the sale of such securities, not to exceed three (3) months;

         (c) furnish to the security holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such security holders and underwriters may reasonably request in order to facilitate the public offering of such securities;

         (d) use its best efforts to register or qualify the securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as such participating holders may reasonably request within 20 days following the original filing of such registration statement, except that the Company shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;

         (e) notify the security holders participating in such registration, promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

         (f) notify such holders promptly of any request by the Commission for the amending or supplementing of such registration statement or prospectus or for additional information;

         (g) prepare and file with the Commission, promptly upon the request of any such holders, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for such holders (and concurred in by counsel for the Company), is required under the Securities Act or the rules and regulations thereunder in connection with the distribution of the Purchased Shares by such holder;

         (h) prepare and promptly file with the Commission and promptly notify such holders of the filing of such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading;

         (i) advise such holders, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

         (j) not file any post-effective amendment or supplement (other than a pricing amendment) to such registration statement or prospectus to which a majority in interest of such holders shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or the rules and regulations thereunder, after having been furnished with a copy thereof at least five (5) business days prior to the filing thereof, unless in the opinion of counsel for the Company the filing of such amendment or supplement is reasonably necessary to protect the Company from any liabilities under any applicable federal or state law and such filing will not violate applicable law; and

         (k) at the request of any such holder, furnish within five (5) business days after the effective date of the registration statement and, if such registration includes an underwritten public offering, at the closing provided for in the underwriting agreement: (i) opinions, dated such respective dates, of the counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to the holder or holders making such request, covering such matters as such underwriters and holder or holders may reasonably request, in which opinion such counsel shall state (without limiting the generality of the foregoing) that (a) such registration statement has become effective under the Securities Act; (b) to the best of such counsel's knowledge no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act; (c) the registration statement and each amendment or supplement thereto comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder (except that such counsel need express no opinion as to financial statements contained therein); (d) to the best of the knowledge of such counsel neither the registration statement nor any amendment nor supplement thereto contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading (except that such counsel need express no opinion as to financial statements contained therein); (e) to the best of such counsel's knowledge, the description in the registration statement or any amendment or supplement thereto of legal and governmental proceedings and contracts are accurate and fairly present the information required to be shown; and (f) such counsel does not know of any legal or governmental proceedings, pending or threatened, required to be described in the registration statement or any amendment or supplement thereto which are not described as required nor of any contracts or documents or instruments of the character required to be described in the registration statement or amendment or supplement thereto or to be filed as exhibits to the registration statement, which are not described or filed as required; and (ii) letters, dated within three (3) business days after such respective dates, from the independent certified public accountants of the Company, addressed to the underwriters, if any, and to the holder or holders making such request, covering such matters as such underwriters and holder or holders may reasonably request, in which letters such accountants shall state (without limiting the generality of the foregoing) that they are independent certified public accountants within the meaning of the

Securities Act and that in the opinion of such accountants the financial statements and other financial data of the Company included in the registration statement or any amendment or supplement thereto comply in all material respects with the applicable accounting requirements of the Securities Act.

         8.4 Expenses. With respect to any registration requested pursuant to
Section 8.1, the holders of the Purchased Shares included in any registration under Section 8.1 shall bear and either pay directly or reimburse the Company all fees and disbursements of accountants for the Company to perform any special audit required to be included in such registration statement which has not been completed by the Company. With respect to any registration pursuant to Section
8.1 or Section 8.2, the holders of the Purchased Shares included in any registration thereunder shall pay and be directly responsible for the fees and disbursements of counsel and accountants for such holders, the underwriting discounts and commissions and transfer taxes relating to the Purchased Shares sold therein, and a pro rata share (based on net proceeds received) of any amounts which the Company is required to pay or reimburse to the underwriters, including but not limited to out-of-pocket expenses and fees and expenses of counsel for the underwriters.

         8.5 Indemnification. In the event that any Purchased Shares are included in a registration statement under Sections 8.1 or Section 8.2:

         (a) The Company will indemnify and hold harmless each holder of Purchased Shares which are included in a registration statement pursuant to the provisions of this Section 8 and any underwriter (as defined in the Securities
Act) for such holder and each person, if any, who controls such holder or such underwriter within the meaning of the Securities Act, from and against any and all loss, damage, liability, cost and expense to which such holder or any such underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such holder, such underwriter or such controlling person. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such holder or any such director, officer, partner or controlling person of such holder and shall survive the transfer of such securities by such holder. The Company shall also indemnify each other person who participates (including as an underwriter) in the offering or sale of such securities, their officers and directors, and partners, and each other person, if any, who controls any such participating person within the meaning of the Securities Act to the same extent as provided above with respect to holders of such securities.

         (b) Each holder of Purchased Shares which are included in a registration pursuant to the provisions of this Section 8 will indemnify and hold harmless the Company, any controlling person and any underwriter from and against any and all loss, damage, liability, cost or expense to which the Company or any controlling person and/or any underwriter may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with information furnished by such holder specifically for use in the preparation of such registration statement; provided, however, that the obligation to provide indemnification pursuant to this Section 8.5(b) shall be several, and not joint, among the indemnifying parties on the basis of the securities of each such indemnifying party included in such registration statement; and provided, further, that the obligation of each indemnifying party to provide indemnification pursuant to this Section 8.5(b) shall in no event exceed the net proceeds received by such party from the sale of its securities pursuant to such registered public offering.

         (c) Promptly after receipt by an indemnified party pursuant to the provisions of paragraph (a) or (b) of this section of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said paragraph (a) or (b), promptly notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than hereunder unless such failure to notify on a timely basis has materially prejudiced the rights of the indemnifying party. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, if the defendants in any action include both the indemnified party and the indemnifying party and there is a conflict of interest which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties shall have the right to select separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of said paragraph (a) or (b) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless (i) the indemnified party shall have employed counsel in accordance with the proviso of the preceding sentence (but in such event the indemnifying party shall not be responsible for the fees of more than one (1) counsel employed by the indemnified party or parties), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. In addition, the indemnified party or indemnified parties shall have the right to employ one counsel to represent it or them if, in the reasonable judgment of the indemnified party or indemnified parties, it is advisable for it or them to be represented by separate counsel by reason of having legal defenses which are different from or in addition to those available to the indemnifying party, and in that event the reasonable fees and expenses of such one counsel shall be paid by the indemnifying party. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one counsel for the indemnified parties with respect to such claim. No indemnifying party shall consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation without the consent of the indemnified party. No indemnifying party shall be subject to any liability for any settlement made without its consent. An indemnified party may at any time elect to participate in the defense of any claim or proceeding at its own expense.

         (d) The indemnification required by this Section 8.5 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or any loss, damage, liability, cost or expense is incurred.

         8.6 Availability of Rule 144. Notwithstanding the foregoing provisions of this Section 8, if any holder of Purchased Shares is entitled to utilize the provisions of Rule 144 promulgated under the Securities Act in connection with the sale in one transaction of all Purchased Shares which it desires to sell in such transaction, then such holder shall not be entitled to exercise the registration rights granted pursuant to this Section 8 for such transaction.

         8.7 Registration Rights of Transferees. The registration rights granted to the holders of Purchased Shares pursuant to this Section 8 shall also be for the benefit of, and enforceable by, any subsequent holder of Purchased Shares, whether or not any express assignment of such rights to any such subsequent holder is made.

         8.8 Definition of Purchased Shares. The term "Purchased Shares" means
(i) the shares of Common Stock issued to Allianz pursuant to Sections 1 and 2,
(ii) the shares of Common Stock purchased by Allianz pursuant to Section 9,
(iii) the shares of Common Stock into which any Convertible Debenture issued to Allianz pursuant to Section 2 are convertible or have been converted, (iv) the shares of Common Stock purchased by Allianz as contemplated by Section 11.2(a)(ii) and (iii), and (v) any shares of Common Stock or other equity securities of the Company issued with respect to any of the shares of Common Stock referred to in this definition.

                                    SECTION 9
                              DILUTION PROTECTION.

         9.1 Right to Purchase Additional Shares. In the event the Company issues any shares of Common Stock during any calendar year, the Company shall give Allianz written notice (the "Additional Purchase Notice") no later than January 31st following the end of such calendar year of the Additional Purchasable Shares (as hereinafter defined). Within one hundred twenty (120) days after the Additional Purchase Notice, Allianz may purchase shares of Common stock in open market or other transactions up to the aggregate of the Additional Purchasable Shares. The term "Additional Purchasable Shares" shall mean the Applicable Percentage Ownership multiplied by the Net Outstanding Share Increase (as hereinafter defined). The term "Applicable Ownership Percentage" shall mean the total number of shares of Common Stock owned by Allianz and its affiliates as of the end of the calendar year with respect to which the Additional Purchase Notice is given (the "Subject Calendar Year"), divided by the Subject Year Adjusted Shares (as hereinafter defined). The term "Subject Year Adjusted Shares" shall mean the number of shares of Common Stock actually issued and outstanding (without regard to options, warrants, convertible securities or other rights to acquire shares of Common Stock) as of the end of the Subject Calendar Year less the number of shares of Common Stock actually issued during the Subject Calendar Year to parties other than Allianz, excluding shares of Common Stock issued during the Subject Calendar Year in an offering to which
Section 9.2 applies. The term "Net Outstanding Share Increase" shall mean the number of shares of Common Stock actually issued during the Subject Calendar Year, less (a) the number of shares of Common Stock repurchased by the Company during the Subject Calendar Year, (b) the number of shares of Common Stock acquired by Allianz during the Subject Calendar Year pursuant to Sections 1, 2,
9.2 or 11.2(a)(ii) or (iii) hereof or issued to Allianz or its affiliates upon conversion of Convertible Debentures during the Calendar Year, and (c) the number of shares of Common Stock issued under public offerings to which Section
9.2 applied during the Subject Calendar Year with respect to which the Additional Purchase Notice is given.

         9.2 Right to Purchase in Public Offering. In the event the Company proposes to issue any shares of Common Stock in any registered public offering other than a registration under Form S-4 or S-8 (or any successor forms), Allianz shall have the right to purchase shares of Common Stock in such offering such that Allianz will maintain the same percentage of the outstanding shares of Common Stock immediately prior to the issuance of the shares of Common Stock in such public offering after giving effect to the issuance of the shares of Common Stock in such public offering.

         9.3 Right to Purchase Preferred Shares. In the event the Company proposes to sell shares of its preferred stock, the Company shall, as a condition to selling such shares, offer to sell such shares on the same terms and conditions as such shares are sold to any third party such that Allianz will own a number of such shares of preferred stock equal to the aggregate number of such shares being sold multiplied by Allianz's Applicable Percentage Ownership as computed in accordance with Section 9.1 as of the date immediately preceding such sale.

         9.4 Not Applicable to Sale. The provisions of this Section 9 shall not be applicable to any Sale (as defined in Section 11.2(b)(i)).

                                   SECTION 10
                              DEFAULT AND REMEDIES.


         10.1 Notice of Defaults. When, to its knowledge, any default by the Company of its obligations under this Agreement has occurred or exists, the Company shall give written notice within three (3) business days of the occurrence of such default.

         10.2 Suits for Enforcement. In case any default shall have occurred, the aggrieved party may proceed to protect and enforce its rights by suit in equity or action at law. It is agreed that in the event of such action, the prevailing party shall be entitled to receive all reasonable fees, costs and expenses incurred, including without limitation such reasonable fees and expenses of attorneys (whether or not litigation is commenced) and reasonable fees, costs and expenses of appeals.

         10.3 Remedies Cumulative. No right, power or remedy conferred upon any party hereunder shall be exclusive, and each such right, power or remedy shall be cumulative and in addition to every other right, power or remedy, whether conferred hereby or by any such security or now or hereafter available at law or in equity or by statute or otherwise.

         10.4 Remedies Not Waived. No course of dealing between the Company and Allianz and no delay in exercising any right, power or remedy conferred hereby or now or hereafter existing at law or in equity or by statute or otherwise, shall operate as a waiver of or otherwise prejudice any such right, power or remedy; provided, however, that this Section shall not be construed or applied so as to negate the provisions and intent of any statute which is otherwise applicable.

                                   SECTION 11
               RESTRICTIONS ON TRANSFER AND STANDSTILL AGREEMENTS.

         11.1 Restriction on Transfer. The Purchased Shares and any Convertible Debenture issued pursuant to Section 2 (collectively the "Covered Securities") are only transferable pursuant to (a) a public offering registered under the Securities Act, (b) Rule 144 or Rule 144A of the

Commission (or any similar rule then in effect) if either such rule is available, or (c) any other legally available means of transfer. In the event of any transfer of any Covered Securities other than pursuant to clause (a) of the immediately preceding sentence, such transfer shall not be effected unless and until the transferor provides to the Company an opinion of responsible securities counsel reasonably acceptable to the Company to the effect that the transfer may be legally made pursuant to clause (b) or (c) of the preceding sentence and stating the basis for such opinion.

         11.2 Standstill Agreements. The following restrictions, limitations and agreements with respect to the Covered Securities shall apply to Allianz and, as to paragraph (b), any subsequent holder of any of the Covered Securities that is a person or group (a "Restricted Holder") holding 5% or more of the outstanding Common Stock other than an underwriter in a registered public offering:

         (a) Limitation on Acquisition of Company Securities. Neither Allianz nor any of its affiliates will acquire, have any rights or options to acquire or otherwise control the voting or disposition of any shares of Common Stock, any Voting Securities or any debt securities of the Company which are convertible into Voting Securities, except for (i) the acquisitions made pursuant to Sections 1, 2 or 9 hereof, (ii) purchases of 925,000 shares of Common Stock made in privately negotiated transactions with persons having a relationship with the Company pursuant to the stock purchase agreement in the form of Exhibit Q attached hereto (the "Management Stock Purchase Agreement"), (iii) open market purchases of up to 1,604,104 shares of Common Stock within one year after the date of the Initial Closing, (iv) the acquisition of shares of Common Stock pursuant to a tender offer for all of the outstanding shares of Common Stock made in accordance with all applicable rules and regulations, or (v) the number of shares of Common Stock into which any Convertible Debenture issued pursuant to Section 2.4 hereof was convertible (determined as of the time of its prepayment) if the Company prepays such Convertible Debenture. The term "Voting Securities" means any securities entitled to vote generally for the election of directors of the Company.

         (b) Voting Agreements. Allianz and each Restricted Holder agrees to vote the Covered Securities registered in its name as follows:

                  (i) Sale of the Company. If a Sale (as defined below) is recommended by the Company's Board of Directors and the fair market value of the consideration per share (determined as of the date of such recommendation by the Board of Directors) to be received by holders of the Common Stock as a result of such Sale is equal to or greater than the Allianz Cost Per Share (as defined below), Allianz and any Restricted Holder shall attend (in person or by proxy) any meeting of shareholders convened to vote on the proposal to approve the Sale for the purpose of determining whether a quorum is present and shall vote (in person or by proxy) the shares of Common Stock registered in its respective name proportionately as the shares of Common Stock which are not subject to this Section 11.2(b) are voted at such meeting and shall not solicit any proxies or otherwise try to influence the vote of the other shareholders against such proposal. If a

         Sale is recommended by the Company's Board of Directors and the fair value of the consideration per share (determined as of the date of such recommendation by the Board of Directors) to be received by holders of the Common Stock as a result of such Sale is less than the Allianz Cost Per Share, Allianz and any Restricted Holder shall have the right to vote their respective shares of Common Stock in such manner as they respectively deem appropriate. The term "Sale" shall mean: (A) any merger, consolidation or reorganization involving the Company if, after giving effect thereto, the shareholders of the Company prior to such transaction own less than sixty percent (60%) of the outstanding voting power of the entity resulting from such transaction, (B) the sale, transfer or lease of all or substantially all of the assets of the Company (including the sale or transfer of all or substantially all of the stock of LifeUSA), or (C) any similar transaction. The term "Allianz Average Cost" is the amount equal to (x) the sum of the aggregate amount paid by Allianz for the shares of Common Stock issued to Allianz pursuant to Sections 1 or 2, the aggregate principal amount of any Convertible Debentures issued pursuant to Section 2 which Allianz has converted to shares of Common Stock, the aggregate amount paid by Allianz for shares of Common Stock purchased by Allianz under
         Section 9, the aggregate consideration paid by Allianz for any Subject Securities (other than shares of Common Stock) which Allianz has exercised or converted into shares of Common Stock pursuant to the terms of the Subject Securities, any additional amounts paid by Allianz to the Company in connection with the conversion or exercise of any Subject Securities into shares of Common Stock, and the aggregate amount paid by Allianz for the shares of Common Stock purchased by Allianz in the transactions contemplated by Section 11.2(a)(ii) and
         (iii), divided by (y) the number of shares of Common Stock acquired by Allianz in the transactions referred to in clause (x) of this sentence.

                  (ii) Certain Shareholder Matters. In the event there is a meeting of the shareholders of the Company convened to consider any management proposal relating to the election, tenure of office or removal of any director or directors, Allianz and any Restricted Holder shall attend (in person or by proxy) such meeting for purpose of determining whether a quorum is present at such meeting and shall vote (in person or by proxy) the shares of Common Stock registered in its respective name on such matter or matters proportionately as the shares of Common Stock which are not subject to this Section 11.2(b) are voted thereon at such meeting, provided, however, that management of the Company shall make no proposal inconsistent with this Agreement, including, but not limited to the provisions of Section 7.3 hereof. In the event there is a meeting of the shareholders of the Company convened to consider any proposal not made by management relating to the election, tenure of office or removal of any director or directors or otherwise relating to a change of management (other than incident to a Sale which is covered in clause (i) above), Allianz and any Restricted Holder shall attend (in person or by proxy) such meeting for purpose of determining whether a quorum is present at such meeting and shall vote (in person or by proxy) the shares of Common Stock registered in its respective name on such matter or matters, at the option of Allianz or such Restricted Holder, either (x) in accordance with the recommendation or recommendations made by the Company's Board of Directors with respect to such proposal or proposals or (y) proportionally as the shares of Common Stock which are not subject to this Section 11.2(b) are voted thereon at such meeting.

                  (iii) Other Shareholder Matters. In all matters presented to the holders of Common Stock except for the matters provided in clauses
         (i) and (ii), Allianz and any Restricted Holder may vote their respective shares as they respectively deem appropriate.

         (c) Limitation on Disposition of Covered Securities. Allianz agrees that it will not sell, transfer or otherwise dispose of Covered Securities (including but not limited to any disposition pursuant to Section 11.1) to any person or group if the voting power of the Covered Securities (determined by taking into account the shares of Common Stock issuable upon conversion or exercise of the Covered Securities) to be sold, transferred or otherwise disposed of to such person or group is equal to or exceeds 5% of the then issued and outstanding shares of Common Stock, except, in the case of an underwritten public offering, to the underwriters therein provided that the underwriters comply with the foregoing limitation in connection with their distribution of the shares.

         11.3 Termination of Standstill Agreements and Certain Other Agreements. The provisions of Section 11.2 shall terminate (the "Standstill Termination Date") in the event (a) upon consummation of a Sale, or (b) if either the Company or Allianz gives notice of termination (the "Termination Notice") of the Marketing Agreement, upon the earlier of (i) ninety (90) days after the Termination Notice if Allianz so elects by giving the Company written notice with fifteen (15) days after the Termination Notice is given or (ii) the termination of the Marketing Agreement. On the Standstill Termination Date, the rights of Allianz and any holder of any Convertible Debenture and Purchased Shares and any obligations of the Company or LifeUSA under Sections 2, 7 (other than Section 7.5), and 9 shall terminate, except that the right and obligation of Allianz to purchase Common Stock shall be continued for 60 days to enable it to complete such purchase required to be made by it with respect to a Determination Date prior to such termination or, if a Reinsurance Credit Notice has been given with respect to such Determination Date, then the right and obligation of Allianz to purchase Common Stock hereunder shall be continued until the purchases subject to such Reinsurance Credit Notice shall have been completed in accordance with Section 2.3(b)(i) hereof. This Agreement shall otherwise remain in full force and effect.

         11.4 Legend. Each certificate or instrument evidencing or representing Covered Securities shall be endorsed with the following legend:

                  "The securities represented by this instrument or certificate may not be transferred without (i) the opinion of counsel satisfactory to this corporation that such transfer may lawfully be made without registration under the Federal Securities Act of 1933, as amended, and all applicable state securities laws or (ii) such registration. The securities represented by this instrument or certificate are also subject to certain restrictions on transfer and agreements relating to voting the securities contained in Section 11 of the Stock Purchase Agreement dated January 13, 1998 (as the same may be amended from time to time) between Life USA Holding, Inc. and Allianz Life Insurance Company of North America, a copy of which is available for inspection at the executive offices of Life USA Holding, Inc."

         11.5 Removal of Legend. The first sentence of any legend endorsed on an instrument or a certificate representing or evidencing a security pursuant to
Section 11.4 hereof shall be removed, and the Company shall issue a certificate without such legend to the holder of such security, if such security is being disposed of pursuant to a registration under the Securities Act or if such holder provides the Company with an opinion of counsel satisfactory to the Company that a transfer of such security may be made without registration. The second sentence of any legend endorsed on an instrument or a certificate representing or evidencing a security pursuant to Section 11.4 hereof shall be removed, and the Company shall issue a certificate without such legend to the holder of such security, upon request of such holder made after the Standstill Termination Date.

                                   SECTION 12
                                 MISCELLANEOUS.

         12.1 Survival. All covenants, representations, warranties and indemnities made herein shall survive the closing.

         12.2 Expenses. Each party shall pay all of its own expenses (including legal and accounting) incurred in connection with the transactions contemplated hereby, whether or not the same are consummated.

         12.3 Dilution Protection. In the event of a subdivision, split, combination or reclassification of the Common Stock, the share and price numbers and calculations set forth in this Agreement shall be appropriately adjusted.

         12.4 Waiver of Breach. The waiver by either party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by any party.

         12.5 Multiple Counterparts. This Agreement may be executed in a number of identical counterparts, each of which for all purposes is to be deemed an original, and all of which constitute, collectively, one agreement. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

         12.6 Notices. Any notice, payment, demand or communication required or permitted to be given by the provisions of this Agreement shall be deemed to have been effectively given and received on the date sent by facsimile (as provided below) or personally delivered to the respective party to whom it is directed, or two (2) days after the date when deposited by registered or certified mail, with postage and charges prepaid and addressed as follows:

                  (a)      To Allianz:

                           Allianz Life Insurance Company of North America 1750 Hennepin Avenue South
                           Minneapolis, MN 55403
                           Attention:  Robert S. James
                           Facsimile:       (612) 337-4821

                           With a copy to:
                           Michael T. Westermeyer
                           Allianz Life Insurance Company of North America 1750 Hennepin Avenue South
                           Minneapolis, MN 55403
                           Facsimile:       (612) 337-6355

                  (b)      To the Company:

                           Life USA Holding, Inc.
                           Suite 700 Interchange North Building
                           300 South Highway 169
                           Minneapolis, MN  55425
                           Attention: Chairman and Chief Executive Officer
                           Facsimile:       (612) 525-6141

                           With a copy to:

                           Kaplan, Strangis and Kaplan, P.A.
                           5500 Norwest Center
                           90 South Seventh Street
                           Minneapolis, MN 55402
                           Attention: Bruce J. Parker
                           Facsimile:       (612) 375-1138

A notice sent by facsimile or other electronic transmission shall be deemed to be effectively given and received (i) as of the date sent if sent before 4:00 p.m. or (ii) as of the following business day if sent after 4:00 p.m. Any party may change its address by delivering a written change of address to all of the other parties in the manner set forth in this Section.

         12.7 Entire Agreement. Except with respect to the existing agreements listed on Schedule 12.7, this Agreement constitutes the entire understanding of the parties hereto and supersedes all prior understandings, whether written or oral, between the parties with respect to the subject matter of this Agreement. No amendment, modification or alteration of the terms of this Agreement shall be binding unless in writing, dated subsequent to the date of this Agreement and duly executed by all parties.

         12.8 Severability of Provisions. If any term or provision of this Agreement is finally adjudged to be illegal or invalid for any reason, such illegality or invalidity shall not affect the validity or enforceability of the remainder of this Agreement.

         12.9 Headings. No heading or caption contained in this Agreement shall be considered in interpreting any of its terms or provisions.

         12.10 Governing Law; Jurisdiction Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota, and the obligations of the parties to this Agreement are performable in Minneapolis, Minnesota. Each of the parties hereto hereby consents to the exclusive jurisdiction of the state and federal courts located in the State of Minnesota for any dispute arising under this Agreement.

         12.11 Attorneys' Fees. If any action at law or in equity, including an action for declaratory relief, is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and all other costs and expenses of litigation from the other party, which amounts may be set by the court in the trial of such action or may be enforced in a separate action brought for that purpose, and which amounts shall be in addition to any other relief which may be awarded. Each party acknowledges that the other party shall be entitled to specific performance in the event of a default by such party of any of its obligations under this Agreement.

         12.12 Parties Bound. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns.

         12.13 Special Termination. In the event that all necessary regulatory approvals are not obtained by April 30, 1998, a party not in default under
Section 7.11 hereof may terminate this Agreement by notice to the other, but the Marketing Agreement, the LifeUSA Reinsurance Agreement and the Claims Administration Agreement (without giving effect to the amendments contemplated by this Agreement) shall remain in full force and effect in accordance with their terms.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered.

                                        LIFE USA HOLDING, INC.



                                        By:\s\Robert W. MacDonald
                                           Robert W. MacDonald
                                           Chairman and Chief Executive Officer

                                        ALLIANZ LIFE INSURANCE COMPANY
                                        OF NORTH AMERICA


                                        By:/s/Edward J. Bonach
                                           Edward J. Bonach
                                           Senior Vice President and
                                           Chief Financial Officer

                                    EXHIBIT A
              FORM OF EMPLOYMENT AGREEMENT FOR ROBERT W. MACDONALD

                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT is made and entered into as of January 1, 1998 between LIFE USA HOLDING, INC., a Minnesota corporation (the "Company"), and ROBERT W. MACDONALD (the "Executive").

                                R E C I T A L S:

         WHEREAS, the Executive is now and has been a director and the Chairman and Chief Executive Officer of the Company and the Chief Executive Officer of LifeUSA Insurance Company, the Company's wholly-owned stock life insurance subsidiary ("LifeUSA"), and serves as an officer and/or director of certain other subsidiaries of the Company;

         WHEREAS, the Executive and the Company wish to enter into this Agreement to provide for the continued employment of Executive; and

         WHEREAS, the Executive and the Company are willing to enter into this Agreement upon the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the mutual premises and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. Employment and Duties. The parties hereby agree that, during the term of this Agreement as set forth in paragraph 2 below, the Executive shall be employed as the Chairman and Chief Executive Officer of the Company and the Chief Executive Officer of LifeUSA with the duties and responsibilities attendant to such positions. In discharging such duties and responsibilities, the Executive may also serve as an executive officer and/or director of any direct or indirect subsidiary of the Company (collectively the "Subsidiaries"). The salary, other compensation and benefits provided herein may be allocated among the Company and the Subsidiaries based upon the portion of the Executive's services provided to the Company and each of the Subsidiaries, respectively, and the Executive shall assist the Company in making such allocation as the Company may reasonably request. During the term of this Agreement, the Executive shall apply on a full-time basis (allowing for usual vacations and sick leave) all of the Executive's skill and experience to the performance of the Executive's duties hereunder with the Company and the Subsidiaries. It is understood that the Executive may have other business investments and participate in charitable organizations which may, from time to time, require minor portions of Executive's time, but which shall not interfere or be inconsistent with the Executive's duties under this Agreement. The Executive shall perform the Executive's duties at the Company's principal executive offices in Minneapolis, Minnesota or at such other location as may be mutually agreed upon by the Executive and the Company; provided that the Executive shall travel to other locations at such times as may be necessary for the performance of the Executive's duties under this Agreement.

         2. Term of Employment. Unless sooner terminated as provided in paragraph 4 below, the term of this Agreement shall commence on the date hereof and shall continue through December 31, 2002; provided that the term shall be automatically extended for one year on each December 31st commencing December 31, 1998 unless either party gives written notice to the other prior to the date on which the automatic extension would be effective; provided that the term shall not be extended beyond Executive's sixty-fifth (65th) birthday.

         3. Compensation and Benefits. During the term of this Agreement, the Executive shall be entitled to the following compensation and benefits for service to the Company and the Subsidiaries, including service as a director of the Company or its Subsidiaries:

         (a) Base Salary. The Executive shall be paid a base salary at a minimum annual rate of $775,000 payable in accordance with the Company's customary payroll policy, which salary shall be reviewed and may be increased from time to time at the discretion of the Board of Directors of the Company or the Compensation Committee of the Board of Directors (the "Base Salary"); provided that the amount of the Base Salary shall not be reduced after it has been increased by the Board of Directors or the Compensation Committee without the Executive's written consent. The performance of the Executive shall be reviewed at least once each calendar year which may be at the same time as any adjustment to the Base Salary of Executive.

         (b) Bonus. The Executive shall, in addition to the Base Salary, also be entitled to a cash annual bonus (the "Annual Bonus") based on the achievement by the Company of performance goals established by the Board of Directors or the Compensation Committee of the Company's Board of Directors.

         (c) Stock Incentives. The Executive shall be eligible to receive stock options under any stock based plan from time to time adopted by the Company (the "Stock Plans"), as from time to time determined by the Board of Directors or Stock Option Committee of the Company's Board of Directors.

         (d) Reimbursement of Expenses. The Company shall reimburse the Executive for all business expenses properly documented in accordance with the Company's expense reimbursement policy.

         (e) Other Benefits. The Executive shall be entitled to participate and shall be included in any employee benefit plan, medical/dental coverage plan, life insurance plan, disability coverage plan, or similar benefit plan of the Company now existing or established hereafter which are generally applicable to executives of the Company.

         (f) Deferred Compensation. As an incentive for his continued employment with the Company, a deferred compensation plan on the terms of this paragraph 3(f) (the "Deferred Compensation") is hereby established for executive on the terms set forth in this paragraph 3(f). The following amounts will be added to the Deferred Compensation as of December 31st of each complete year beginning December 31, 1998 through December 31, 2002 that Executive has continued to be employed by the Company under this Agreement:

               Date                Amount Added to Deferred Compensation
         -----------------         -------------------------------------
         December 31, 1998                      $100,000
         December 31, 1999                      $200,000
         December 31, 2000                      $300,000
         December 31, 2001                      $400,000
         December 31, 2002                      $500,000

When an amount is added to the Deferred Compensation hereunder, the Executive shall designate one of a type of annuities issued by LifeUSA (such designated annuity is referred as the "Selected Annuity") and upon termination of his employment for any reason he or his designated beneficiary in the event of his death will receive a monthly payment during the ten years immediately following such termination equal to the monthly payment which would be then made under the Selected Annuity (as if purchased on the date on which the respective amounts were added to Deferred Compensation and taking into consideration the interest and any bonuses payable with respect to the Selected Annuity) for a ten year certain payment option. The Deferred Compensation shall be an unsecured obligation of the Company. When Executive designates the Selected Annuity and an amount is added to the Deferred Compensation under this paragraph, the Company shall purchase the Selected Annuity from LifeUSA for the purpose of determining payment of its obligations under this paragraph 3(f). The Selected Annuity shall continue its interest accumulation until the termination of Executive's employment and such interest accumulation shall be taken into account in determining the payments due Executive after termination of his employment.

         4. Termination of Employment.

         (a) Death or Disability. In the event of the Executive's death or disability (as defined in the Company's long term disability plan then in effect), the employment of the Executive hereunder shall terminate and the Company's obligation to make further Base Salary and Annual Bonus (to the extent not yet earned) payments hereunder shall thereupon terminate as of the end of the month in which such death or disability occurs. The Executive's rights to other compensation and benefits shall be determined under the Company's benefit plans and policies applicable to Company executives then in effect.

         (b) Termination for Cause by the Company. By following the procedure set forth in paragraph 4(e), the Company shall have the right to terminate the employment of the Executive for "Cause" in the event the Executive: (i) has repeatedly failed to perform the Executive's duties under this Agreement, which failure is willful and deliberate; (ii) has engaged in an act or acts of dishonesty which is or are intended to result in substantial personal enrichment for the Executive; (iii) has knowingly engaged in conduct which is materially injurious to the Company; (iv) is convicted of, or pleads nolo contendere to (A) any felony (other than any felony arising out of negligence), or (B) any crime or offense involving dishonesty with respect to the Company or any of the Subsidiaries; (v) has failed to comply with the covenants contained in paragraph 5 of this Agreement; or (vi) knowingly provides materially misleading information concerning the Company to the Board of Directors of the Company or any of its Subsidiaries, any governmental body or regulatory agency or to any lender or other financing source or proposed financing source of the Company or its Subsidiaries. If the employment of the Executive is terminated by the Company for Cause, the Company's obligation to make further Base Salary and Annual Bonus (to the extent not yet earned) payments hereunder shall thereupon terminate, except the Executive shall receive the Base Salary through the end of the month during which such a termination occurs. The Executive's rights to other compensation and benefits shall be determined under the Company's benefit plans and policies applicable to executives of the Company then in effect.

         (c) Termination for Good Reason by the Executive. By following the procedure set forth in paragraph 4(e), the Executive shall have the right to terminate the Executive's employment with the Company for "Good Reason" in the event (i) the Executive is not at all times the duly elected the Chairman and Chief Executive Officer of the Company and Chief Executive Officer of LifeUSA;
(ii) there is any material reduction in the scope of the Executive's authority and responsibility; (iii) there is a reduction in the Executive's Base Salary, a material reduction in the amount of Annual Bonus for which the Executive is eligible, an amendment to any Stock Plan or employee retirement plan applicable to the Executive which is materially adverse to the Executive, or a material reduction in the other benefits to which the Executive is entitled under paragraph 3(e) above; (iv) the Company requires the Executive's principal place of employment to be anywhere other than the Company's principal executive offices, or there is a relocation of the Company's principal executive offices outside of the Minneapolis/St. Paul, Minnesota metropolitan area; or (v) the Company otherwise fails to perform its obligations under this Agreement. If the employment of the Executive is terminated by the Executive for Good Reason before a Change in Control (as defined below) or following twenty-four (24) months after a Change in Control, the Executive shall be entitled to the severance benefits set forth in paragraph 4(f) below. If the employment of the Executive is terminated by the Executive for Good Reason upon or within (and including) twenty-four (24) months after a Change in Control, the Executive shall be entitled to the severance benefits set forth in paragraph 4(g) below. In addition, in the event a Change in Control has occurred and the Executive elects upon ten (10) days prior notice to the Company to terminate employment with the Company within the sixty (60) day period following the first anniversary of the Change in Control, such termination shall be considered a termination by the Executive for Good Reason and the Executive shall be entitled to the severance benefits under paragraph 4(g) below.

         (d) Termination Without Cause. The Company may terminate the Executive's employment without Cause prior to the expiration of the term of this Agreement. If the employment of the Executive is terminated by the Company without Cause before a Change in Control or following twenty-four (24) months after a Change in Control, the Executive shall be entitled to the severance benefits set forth in paragraph 4(f) below. If the employment of the Executive is terminated by the Company without Cause upon or within (and including) twenty-four (24) months after a Change in Control, the Executive shall be entitled to the severance benefits set forth in paragraph 4(g) below.

         (e) Notice and Right to Cure.

                  (i) Termination by Company for Cause. If the Company proposes to terminate the employment of the Executive for Cause under paragraph 4(b), the Company shall give written notice to the Executive specifying the reasons for such proposed determination with particularity and, in the case of a termination for Cause under paragraph 4(b)(i), the Executive shall have a reasonable opportunity to correct any curable situation to the reasonable satisfaction of the Board of Directors of the Company, which period shall be no less than thirty (30) days from the Executive's receipt of the notice of proposed termination. Notwithstanding the foregoing, the Executive's employment shall not be terminated for Cause unless and until there shall be delivered to the Executive a copy of the resolution duly adopted by the affirmative vote of not less than the majority of the members of the Board of Directors of the Company at a meeting called and held for the purpose (after reasonable notice to the Executive and an opportunity for the Executive, together with the Executive's legal counsel, to be heard before the Board of Directors) finding that, in the opinion of the Company's Board of Directors, the Executive has engaged in conduct justifying a termination for Cause.

                  (ii) Termination by Executive for Good Reason. If the Executive proposes to terminate the Executive's employment for Good Reason under paragraph 4(c) above (other than the last sentence of paragraph 4(c) above), the Executive shall give written notice to the Company, specifying the reason therefor with particularity. In the event the Executive proposes to terminate employment for Good Reason under paragraph 4(c)(i), (ii), (iii) or (iv) above, the termination shall be effective on the date of such notice. In the event the Executive proposes to terminate employment for Good Reason under paragraph 4(c)(v) above, the Company will have an opportunity to correct any curable situation to the reasonable satisfaction of the Executive within the period of time specified in the notice which shall not be less than thirty (30) days. If such correction is not so made or the circumstances or situation is such that it is not curable, the Executive may, within thirty (30) days after the expiration of the time so fixed within which to correct such situation, give written notice to the Company that the Executive's employment is terminated for Good Reason effective forthwith.

         (f) Severance Benefits. If the Executive is entitled to severance benefits under this paragraph 4(f) pursuant to paragraph 4(c) or (d) prior to a Change in Control or following twenty-four months after a Change in Control, the Executive shall be provided the following benefits (regardless of the death or disability of the Executive after the Termination Date):

                  (i) Base Salary. The Company shall continue to pay to the Executive the Base Salary when and as such Base Salary would have been paid from the date of termination (the "Termination Date") through the end of the term of this Agreement under paragraph

         2 as if such termination did not occur and there were no further automatic extensions of the term pursuant to paragraph 2 (the "Severance Period") as if the Executive continued to be employed by the Company during the Severance Period and regardless of the death or disability of the Executive subsequent to the Termination Date.

                  (ii) Annual Bonus. If the effective date of such termination occurs before the Annual Bonus for any preceding calendar year has been paid, the Company shall, within thirty (30) days after the Termination Date, pay to the Executive the amount of the Executive's Annual Bonus for such preceding calendar year when and as it would have been paid if the Executive remained employed by the Company. In addition, for each calendar year within the Severance Period (including the calendar year in which the Termination Date occurs), the Company shall, within thirty
         (30) days after the end of each such calendar year, pay the Executive a bonus equal to the Deemed Bonus (as defined below). The "Deemed Bonus" shall be an amount equal to (A) prior to a Change in Control, the average of the Annual Bonus paid to the Executive for the two complete calendar years prior to the Termination Date, or (B) upon or after a Change in Control, the greater of (x) the average of the Annual Bonus paid to the Executive for the calendar year(s) after the Change in Control (including the calendar year during which a Change in Control occurs) or (y) the average of the Annual Bonus paid or payable to the Executive in respect of the two calendar years immediately preceding the calendar year in which the Change in Control occurs.

                  (iii) Disability, Life Insurance and Medical/Dental Coverage. The Executive shall be entitled to the disability coverage, life insurance and medical/dental coverage which the Executive and the Executive's family received under paragraph 3(e) as if the Executive continued to be employed by the Company during the Severance Period; provided that if Executive obtains new employment with comparable benefits during the Severance Period, all entitlements under this paragraph 4(f)(iii) shall cease. Nothing in this paragraph shall be construed as providing Executive with coverage under any plan of the Company to which Executive would not otherwise be entitled, and in the event any coverage is unavailable (e.g., if Executive is uninsurable), the Company's obligations under this paragraph may be satisfied by paying to Executive the cost of such coverage if it were available, as determined in good faith by the Company.

                  (iv) Stock Options. Not later than thirty (30) days after the date on which the Executive's employment terminates, the Company shall pay the Executive a lump sum cash payment equal to the amount by which the fair market value (determined as of the Termination Date) of the number of shares of stock subject to any stock option granted under the Stock Plans which was not exercisable on the Termination Date and which would have become vested and exercisable during the Severance Period if the Executive had remained employed by the Company during the Severance Period.

                  (v) Deferred Compensation. Any remaining amount of Deferred Compensation shall be considered earned as of the Termination and the payments under the paragraph 3(f) shall commence upon the Termination Date.

         (g) Severance Benefits for Change in Control. In the event of a Change in Control and either upon or within (and including) twenty-four (24) months after such Change in Control, the Executive terminates employment for Good Reason or the Executive's employment is terminated by the Company for any reason other than Cause, then (regardless of the death or disability of the Executive after the Termination Date) the Company shall pay the Executive a lump sum cash payment within five (5) days after the Termination Date, in an amount equal to the amounts referred to in paragraph 4(f)(i), (ii) and (iv), and the Company shall also provide the Executive the severance benefits referred to in paragraph 4(f)(iii) as provided therein.

         (h) Excise Tax Gross-Up. If Executive is subject to any Excise Tax (as defined below) as a result of the severance payments and/or benefits to which Executive is entitled under paragraphs 4(f) or 4(g), the Company shall also pay the Executive the Gross-Up Payment in accordance with the following provisions:

                  (i) Gross-Up Payment. Anything to the contrary notwithstanding, in the event it shall be determined that any payment, distribution or benefit made or provided by the Company to or for the benefit of the Executive (whether pursuant to this Agreement or otherwise) (a "Payment"), would be subject to the excise tax imposed by
         Section 4999 of the Internal Revenue Code of 1986, as amended, (the "Code") or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest and penalties, are collectively referred to as the "Excise Tax"), then the Company shall pay the Executive in cash an amount (the "Gross-Up Payment") such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including but not limited to income taxes (and any interest and penalties imposed with respect thereto) and the Excise Tax, imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-up Payment equal to the Excise Tax imposed on the Payments.

                  (ii) Determination of Gross-Up Payment. Subject to paragraph 4(h)(iii) below, all determinations required to be made under paragraph 4(h)(i), including whether a Gross-Up Payment is required and the amount of the Gross-Up Payment, shall be made by the firm of independent public accountants selected by the Company to audit its financial statements for the year immediately preceding the Change in Control (the "Accounting Firm") which shall provide detailed supporting calculations to the Company and the Executive within thirty (30) days after the Termination Date. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, the Executive shall appoint another nationally recognized accounting firm to make the determinations required under this paragraph 4(h) (which accounting firm shall then be referred to as the "Accounting Firm"). All fees and expenses of the Accounting Firm in connection with the work it performs pursuant to this paragraph 4(h) shall be promptly paid by the Company. Any Gross-Up Payment (as determined pursuant to paragraph 4(h)(i) above) shall be paid by the Company to the Executive within five (5) days of the receipt of the Accounting Firm's determination. If the Accounting Firm determines that no Excise Tax is payable by the Executive, it shall furnish the Executive with a written opinion that failure to report the Excise Tax on the Executive's applicable federal income tax return would not result in the imposition of a negligence or a similar penalty. Any determination by the Accounting Firm shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm, it is possible that Gross-up Payments which will not have been made by the Company should have been made ("Underpayment"). In the event that the Company exhausts its remedies pursuant to paragraph 4(h)(iii) below, and the Executive is thereafter required to make a payment of Excise Tax, the Accounting Firm shall promptly determine the amount of the Underpayment that has occurred and any such Underpayment shall be paid by the Company to the Executive within five (5) days after such determination.

                  (iii) Contest. The Executive shall notify the Company in writing of any claim made by the Internal Revenue Service that, if successful, would require the Company to pay a Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten (10) business days after the Executive knows of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the thirty (30) day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Employee shall:

                           (A) give the Company any information reasonably
                  requested by the Company relating to such claim;

                           (B) take such action in connection with contesting
                  such claim as the Company shall reasonably request in writing from time to time, without limitation, accepting legal representation with respect to such claim by an attorney selected by the Company and reasonably acceptable to the Executive;

                           (C) cooperate with the Company in good faith in order
                  effectively to contest such claim;

                           (D) permit the Company to participate in any
                  proceedings relating to such claim; provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax, including interest and penalties with respect thereto, imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this paragraph 4(h)(iii), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis, from any Excise Tax or income tax, including interest or penalties with respect thereto, imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder, and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

                  (iv) If, after the receipt by the Executive of an amount advanced by the Company pursuant to paragraph 4(h)(iii), the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of paragraph 4(h)(iii)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to paragraph 4(h)(iii), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of thirty (30) days after such determination, then such advance shall be forgiven and shall not be required to be repaid, and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

         (i) Benefits in Lieu of Severance Pay Policy. The severance benefits provided for in this paragraph 4 are in lieu of any benefits that would otherwise be provided to the Executive under the Company's severance pay policy, and the Executive shall not be entitled to any benefits under the Company's severance pay policy.

         (j) No Funding of Severance. Nothing contained in this Agreement or otherwise shall require the Company to segregate, earmark or otherwise set aside any funds or other assets to provide for any payments required to be made under this paragraph 4, and the rights of the

Executive to the severance benefits hereunder shall be solely those of a general, unsecured creditor of the Company. However, the Company may, in its discretion, deposit cash or property, or a combination of both, equal in value to all or a portion of the amounts anticipated to be payable hereunder into a trust, the assets of which are to be distributed by such times as determined by the trustee of such trust; provided that such assets shall be subject at all times to the rights of the Company's general creditors.

         (k) Definition of Change in Control. A "Change in Control" shall be deemed to have occurred if, prior to the expiration of the term of this
Agreement:

                  (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) (other than Allianz Life Insurance Company of North America and its affiliates or the Company or any of its Subsidiaries or any employee benefit plan of the Company or any of its Subsidiaries) becomes a beneficial owner, directly or indirectly, of securities of the Company representing 20% or more of the voting power of all of the Company's then outstanding securities, except for issuances of shares approved by a majority of the Incumbent Directors (as defined below) then in office; or

                  (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (the "Incumbent Directors") together with any director (the "New Incumbent Director") whose nomination or election was approved by at least two-thirds of the Incumbent Directors and any New Incumbent Director who was previously elected, in each case who are directors at the time of the nomination or election of such director, cease for any reason to constitute at least a majority of the Board of Directors of the Company; or

                  (iii) the shareholders of the Company approve the sale of all, or substantially all, of the business or assets of the Company or the liquidation or dissolution of the Company.

         5. Confidentiality; Non-Solicitation Covenant; and Covenant Not to Compete.

         (a) Confidentiality. The Executive agrees that, at all times, both during the Executive's employment and after the termination thereof, the Executive shall not divulge to any other person, firm or corporation, or in any way use for the Executive's own benefit, except as required in the conduct of the business of the Company or any of its Subsidiaries or as authorized in writing on behalf of the Company, any trade secrets or confidential information of the Company or its Subsidiaries obtained during the course of the Executive's employment with the Company or its Subsidiaries. The Executive also agrees that the Executive will not, either subsequent to termination of employment or during employment, except as required in the conduct of the business of the Company or any of its Subsidiaries, or as authorized in writing on behalf of the Company, interfere with or disturb or attempt to interfere with or disturb any employment, contractual or business arrangements of the Company or any of its Subsidiaries with any of its employees, agents, suppliers, customers, reinsurers or other parties with which the Company or any of its Subsidiaries has a contractual relationship, as the case may be.

         (b) Non-Solicitation Covenant. While the Executive is actively employed with the Company and, in the event of a termination of employment with the Company for any reason, for a period of two years after the Termination Date, the Executive agrees that, except with the prior written permission of the Board of Directors of the Company, the Executive will not offer to hire, entice away, or in any manner attempt to persuade any officer, employee, or agent of the Company or any of the Subsidiaries to discontinue his or her relationship with the Company or any of the Subsidiaries nor will the Executive directly or indirectly solicit, divert, take away or attempt to solicit any business of the Company or any of its Subsidiaries as to which Executive has acquired any knowledge during the term of the Executive's employment with the Company.

         (c) Covenant Not to Compete. The Executive acknowledges and agrees with the Company that during the course of the Executive's employment with the Company, the Executive has had and will continue to have the opportunity to develop relationships with existing employees, customers and other business associates of the Company and the Subsidiaries, which relationships constitute goodwill of the Company, and the Executive acknowledges and agrees that the Company would be irreparably damaged if the Executive were to take actions that would damage or misappropriate such goodwill. The Executive acknowledges that the Company and its Subsidiaries currently engages throughout the United States (the "Territory"), the business of the development, sale, marketing and administration of life insurance, annuities and extended care insurance products (the "Subject Business"). Accordingly, during the term of the Executive's employment with the Company and (i) prior to a Change of Control, the balance of the term of this Agreement under paragraph 2 as if no termination of employment occurred but notice of termination of the automatic extension was given either by the Executive or the Company on the Termination Date, or (ii) after a Change in Control, one year after the Termination Date (the "Noncompete Period"), the Executive shall not, directly or indirectly, enter into, engage in, assist, give or lend funds to or otherwise finance, be employed by or consult with, or have a financial or other interest in, any business which engages in the Subject Business, whether for or by himself or as an independent contractor, agent, stockholder, partner or joint venturer for any other person, provided that the aggregate ownership by the Executive of no more than two percent of the outstanding equity securities of any person, which securities are traded on a national or foreign securities exchange, quoted on the Nasdaq Stock Market or other automated quotation system or, in the case of the Company, of no more than ten percent of the Company's outstanding equity securities shall not be deemed to be giving or lending funds to, otherwise financing or having a financial interest in a competitor. In the event that any person in which the executive has any financial or other interest directly or indirectly enters into the Subject Business in the Territory during the Noncompete Period, the Executive shall divest all of his interest (other than any amount permitted under this paragraph) in such person within 30 days after such person enters into the Subject Business in the Territory. If the Termination Date is before a Change in Control and the Executive is entitled to severance under paragraph 4(f), the Executive may, at Executive's option, reduce the Noncompete Period if Executive agrees to forego the severance benefits under paragraph 4(f)(i) and (ii) for the period that Executive elects to shorten the Noncompete Period except that the Noncompete Period may not be shortened to be less than three years.

         (d) Remedies. If the Executive commits a breach, or threatens to commit a breach, of any of the provisions of this paragraph 5, the Company shall have the following rights and remedies, in addition to any rights and remedies otherwise available at law or equity:

                  (i) The right and remedy to have the provisions of this paragraph 5 specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed by the Executive that any such breach or threatened breach will cause irreparable injury to the Company and the Subsidiaries and that money damages will not provide an adequate remedy to the Company and the Subsidiaries; and

                  (ii) The right and remedy to require the Executive to account for and pay over to the Company all compensation, profits, monies, accruals, increments, or other benefits, other than those payable under this Agreement, derived or received by the Executive or the enterprise in competition with the Company or any of the Subsidiaries as the result of any transactions constituting a breach of any part of this paragraph 5, and Executive agrees to account for and pay over to the Company such amounts promptly upon demand therefor.

         6. Beneficiaries. In the event of the Executive's death after termination of employment, any amount or benefit payable or distributable to him pursuant to this Agreement shall be paid to the beneficiary designated by the Executive for such purpose in the last written instrument received by the Company prior to the Executive's death, if any, or, if no beneficiary has been designated, to the Executive's estate, but such designation shall not be deemed to supersede any beneficiary designation under any benefit plan of the Company. Whenever this Agreement provides for the written designation of a beneficiary or beneficiaries of the Executive, the Executive shall have the right to revoke such designation and to redesignate a beneficiary or beneficiaries by written notice to either the Company to such effect, except to the extent, if any, restricted by law.

         7. Rights in the Event of Dispute. In the event of a dispute between the Company and the Executive regarding the Executive's employment or this Agreement, it is the intention of this Agreement that the dispute shall be resolved as expeditiously as possible, consistent with fairness to both sides, and that during pendency of the dispute the Executive and the Company shall be on equal footing, as follows:

         (a) Arbitration. Any claim or dispute relating to the Executive's employment or the terms and performance of this Agreement (other than enforcement of paragraph 5) shall be resolved by binding private arbitration before three arbitrators, and any award rendered by any arbitration panel, or a majority thereof, may be filed and a judgment obtained in any court having jurisdiction over the parties unless the relief granted in the award is delivered within ten (10) days of the award. Either party may request arbitration by written notice to the other party. Within thirty (30) days of receipt of such notice by the opposing party, each party shall appoint a disinterested arbitrator and the two arbitrators selected thereby shall appoint a third neutral arbitrator; in the event the two arbitrators cannot agree upon the third arbitrator within ten (10) days after their appointment, then the neutral arbitrator shall be appointed by the Chief Judge of Hennepin County (Minnesota) District Court. Any arbitration proceeding conducted hereunder shall be in the City of Minneapolis and shall follow the procedures set forth in the Rules of Commercial Arbitration of the American Arbitration Association, and both sides shall cooperate in as expeditious a resolution of the proceeding as is reasonable under the circumstances. The arbitration panel shall have the power to enter any relief it deems fair and just on any claim, including interim and final equitable relief, along with any procedural order that is reasonable under the circumstances.

         (b) Expenses of Prosecution/Defense of Claim. During the pendency of a dispute between the Company and the Executive relating to the Executive's employment or the terms or performance of this Agreement, the Company shall promptly pay the Executive's reasonable expenses of representation upon delivery of periodic billings for same, provided that (i) Executive (or a person claiming on the Executive's behalf) shall promptly repay all amounts paid hereunder at the conclusion of the dispute if the resolution thereof includes a finding that the Executive did not act in good faith in the matter in dispute or in the dispute proceeding itself, and (ii) no claim for expenses of representation shall be submitted by the Executive or any person acting on the Executive's behalf unless made in writing to the Board of Directors within one year of the performance of the services for which such claim is made.

         8. No Obligation to Mitigate Damages. In the event the Executive becomes eligible to receive compensation or benefits subsequent to the termination of the Executive's employment under this Agreement, the Executive shall have no obligation to seek other employment in an effort to mitigate damages. To the extent the Executive shall accept other employment after the Executive's termination of employment, the compensation and benefits received from such employment shall not reduce the compensation and benefits otherwise due under this Agreement, except as provided in paragraph 4(f)(iii) above.

         9. Other Benefits. The benefits provided under this Agreement shall, except to the extent otherwise specifically provided herein, be in addition to, and not in derogation or diminution of, any benefits that Executive or the Executive's beneficiary may be entitled to receive under any other plan or program now or hereafter maintained by the Company, or its Subsidiaries.

         10. Successors. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business and/or assets of the Company, to expressly assume and agree to perform its obligations under this Agreement in the same manner and to the same extent that the Company would be required to perform them if no succession had taken place unless, in the opinion of legal counsel mutually acceptable to the Company and the Executive, such obligations have been assumed by the successor as a matter of law. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession (unless the foregoing opinion is rendered to the Executive) shall entitle the Executive to terminate the Executive's employment and to receive the payments provided for in paragraph 4(f), 4(g) and 4(h), as the case may be, as if the Executive terminated this Agreement for Good Reason. The Executive's rights under this Agreement shall inure to the benefit of, and shall be enforceable by, the Executive's legal representative or other successors in interest, but shall not otherwise be assignable or transferable. The Company's rights under this Agreement shall inure to the benefit of, and shall be enforceable by, the Company's successors and assigns, including any person which may acquire LifeUSA.

         11. Severability. If any provision of this Agreement or the application thereof is held invalid or unenforceable, the invalidity or unenforceability thereof shall not affect any other provisions or applications of this Agreement which can be given effect without the invalid or unenforceable provision or application.

         12. Survival. The rights and obligations of the parties pursuant to this Agreement shall survive the term of the employment to the extent that any performance is required hereunder after the expiration or termination of such term.

         13. Notices. All notices under this Agreement shall be in writing and shall be deemed effective when delivered in person (in the Company's case, to its Secretary) or 48 hours after deposit thereof in the U.S. mails, postage prepaid, addressed, in the case of the Executive, to the Executive's last known address as carried on the personnel records of the Company and, in the case of the Company, to the corporate headquarters, attention of the Secretary, or to such other address as the party to be notified may specify by written notice to the other party.

         14. Amendments and Construction. This Agreement may only be amended in a writing signed by the parties hereto. This Agreement shall be construed under the laws of the State of Minnesota. Paragraph headings are for convenience only and shall not be considered a part of the terms and provisions of the Agreement.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first written above.

                                           LIFE USA HOLDING, INC.


                                           By
                                             -----------------------------------
                                             Margery G. Hughes, President



                                           -------------------------------------
                                           Robert W. MacDonald

                                    EXHIBIT B
     FORM OF AMENDED AND RESTATED EMPLOYMENT AGREEMENT FOR MARGERY G. HUGHES

                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT


         THIS AMENDED AND RESTATED AGREEMENT is made and entered into as of January 1, 1998 between LIFE USA HOLDING, INC., a Minnesota corporation (the "Company"), and MARGERY G. HUGHES (the "Executive").

                                R E C I T A L S:

         WHEREAS, the Company and the Executive have entered into the employment agreement dated as of January 1, 1997 (the "1997 Agreement");

         WHEREAS, in connection with the anticipated investment in the Company by Allianz Life Insurance Company of North America ("Allianz") pursuant to the stock purchase agreement dated as of January 13, 1998 (the "Allianz Agreement") between the Company and Allianz, Allianz has requested certain changes in the 1997 Agreement;

         WHEREAS, the Executive desires to facilitate the investment by Allianz in the Company by amending and restating the 1997 Agreement in its entirety as set forth in this Agreement; and

         WHEREAS, Allianz has agreed to purchase certain shares of the Company's common stock owned by Executive pursuant to the stock purchase agreement dated January 13, 1998 between Allianz and Executive, and, as a condition of Allianz's obligations thereunder, Executive has agreed to enter into this Agreement;

         NOW, THEREFORE, in consideration of the mutual premises and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. Employment and Duties. The parties hereby agree that, during the term of this Agreement as set forth in paragraph 2 below, the Executive shall be employed as the President and Chief Operating Officer of the Company with the duties and responsibilities attendant to such position. In discharging such duties and responsibilities, the Executive may also serve as an executive officer and/or director of any direct or indirect subsidiary of the Company (collectively the "Subsidiaries"). The salary, other compensation and benefits provided herein may be allocated among the Company and the Subsidiaries based upon the portion of the Executive's services provided to the Company and each of the Subsidiaries, respectively, and the Executive shall assist the Company in making such allocation as the Company may reasonably request. During the term of this Agreement, the Executive shall apply on a full-time basis (allowing for usual vacations and sick leave) all of the Executive's skill and experience to the performance of the Executive's duties hereunder with the Company and the Subsidiaries. It is understood that the Executive may have other business investments and participate in charitable organizations which may, from time to time, require minor portions of Executive's time, but which shall not interfere or be inconsistent with the Executive's duties under this Agreement. The Executive shall perform the Executive's duties at the Company's principal executive offices in Minneapolis, Minnesota or at such other location as may be mutually agreed upon by the Executive and the Company; provided that the Executive shall travel to other locations at such times as may be necessary for the performance of the Executive's duties under this Agreement.

         2. Term of Employment. Unless sooner terminated as provided in paragraph 4 below, the term of this Agreement shall commence on the date hereof and shall continue through December 31, 2000; provided that the term shall be automatically extended for one year on each December 31st commencing December 31, 1998 unless either party gives written notice to the other prior to the date on which the automatic extension would be effective; provided that the term shall not be extended beyond Executive's sixty-fifth (65th) birthday.

         3. Compensation and Benefits. During the term of this Agreement, the Executive shall be entitled to the following compensation and benefits for service to the Company and the Subsidiaries, including service as a director of the Company or its Subsidiaries:

         (a) Base Salary. The Executive shall be paid a base salary at a minimum annual rate of $349,375, payable in accordance with the Company's customary payroll policy, which salary shall be reviewed and may be increased from time to time at the discretion of the Board of Directors of the Company or the Compensation Committee of the Board of Directors (the "Base Salary"); provided that the amount of the Base Salary shall not be reduced after it has been increased by the Board of Directors or the Compensation Committee without the Executive's written consent. The performance of the Executive shall be reviewed at least once each calendar year which may be at the same time as any adjustment to the Base Salary of Executive.

         (b) Bonus. The Executive shall, in addition to the Base Salary, also be entitled to a cash annual bonus (the "Annual Bonus") based on the achievement by the Company of performance goals established by the Board of Directors or the Compensation Committee of the Company's Board of Directors.

         (c) Stock Incentives. The Executive shall be eligible to receive stock options under any stock based plan from time to time adopted by the Company (the "Stock Plans"), as from time to time determined by the Board of Directors or Stock Option Committee of the Company's Board of Directors.

         (d) Reimbursement of Expenses. The Company shall reimburse the Executive for all business expenses properly documented in accordance with the Company's expense reimbursement policy.

         (e) Other Benefits. The Executive shall be entitled to participate and shall be included in any employee benefit plan, medical/dental coverage plan, life insurance plan, disability coverage plan, or similar benefit plan of the Company now existing or established hereafter which are generally applicable to executives of the Company.

         4. Termination of Employment.

         (a) Death or Disability. In the event of the Executive's death or disability (as defined in the Company's long term disability plan then in effect), the employment of the Executive hereunder shall terminate and the Company's obligation to make further Base Salary and Annual Bonus (to the extent not yet earned) payments hereunder shall thereupon terminate as of the end of the month in which such death or disability occurs. The Executive's rights to other compensation and benefits shall be determined under the Company's benefit plans and policies applicable to Company executives then in effect.

         (b) Termination for Cause by the Company. By following the procedure set forth in paragraph 4(e), the Company shall have the right to terminate the employment of the Executive for "Cause" in the event the Executive: (i) has repeatedly failed to perform the Executive's duties under this Agreement, which failure is willful and deliberate; (ii) has engaged in an act or acts of dishonesty which is or are intended to result in substantial personal enrichment for the Executive; (iii) has knowingly engaged in conduct which is materially injurious to the Company; (iv) is convicted of, or pleads nolo contendere to (A) any felony (other than any felony arising out of negligence), or (B) any crime or offense involving dishonesty with respect to the Company or any of the Subsidiaries; (v) has failed to comply with the covenants contained in paragraph 5 of this Agreement; or (vi) knowingly provides materially misleading information concerning the Company to the Board of Directors of the Company or any of its Subsidiaries, any governmental body or regulatory agency or to any lender or other financing source or proposed financing source of the Company or its Subsidiaries. If the employment of the Executive is terminated by the Company for Cause, the Company's obligation to make further Base Salary and Annual Bonus (to the extent not yet earned) payments hereunder shall thereupon terminate, except the Executive shall receive the Base Salary through the end of the month during which such a termination occurs. The Executive's rights to other compensation and benefits shall be determined under the Company's benefit plans and policies applicable to executives of the Company then in effect.

         (c) Termination for Good Reason by the Executive. By following the procedure set forth in paragraph 4(e), the Executive shall have the right to terminate the Executive's employment with the Company for "Good Reason" in the event (i) the Executive is not at all times a duly elected President and Chief Operating Officer of the Company; (ii) there is any material reduction in the scope of the Executive's authority and responsibility; (iii) there is a reduction in the Executive's Base Salary, a material reduction in the amount of Annual Bonus for which the Executive is eligible, an amendment to any Stock Plan or employee retirement plan applicable to the Executive which is materially adverse to the Executive, or a material reduction in the other benefits to which the Executive is entitled under paragraph 3(e) above; (iv) the Company requires the Executive's principal place of employment to be anywhere other than the Company's principal executive offices, or there is a relocation of the Company's principal executive offices outside of the Minneapolis/St. Paul, Minnesota metropolitan area; or (v) the Company otherwise fails to perform its obligations under this Agreement. If the employment of the Executive is terminated by the Executive for Good Reason before a Change in Control (as defined below) or following twenty-four (24) months after a Change in Control, the Executive shall be entitled to the severance benefits set forth in paragraph 4(f) below. If the employment of the Executive is terminated by the Executive for Good Reason upon or within (and including) twenty-four (24) months after a Change in Control, the Executive shall be entitled to the severance benefits set forth in paragraph 4(g) below. In addition, in the event a Change in Control has occurred and the Executive elects upon ten (10) days prior notice to the Company to terminate employment with the Company within the sixty (60) day period following the first anniversary of the Change in Control, such termination shall be considered a termination by the Executive for Good Reason and the Executive shall be entitled to the severance benefits under paragraph 4(g) below.

         (d) Termination Without Cause. The Company may terminate the Executive's employment without Cause prior to the expiration of the term of this Agreement. If the employment of the Executive is terminated by the Company without Cause before a Change in Control or following twenty-four (24) months after a Change in Control, the Executive shall be entitled to the severance benefits set forth in paragraph 4(f) below. If the employment of the Executive is terminated by the Company without Cause upon or within (and including) twenty-four (24) months after a Change in Control, the Executive shall be entitled to the severance benefits set forth in paragraph 4(g) below.

         (e) Notice and Right to Cure.

                  (i) Termination by Company for Cause. If the Company proposes to terminate the employment of the Executive for Cause under paragraph 4(b), the Company shall give written notice to the Executive specifying the reasons for such proposed determination with particularity and, in the case of a termination for Cause under paragraph 4(b)(i), the Executive shall have a reasonable opportunity to correct any curable situation to the reasonable satisfaction of the Board of Directors of the Company, which period shall be no less than thirty (30) days from the Executive's receipt of the notice of proposed termination. Notwithstanding the foregoing, the Executive's employment shall not be terminated for Cause unless and until there shall be delivered to the Executive a copy of the resolution duly adopted by the affirmative vote of not less than the majority of the members of the Board of Directors of the Company at a meeting called and held for the purpose (after reasonable notice to the Executive and an opportunity for the Executive, together with the Executive's legal counsel, to be heard before the Board of Directors) finding that, in the opinion of the Company's Board of Directors, the Executive has engaged in conduct justifying a termination for Cause.

                  (ii) Termination by Executive for Good Reason. If the Executive proposes to terminate the Executive's employment for Good Reason under paragraph 4(c) above (other than the last sentence of paragraph 4(c) above), the Executive shall give written notice to the Company, specifying the reason therefor with particularity. In the event the Executive proposes to terminate employment for Good Reason under paragraph 4(c)(i), (ii), (iii) or (iv) above, the termination shall be effective on the date of such notice. In the event the

         Executive proposes to terminate employment for Good Reason under paragraph 4(c)(v) above, the Company will have an opportunity to correct any curable situation to the reasonable satisfaction of the Executive within the period of time specified in the notice which shall not be less than thirty (30) days. If such correction is not so made or the circumstances or situation is such that it is not curable, the Executive may, within thirty (30) days after the expiration of the time so fixed within which to correct such situation, give written notice to the Company that the Executive's employment is terminated for Good Reason effective forthwith.

         (f) Severance Benefits. If the Executive is entitled to severance benefits under this paragraph 4(f) pursuant to paragraph 4(c) or (d) prior to a Change in Control or following twenty-four months after a Change in Control, the Executive shall be provided the following benefits (regardless of the death or disability of the Executive after the Termination Date):

                  (i) Base Salary. The Company shall continue to pay to the Executive the Base Salary when and as such Base Salary would have been paid from the date of termination (the "Termination Date") through the end of the term of this Agreement under paragraph 2 as if such termination did not occur and there were no further automatic extensions of the term pursuant to paragraph 2 (the "Severance Period") as if the Executive continued to be employed by the Company during the Severance Period and regardless of the death or disability of the Executive subsequent to the Termination Date.

                  (ii) Annual Bonus. If the effective date of such termination occurs before the Annual Bonus for any preceding calendar year has been paid, the Company shall, within thirty (30) days after the Termination Date, pay to the Executive the amount of the Executive's Annual Bonus for such preceding calendar year when and as it would have been paid if the Executive remained employed by the Company. In addition, for each calendar year within the Severance Period (including the calendar year in which the Termination Date occurs), the Company shall, within thirty
         (30) days after the end of each such calendar year, pay the Executive a bonus equal to the Deemed Bonus (as defined below). The "Deemed Bonus" shall be an amount equal to (A) prior to a Change in Control, the average of the Annual Bonus paid to the Executive for the two complete calendar years prior to the Termination Date, or (B) upon or after a Change in Control, the greater of (x) the average of the Annual Bonus paid to the Executive for the calendar year(s) after the Change in Control (including the calendar year in which a Change in Control occurs) or (y) the average of the Annual Bonus paid or payable to the Executive in respect of the two calendar years immediately preceding the calendar year in which the Change in Control occurs.

                  (iii) Disability, Life Insurance and Medical/Dental Coverage. The Executive shall be entitled to the disability coverage, life insurance and medical/dental coverage which the Executive and the Executive's family received under paragraph 3(e) as if the Executive continued to be employed by the Company during the Severance Period; provided that if Executive obtains new employment with comparable benefits during the

         Severance Period, all entitlements under this paragraph 4(f)(iii) shall cease. Nothing in this paragraph shall be construed as providing Executive with coverage under any plan of the Company to which Executive would not otherwise be entitled and in the event any coverage is unavailable (e.g., if Executive is uninsurable), the Company's obligations under this paragraph may be satisfied by paying to Executive the cost of such coverage if it were available, as determined in good faith by the Company.

                  (iv) Stock Options. Not later than thirty (30) days after the date on which the Executive's employment terminates, the Company shall pay the Executive a lump sum cash payment equal to the amount by which the fair market value (determined as of the Termination Date) of the number of shares of stock subject to any stock option granted under the Stock Plans which was not exercisable on the Termination Date and which would have become vested and exercisable during the Severance Period if the Executive had remained employed by the Company during the Severance Period.

         (g) Severance Benefits for Change in Control. In the event of a Change in Control and either upon or within (and including) twenty-four (24) months after such Change in Control, the Executive terminates employment for Good Reason or the Executive's employment is terminated by the Company for any reason other than Cause, then (regardless of the death or disability of the Executive after the Termination Date) the Company shall pay the Executive a lump sum cash payment within five (5) days after the Termination Date, in an amount equal to the amounts referred to in paragraph 4(f)(i), (ii) and (iv), plus the amount of the Deemed Bonus (as defined below), and the Company shall also provide the Executive the severance benefits referred to in paragraph 4(f)(iii) as provided therein.

         (h) Excise Tax Gross-Up. If Executive is subject to any Excise Tax (as defined below) as a result of the severance payments and/or benefits to which Executive is entitled under paragraphs 4(f) or 4(g), the Company shall also pay the Executive the Gross-Up Payment in accordance with the following provisions:

                  (i) Gross-Up Payment. Anything to the contrary notwithstanding, in the event it shall be determined that any payment, distribution or benefit made or provided by the Company to or for the benefit of the Executive (whether pursuant to this Agreement or otherwise) (a "Payment"), would be subject to the excise tax imposed by
         Section 4999 of the Internal Revenue Code of 1986, as amended, (the "Code") or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest and penalties, are collectively referred to as the "Excise Tax"), then the Company shall pay the Executive in cash an amount (the "Gross-Up Payment") such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including but not limited to income taxes (and any interest and penalties imposed with respect thereto) and the Excise Tax, imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-up Payment equal to the Excise Tax imposed on the Payments.

                  (ii) Determination of Gross-Up Payment. Subject to paragraph 4(h)(iii) below, all determinations required to be made under paragraph 4(h)(i), including whether a Gross-Up Payment is required and the amount of the Gross-Up Payment, shall be made by the firm of independent public accountants selected by the Company to audit its financial statements for the year immediately preceding the Change in Control (the "Accounting Firm") which shall provide detailed supporting calculations to the Company and the Executive within thirty (30) days after the Termination Date. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, the Executive shall appoint another nationally recognized accounting firm to make the determinations required under this paragraph 4(h) (which accounting firm shall then be referred to as the "Accounting Firm"). All fees and expenses of the Accounting Firm in connection with the work it performs pursuant to this paragraph 4(h) shall be promptly paid by the Company. Any Gross-Up Payment (as determined pursuant to paragraph 4(h)(i) above) shall be paid by the Company to the Executive within five (5) days of the receipt of the Accounting Firm's determination. If the Accounting Firm determines that no Excise Tax is payable by the Executive, it shall furnish the Executive with a written opinion that failure to report the Excise Tax on the Executive's applicable federal income tax return would not result in the imposition of a negligence or a similar penalty. Any determination by the Accounting Firm shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm, it is possible that Gross-up Payments which will not have been made by the Company should have been made ("Underpayment"). In the event that the Company exhausts its remedies pursuant to paragraph 4(h)(iii) below, and the Executive is thereafter required to make a payment of Excise Tax, the Accounting Firm shall promptly determine the amount of the Underpayment that has occurred and any such Underpayment shall be paid by the Company to the Executive within five (5) days after such determination.

                  (iii) Contest. The Executive shall notify the Company in writing of any claim made by the Internal Revenue Service that, if successful, would require the Company to pay a Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten (10) business days after the Executive knows of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the thirty (30) day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Employee shall:

                           (A) give the Company any information reasonably
                  requested by the Company relating to such claim;

                           (B) take such action in connection with contesting
                  such claim as the Company shall reasonably request in writing from time to time, without limitation, accepting legal representation with respect to such claim by an attorney selected by the Company and reasonably acceptable to the Executive;

                           (C) cooperate with the Company in good faith in order
                  effectively to contest such claim;

                           (D) permit the Company to participate in any
                  proceedings relating to such claim; provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax, including interest and penalties with respect thereto, imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this paragraph 4(h)(iii), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis, from any Excise Tax or income tax, including interest or penalties with respect thereto, imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder, and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

                  (iv) If, after the receipt by the Executive of an amount advanced by the Company pursuant to paragraph 4(h)(iii), the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of paragraph 4(h)(iii)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to paragraph 4(h)(iii), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of thirty (30) days after such determination, then such advance shall be forgiven and shall not be required to be repaid, and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

         (i) Benefits in Lieu of Severance Pay Policy. The severance benefits provided for in this paragraph 4 are in lieu of any benefits that would otherwise be provided to the Executive under the Company's severance pay policy and the Executive shall not be entitled to any benefits under the Company's severance pay policy.

         (j) No Funding of Severance. Nothing contained in this Agreement or otherwise shall require the Company to segregate, earmark or otherwise set aside any funds or other assets to provide for any payments required to be made under this paragraph 4 and the rights of the Executive to the severance benefits hereunder shall be solely those of a general, unsecured creditor of the Company. However, the Company may, in its discretion, deposit cash or property, or a combination of both, equal in value to all or a portion of the amounts anticipated to be payable hereunder into a trust, the assets of which are to be distributed by such times as determined by the trustee of such trust; provided that such assets shall be subject at all times to the rights of the Company's general creditors.

         (k) Definition of Change in Control. A "Change in Control" shall be deemed to have occurred if, prior to the expiration of the term of this
Agreement:

                  (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) (other than Allianz Life Insurance Company of North America and its affiliates or the Company or any of its Subsidiaries or any employee benefit plan of the Company or any of its Subsidiaries) becomes a beneficial owner, directly or indirectly, of securities of the Company representing 20% or more of the voting power of all of the Company's then outstanding securities, except for issuances of shares approved by a majority of the Incumbent Directors (as defined below) then in office; or

                  (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (the "Incumbent Directors") together with any director (the "New Incumbent Director") whose nomination or election was approved by at least two-thirds of the Incumbent Directors and any New Incumbent Director who was previously elected, in each case who are directors at the time of the nomination or election of such director cease, for any reason to constitute at least a majority of the Board of Directors of the Company; or

                  (iii) the shareholders of the Company approve the sale of all, or substantially all, of the business or assets of the Company or the liquidation or dissolution of the Company.

         5. Confidentiality; Non-Solicitation Covenant; and Covenant Not to Compete.

         (a) Confidentiality. The Executive agrees that, at all times, both during the Executive's employment and after the termination thereof, the Executive shall not divulge to any other person, firm or corporation, or in any way use for the Executive's own benefit, except as required in the conduct of the business of the Company or any of its Subsidiaries or as authorized in writing on behalf of the Company, any trade secrets or confidential information of the Company or its Subsidiaries obtained during the course of the Executive's employment with the Company or its Subsidiaries. The Executive also agrees that the Executive will not, either subsequent to termination of employment or during employment, except as required in the conduct of the business of the Company or any of its Subsidiaries, or as authorized in writing on behalf of the Company, interfere with or disturb or attempt to interfere with or disturb any employment, contractual or business arrangements of the Company or any of its Subsidiaries with any of its employees, agents, suppliers, customers, reinsurers or other parties with which the Company or any of its Subsidiaries has a contractual relationship, as the case may be.

         (b) Non-Solicitation Covenant. While the Executive is actively employed with the Company and, in the event of a termination of employment with the Company for any reason, for a period of two years after the Termination Date, the Executive agrees that, except with the prior written permission of the Board of Directors of the Company, the Executive will not offer to hire, entice away, or in any manner attempt to persuade any officer, employee, or agent of the Company or any of the Subsidiaries to discontinue his or her relationship with the Company or any of the Subsidiaries nor will the Executive directly or indirectly solicit, divert, take away or attempt to solicit any business of the Company or any of its Subsidiaries as to which Executive has acquired any knowledge during the term of the Executive's employment with the Company.

         (c) Covenant Not to Compete. The Executive acknowledges and agrees with the Company that during the course of the Executive's employment with the Company, the Executive has had and will continue to have the opportunity to develop relationships with existing employees, customers and other business associates of the Company and the Subsidiaries, which relationships constitute goodwill of the Company, and the Executive acknowledges and agrees that the Company would be irreparably damaged if the Executive were to take actions that would damage or misappropriate such goodwill. The Executive acknowledges that the Company and its Subsidiaries currently engages throughout the United States (the "Territory"), the business of the development, sale, marketing and administration of life insurance, annuities and extended care insurance products (the "Subject Business"). Accordingly, during the term of the Executive's employment with the Company and (i) prior to a Change of Control, and in the case of a voluntary termination by the Executive under paragraph 4(d) or a termination by the Company for Cause under paragraph 4(b), the balance of the term of this Agreement under paragraph 2 as if no termination of employment occurred but notice of termination of the automatic extension was given either by the Executive at the time of his notice of voluntary resignation or given by the Company at the time of its notice of termination for Cause, or (ii) after a Change in Control, one year after the Termination Date (the "Noncompete Period"), the Executive shall not, directly or indirectly, enter into, engage in, assist, give or lend funds to or otherwise finance, be employed by or consult with, or have a financial or other interest in, any business which engages in the Subject Business, whether for or by himself or as an independent contractor, agent, stockholder, partner or joint venturer for any other person, provided that the aggregate ownership by the Executive of no more than two percent of the outstanding equity securities of any person, which securities are traded on a national or foreign securities exchange, quoted on the Nasdaq Stock Market or other automated quotation system or, in the case of the Company, of no more than ten percent of the Company's outstanding equity securities shall not be deemed to be giving or lending funds to, otherwise financing or having a financial interest in a competitor. In the event that any person in which the executive has any financial or other interest directly or indirectly enters into the Subject Business in the Territory during the Noncompete Period, the Executive shall divest all of his interest (other than any amount permitted under this paragraph) in such person within 30 days after such person enters into the Subject Business in the Territory.

         (d) Remedies. If the Executive commits a breach, or threatens to commit a breach, of any of the provisions of this paragraph 5, the Company shall have the following rights and remedies, in addition to any rights and remedies otherwise available at law or equity:

                  (i) The right and remedy to have the provisions of this paragraph 5 specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed by the Executive that any such breach or threatened breach will cause irreparable injury to the Company and the Subsidiaries and that money damages will not provide an adequate remedy to the Company and the Subsidiaries; and

                  (ii) The right and remedy to require the Executive to account for and pay over to the Company all compensation, profits, monies, accruals, increments, or other benefits, other than those payable under this Agreement, derived or received by the Executive or the enterprise in competition with the Company or any of the Subsidiaries as the result of any transactions constituting a breach of any part of this paragraph 5, and Executive agrees to account for and pay over to the Company such amounts promptly upon demand therefor.

         6. Beneficiaries. In the event of the Executive's death after termination of employment, any amount or benefit payable or distributable to him pursuant to this Agreement shall be paid to the beneficiary designated by the Executive for such purpose in the last written instrument received by the Company prior to the Executive's death, if any, or, if no beneficiary has been designated, to the Executive's estate, but such designation shall not be deemed to supersede any beneficiary designation under any benefit plan of the Company. Whenever this Agreement provides for the written designation of a beneficiary or beneficiaries of the Executive, the Executive shall have the right to revoke such designation and to redesignate a beneficiary or beneficiaries by written notice to either the Company to such effect, except to the extent, if any, restricted by law.

         7. Rights in the Event of Dispute. In the event of a dispute between the Company and the Executive regarding the Executive's employment or this Agreement, it is the intention of this Agreement that the dispute shall be resolved as expeditiously as possible, consistent with fairness to both sides, and that during pendency of the dispute the Executive and the Company shall be on equal footing, as follows:

         (a) Arbitration. Any claim or dispute relating to the Executive's employment or the terms and performance of this Agreement (other than enforcement of paragraph 5) shall be resolved by binding private arbitration before three arbitrators, and any award rendered by any arbitration panel, or a majority thereof, may be filed and a judgment obtained in any court having jurisdiction over the parties unless the relief granted in the award is delivered within ten (10) days of the award. Either party may request arbitration by written notice to the other party. Within thirty (30) days of receipt of such notice by the opposing party, each party shall appoint a disinterested arbitrator and the two arbitrators selected thereby shall appoint a third neutral arbitrator; in the event the two arbitrators cannot agree upon the third arbitrator within ten (10) days after their appointment, then the neutral arbitrator shall be appointed by the Chief Judge of Hennepin County (Minnesota) District Court. Any arbitration proceeding conducted hereunder shall be in the City of Minneapolis and shall follow the procedures set forth in the Rules of Commercial Arbitration of the American Arbitration Association, and both sides shall cooperate in as expeditious a resolution of the proceeding as is reasonable under the circumstances. The arbitration panel shall have the power to enter any relief it deems fair and just on any claim, including interim and final equitable relief, along with any procedural order that is reasonable under the circumstances.

         (b) Expenses of Prosecution/Defense of Claim. During the pendency of a dispute between the Company and the Executive relating to the Executive's employment or the terms or performance of this Agreement, the Company shall promptly pay the Executive's reasonable expenses of representation upon delivery of periodic billings for same, provided that (i) Executive (or a person claiming on the Executive's behalf) shall promptly repay all amounts paid hereunder at the conclusion of the dispute if the resolution thereof includes a finding that the Executive did not act in good faith in the matter in dispute or in the dispute proceeding itself, and (ii) no claim for expenses of representation shall be submitted by the Executive or any person acting on the Executive's behalf unless made in writing to the Board of Directors within one year of the performance of the services for which such claim is made.

         8. No Obligation to Mitigate Damages. In the event the Executive becomes eligible to receive compensation or benefits subsequent to the termination of the Executive's employment under this Agreement, the Executive shall have no obligation to seek other employment in an effort to mitigate damages. To the extent the Executive shall accept other employment after the Executive's termination of employment, the compensation and benefits received from such employment shall not reduce the compensation and benefits otherwise due under this Agreement, except as provided in paragraph 4(f)(iii) above.

         9. Other Benefits. The benefits provided under this Agreement shall, except to the extent otherwise specifically provided herein, be in addition to, and not in derogation or diminution of, any benefits that Executive or the Executive's beneficiary may be entitled to receive under any other plan or program now or hereafter maintained by the Company, or its Subsidiaries.

         10. Successors. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business and/or assets of the Company, to expressly assume and agree to perform its obligations under this Agreement in the same manner and to the same extent that the Company would be required to perform them if no succession had taken place unless, in the opinion of legal counsel mutually acceptable to the Company and the Executive, such obligations have been assumed by the successor as a matter of law. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession (unless the foregoing opinion is rendered to the Executive) shall entitle the Executive to terminate the Executive's employment and to receive the payments provided for in paragraphs 4(f), 4(g) and 4(h), as the case may be, as if the Executive terminated this Agreement for Good Reason. The Executive's rights under this Agreement shall inure to the benefit of, and shall be enforceable by, the Executive's legal representative or other successors in interest, but shall not otherwise be assignable or transferable. The Company's rights under this Agreement shall inure to the benefit of, and shall be enforceable by, the Company's successors and assigns, including any person which may acquire LifeUSA Insurance Company.

         11. Severability. If any provision of this Agreement or the application thereof is held invalid or unenforceable, the invalidity or unenforceability thereof shall not affect any other provisions or applications of this Agreement which can be given effect without the invalid or unenforceable provision or application.

         12. Survival. The rights and obligations of the parties pursuant to this Agreement shall survive the term of the employment to the extent that any performance is required hereunder after the expiration or termination of such term.

         13. Notices. All notices under this Agreement shall be in writing and shall be deemed effective when delivered in person (in the Company's case, to its Secretary) or 48 hours after deposit thereof in the U.S. mails, postage prepaid, addressed, in the case of the Executive, to the Executive's last known address as carried on the personnel records of the Company and, in the case of the Company, to the corporate headquarters, attention of the Secretary, or to such other address as the party to be notified may specify by written notice to the other party.

         14. Amendments and Construction. This Agreement may only be amended in a writing signed by the parties hereto. This Agreement shall be construed under the laws of the State of Minnesota. Paragraph headings are for convenience only and shall not be considered a part of the terms and provisions of the Agreement.

         15. Amended and Restated Agreement. This Agreement amends and restates in its entirety the 1997 Agreement and the 1997 Agreement shall have no further force or effect.

         IN WITNESS WHEREOF, the parties have duly executed this Amended and Restated Agreement as of the day and year first written above.

                                     LIFE USA HOLDING, INC.


                                     By
                                       -----------------------------------------
                                       Robert W. MacDonald, Chairman
                                       and Chief Executive Officer





                                     -------------------------------------------
                                     Margery G. Hughes

                                    EXHIBIT C
                FORM OF EMPLOYMENT AGREEMENT FOR DONALD J. URBAN

                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT is made and entered into as of January 1, 1998 between LIFE USA HOLDING, INC., a Minnesota corporation (the "Company"), and DONALD J. URBAN (the "Executive").

                                R E C I T A L S:

         WHEREAS, the Executive is now and has been a director and the Senior Vice President and Director of Sales of the Company and the President of LifeUSA Insurance Company, the Company's wholly-owned stock life insurance subsidiary ("LifeUSA"), and serves as an officer and/or director of certain other subsidiaries of the Company;

         WHEREAS, the Executive and the Company wish to enter into this Agreement to provide for the continued employment of Executive; and

         WHEREAS, the Executive and the Company are willing to enter into this Agreement upon the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the mutual premises and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. Employment and Duties. The parties hereby agree that, during the term of this Agreement as set forth in paragraph 2 below, the Executive shall be employed as the Senior Vice President and Director of Sales of the Company and the President of LifeUSA with the duties and responsibilities attendant to such positions. In discharging such duties and responsibilities, the Executive may also serve as an executive officer and/or director of any direct or indirect subsidiary of the Company (collectively the "Subsidiaries"). The salary, other compensation and benefits provided herein may be allocated among the Company and the Subsidiaries based upon the portion of the Executive's services provided to the Company and each of the Subsidiaries, respectively, and the Executive shall assist the Company in making such allocation as the Company may reasonably request. During the term of this Agreement, the Executive shall apply on a full-time basis (allowing for usual vacations and sick leave) all of the Executive's skill and experience to the performance of the Executive's duties hereunder with the Company and the Subsidiaries. It is understood that the Executive may have other business investments and participate in charitable organizations which may, from time to time, require minor portions of Executive's time, but which shall not interfere or be inconsistent with the Executive's duties under this Agreement. The Executive shall perform the Executive's duties at the Company's principal executive offices in Minneapolis, Minnesota or at such other location as may be mutually agreed upon by the Executive and the Company; provided that the Executive shall travel to other locations at such times as may be necessary for the performance of the Executive's duties under this Agreement.

         2. Term of Employment. Unless sooner terminated as provided in paragraph 4 below, the term of this Agreement shall commence on the date hereof and shall continue through December 31, 2000; provided that the term shall be automatically extended for one year on each December 31st commencing December 31, 1998 unless either party gives written notice to the other prior to the date on which the automatic extension would be effective; provided that the term shall not be extended beyond Executive's sixty-fifth (65th) birthday.

         3. Compensation and Benefits. During the term of this Agreement, the Executive shall be entitled to the following compensation and benefits for service to the Company and the Subsidiaries, including service as a director of the Company or its Subsidiaries:

         (a) Base Salary. The Executive shall be paid a base salary at a minimum annual rate of $333,900, payable in accordance with the Company's customary payroll policy, which salary shall be reviewed and may be increased from time to time at the discretion of the Board of Directors of the Company or the Compensation Committee of the Board of Directors (the "Base Salary"); provided that the amount of the Base Salary shall not be reduced after it has been increased by the Board of Directors or the Compensation Committee without the Executive's written consent. The performance of the Executive shall be reviewed at least once each calendar year which may be at the same time as any adjustment to the Base Salary of Executive.

         (b) Bonus. The Executive shall, in addition to the Base Salary, also be entitled to a cash annual bonus (the "Annual Bonus") based on the achievement by the Company of performance goals established by the Board of Directors or the Compensation Committee of the Company's Board of Directors.

         (c) Stock Incentives. The Executive shall be eligible to receive stock options under any stock based plan from time to time adopted by the Company (the "Stock Plans"), as from time to time determined by the Board of Directors or Stock Option Committee of the Company's Board of Directors.

         (d) Reimbursement of Expenses. The Company shall reimburse the Executive for all business expenses properly documented in accordance with the Company's expense reimbursement policy.

         (e) Other Benefits. The Executive shall be entitled to participate and shall be included in any employee benefit plan, medical/dental coverage plan, life insurance plan, disability coverage plan, or similar benefit plan of the Company now existing or established hereafter which are generally applicable to executives of the Company.

         4. Termination of Employment.

         (a) Death or Disability. In the event of the Executive's death or disability (as defined in the Company's long term disability plan then in effect), the employment of the Executive hereunder shall terminate and the Company's obligation to make further Base Salary and Annual

Bonus (to the extent not yet earned) payments hereunder shall thereupon terminate as of the end of the month in which such death or disability occurs. The Executive's rights to other compensation and benefits shall be determined under the Company's benefit plans and policies applicable to Company executives then in effect.

         (b) Termination for Cause by the Company. By following the procedure set forth in paragraph 4(e), the Company shall have the right to terminate the employment of the Executive for "Cause" in the event the Executive: (i) has repeatedly failed to perform the Executive's duties under this Agreement, which failure is willful and deliberate; (ii) has engaged in an act or acts of dishonesty which is or are intended to result in substantial personal enrichment for the Executive; (iii) has knowingly engaged in conduct which is materially injurious to the Company; (iv) is convicted of, or pleads nolo contendere to (A) any felony (other than any felony arising out of negligence), or (B) any crime or offense involving dishonesty with respect to the Company or any of the Subsidiaries; (v) has failed to comply with the covenants contained in paragraph 5 of this Agreement; or (vi) knowingly provides materially misleading information concerning the Company to the Board of Directors of the Company or any of its Subsidiaries, any governmental body or regulatory agency or to any lender or other financing source or proposed financing source of the Company or its Subsidiaries. If the employment of the Executive is terminated by the Company for Cause, the Company's obligation to make further Base Salary and Annual Bonus (to the extent not yet earned) payments hereunder shall thereupon terminate, except the Executive shall receive the Base Salary through the end of the month during which such a termination occurs. The Executive's rights to other compensation and benefits shall be determined under the Company's benefit plans and policies applicable to executives of the Company then in effect.

         (c) Termination for Good Reason by the Executive. By following the procedure set forth in paragraph 4(e), the Executive shall have the right to terminate the Executive's employment with the Company for "Good Reason" in the event (i) the Executive is not at all times a duly elected Senior Vice President of the Company and the President of LifeUSA; (ii) there is any material reduction in the scope of the Executive's authority and responsibility; (iii) there is a reduction in the Executive's Base Salary, a material reduction in the amount of Annual Bonus for which the Executive is eligible, an amendment to any Stock Plan or employee retirement plan applicable to the Executive which is materially adverse to the Executive, or a material reduction in the other benefits to which the Executive is entitled under paragraph 3(e) above; (iv) the Company requires the Executive's principal place of employment to be anywhere other than the Company's principal executive offices, or there is a relocation of the Company's principal executive offices outside of the Minneapolis/St. Paul, Minnesota metropolitan area; or (v) the Company otherwise fails to perform its obligations under this Agreement. If the employment of the Executive is terminated by the Executive for Good Reason before a Change in Control (as defined below) or following twenty-four (24) months after a Change in Control, the Executive shall be entitled to the severance benefits set forth in paragraph 4(f) below. If the employment of the Executive is terminated by the Executive for Good Reason upon or within (and including) twenty-four (24) months after a Change in Control, the Executive shall be entitled to the severance benefits set forth in paragraph 4(g) below. In addition, in the event a Change in Control has occurred and the Executive elects upon ten (10) days prior notice to the Company to terminate employment with the Company within the sixty (60) day period following the first anniversary of the Change in Control, such termination shall be considered a termination by the Executive for Good Reason and the Executive shall be entitled to the severance benefits under paragraph 4(g) below.

         (d) Termination Without Cause. The Company may terminate the Executive's employment without Cause prior to the expiration of the term of this Agreement. If the employment of the Executive is terminated by the Company without Cause before a Change in Control or following twenty-four (24) months after a Change in Control, the Executive shall be entitled to the severance benefits set forth in paragraph 4(f) below. If the employment of the Executive is terminated by the Company without Cause upon or within (and including) twenty-four (24) months after a Change in Control, the Executive shall be entitled to the severance benefits set forth in paragraph 4(g) below.

         (e) Notice and Right to Cure.

                  (i) Termination by Company for Cause. If the Company proposes to terminate the employment of the Executive for Cause under paragraph 4(b), the Company shall give written notice to the Executive specifying the reasons for such proposed determination with particularity and, in the case of a termination for Cause under paragraph 4(b)(i), the Executive shall have a reasonable opportunity to correct any curable situation to the reasonable satisfaction of the Board of Directors of the Company, which period shall be no less than thirty (30) days from the Executive's receipt of the notice of proposed termination. Notwithstanding the foregoing, the Executive's employment shall not be terminated for Cause unless and until there shall be delivered to the Executive a copy of the resolution duly adopted by the affirmative vote of not less than the majority of the members of the Board of Directors of the Company at a meeting called and held for the purpose (after reasonable notice to the Executive and an opportunity for the Executive, together with the Executive's legal counsel, to be heard before the Board of Directors) finding that, in the opinion of the Company's Board of Directors, the Executive has engaged in conduct justifying a termination for Cause.

                  (ii) Termination by Executive for Good Reason. If the Executive proposes to terminate the Executive's employment for Good Reason under paragraph 4(c) above (other than the last sentence of paragraph 4(c) above), the Executive shall give written notice to the Company, specifying the reason therefor with particularity. In the event the Executive proposes to terminate employment for Good Reason under paragraph 4(c)(i), (ii), (iii) or (iv) above, the termination shall be effective on the date of such notice. In the event the Executive proposes to terminate employment for Good Reason under paragraph 4(c)(v) above, the Company will have an opportunity to correct any curable situation to the reasonable satisfaction of the Executive within the period of time specified in the notice which shall not be less than thirty (30) days. If such correction is not so made or the circumstances or situation is such that it is not curable, the Executive may, within thirty

         (30) days after the expiration of the time so fixed within which to correct such situation, give written notice to the Company that the Executive's employment is terminated for Good Reason effective forthwith.

         (f) Severance Benefits. If the Executive is entitled to severance benefits under this paragraph 4(f) pursuant to paragraph 4(c) or (d) prior to a Change in Control or following twenty-four months after a Change in Control, the Executive shall be provided the following benefits (regardless of the death or disability of the Executive after the Termination Date):

                  (i) Base Salary. The Company shall continue to pay to the Executive the Base Salary when and as such Base Salary would have been paid from the date of termination (the "Termination Date") through the end of the term of this Agreement under paragraph 2 as if such termination did not occur and there were no further automatic extensions of the term pursuant to paragraph 2 (the "Severance Period") as if the Executive continued to be employed by the Company during the Severance Period and regardless of the death or disability of the Executive subsequent to the Termination Date.

                  (ii) Annual Bonus. If the effective date of such termination occurs before the Annual Bonus for any preceding calendar year has been paid, the Company shall, within thirty (30) days after the Termination Date, pay to the Executive the amount of the Executive's Annual Bonus for such preceding calendar year when and as it would have been paid if the Executive remained employed by the Company. In addition, for each calendar year within the Severance Period (including the calendar year in which the Termination Date occurs), the Company shall, within thirty
         (30) days after the end of each such calendar year, pay the Executive a bonus equal to the Deemed Bonus (as defined below). The "Deemed Bonus" shall be an amount equal to (A) prior to a Change in Control, the average of the Annual Bonus paid to the Executive for the two complete calendar years prior to the Termination Date, or (B) upon or after a Change in Control, the greater of (x) the average of the Annual Bonus paid to the Executive for the calendar year(s) after the Change in Control (including the calendar year during which a Change in Control occurs) or (y) the average of the Annual Bonus paid or payable to the Executive in respect of the two calendar years immediately preceding the calendar year in which the Change in Control occurs.

                  (iii) Disability, Life Insurance and Medical/Dental Coverage. The Executive shall be entitled to the disability coverage, life insurance and medical/dental coverage which the Executive and the Executive's family received under paragraph 3(e) as if the Executive continued to be employed by the Company during the Severance Period; provided that if Executive obtains new employment with comparable benefits during the Severance Period, all entitlements under this paragraph 4(f)(iii) shall cease. Nothing in this paragraph shall be construed as providing Executive with coverage under any plan of the Company to which Executive would not otherwise be entitled and in the event any coverage is unavailable (e.g., if Executive is uninsurable), the Company's obligations under this paragraph may be satisfied by paying to Executive the cost of such coverage if it were available, as determined in good faith by the Company.

                  (iv) Stock Options. Not later than thirty (30) days after the date on which the Executive's employment terminates, the Company shall pay the Executive a lump sum cash payment equal to the amount by which the fair market value (determined as of the Termination Date) of the number of shares of stock subject to any stock option granted under the Stock Plans which was not exercisable on the Termination Date and which would have become vested and exercisable during the Severance Period if the Executive had remained employed by the Company during the Severance Period.

         (g) Severance Benefits for Change in Control. In the event of a Change in Control and either upon or within (and including) twenty-four (24) months after such Change in Control, the Executive terminates employment for Good Reason or the Executive's employment is terminated by the Company for any reason other than Cause, then (regardless of the death or disability of the Executive after the Termination Date) the Company shall pay the Executive a lump sum cash payment within five (5) days after the Termination Date, in an amount equal to the amounts referred to in paragraph 4(f)(i), (ii) and (iv), plus the amount of the Deemed Bonus (as defined below), and the Company shall also provide the Executive the severance benefits referred to in paragraph 4(f)(iii) as provided therein.

         (h) Excise Tax Gross-Up. If Executive is subject to any Excise Tax (as defined below) as a result of the severance payments and/or benefits to which Executive is entitled under paragraphs 4(f) or 4(g), the Company shall also pay the Executive the Gross-Up Payment in accordance with the following provisions:

                  (i) Gross-Up Payment. Anything to the contrary notwithstanding, in the event it shall be determined that any payment, distribution or benefit made or provided by the Company to or for the benefit of the Executive (whether pursuant to this Agreement or otherwise) (a "Payment"), would be subject to the excise tax imposed by
         Section 4999 of the Internal Revenue Code of 1986, as amended, (the "Code") or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest and penalties, are collectively referred to as the "Excise Tax"), then the Company shall pay the Executive in cash an amount (the "Gross-Up Payment") such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including but not limited to income taxes (and any interest and penalties imposed with respect thereto) and the Excise Tax, imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-up Payment equal to the Excise Tax imposed on the Payments.

                  (ii) Determination of Gross-Up Payment. Subject to paragraph 4(h)(iii) below, all determinations required to be made under paragraph 4(h)(i), including whether a Gross-Up Payment is required and the amount of the Gross-Up Payment, shall be made by the firm of independent public accountants selected by the Company to audit its financial statements for the year immediately preceding the Change in Control (the "Accounting Firm") which shall provide detailed supporting calculations to the Company and the Executive within thirty (30) days after the Termination Date. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, the Executive shall appoint another nationally recognized accounting firm to make the determinations required under this paragraph 4(h) (which accounting firm shall then be referred to as the "Accounting Firm"). All fees and expenses of the Accounting Firm in connection with the work it performs pursuant to this paragraph 4(h) shall be promptly paid by the Company. Any Gross-Up Payment (as determined pursuant to paragraph 4(h)(i) above) shall be paid by the Company to the Executive within five (5) days of the receipt of the Accounting Firm's determination. If the Accounting Firm determines that no Excise Tax is payable by the Executive, it shall furnish the Executive with a written opinion that failure to report the Excise Tax on the Executive's applicable federal income tax return would not result in the imposition of a negligence or a similar penalty. Any determination by the Accounting Firm shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm, it is possible that Gross-up Payments which will not have been made by the Company should have been made ("Underpayment"). In the event that the Company exhausts its remedies pursuant to paragraph 4(h)(iii) below, and the Executive is thereafter required to make a payment of Excise Tax, the Accounting Firm shall promptly determine the amount of the Underpayment that has occurred and any such Underpayment shall be paid by the Company to the Executive within five (5) days after such determination.

                  (iii) Contest. The Executive shall notify the Company in writing of any claim made by the Internal Revenue Service that, if successful, would require the Company to pay a Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten (10) business days after the Executive knows of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the thirty (30) day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Employee shall:

                           (A) give the Company any information reasonably
                  requested by the Company relating to such claim;

                           (B) take such action in connection with contesting
                  such claim as the Company shall reasonably request in writing from time to time, without limitation, accepting legal representation with respect to such claim by an attorney selected by the Company and reasonably acceptable to the Executive;

                           (C) cooperate with the Company in good faith in order
                  effectively to contest such claim;

                           (D) permit the Company to participate in any
                  proceedings relating to such claim; provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax, including interest and penalties with respect thereto, imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this paragraph 4(h)(iii), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis, from any Excise Tax or income tax, including interest or penalties with respect thereto, imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder, and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

                  (iv) If, after the receipt by the Executive of an amount advanced by the Company pursuant to paragraph 4(h)(iii), the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of paragraph 4(h)(iii)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to paragraph 4(h)(iii), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of thirty (30) days after such determination, then such advance shall be forgiven and shall not be required to be repaid, and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

         (i) Benefits in Lieu of Severance Pay Policy. The severance benefits provided for in this paragraph 4 are in lieu of any benefits that would otherwise be provided to the Executive under the Company's severance pay policy, and the Executive shall not be entitled to any benefits under the Company's severance pay policy.

         (j) No Funding of Severance. Nothing contained in this Agreement or otherwise shall require the Company to segregate, earmark or otherwise set aside any funds or other assets to provide for any payments required to be made under this paragraph 4, and the rights of the Executive to the severance benefits hereunder shall be solely those of a general, unsecured creditor of the Company. However, the Company may, in its discretion, deposit cash or property, or a combination of both, equal in value to all or a portion of the amounts anticipated to be payable hereunder into a trust, the assets of which are to be distributed by such times as determined by the trustee of such trust; provided that such assets shall be subject at all times to the rights of the Company's general creditors.

         (k) Definition of Change in Control. A "Change in Control" shall be deemed to have occurred if, prior to the expiration of the term of this
Agreement:

                  (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) (other than Allianz Life Insurance Company of North America and its affiliates or the Company or any of its Subsidiaries or any employee benefit plan of the Company or any of its Subsidiaries) becomes a beneficial owner, directly or indirectly, of securities of the Company representing 20% or more of the voting power of all of the Company's then outstanding securities, except for issuances of shares approved by a majority of the Incumbent Directors (as defined below) then in office; or

                  (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (the "Incumbent Directors") together with any director (the "New Incumbent Director") whose nomination or election was approved by at least two-thirds of the Incumbent Directors and any New Incumbent Director who was previously elected, in each case who are directors at the time of the nomination or election of such director cease, for any reason to constitute at least a majority of the Board of Directors of the Company; or

                  (iii) the shareholders of the Company approve the sale of all, or substantially all, of the business or assets of the Company or the liquidation or dissolution of the Company.

         5. Confidentiality; Non-Solicitation Covenant; and Covenant Not to Compete.

         (a) Confidentiality. The Executive agrees that, at all times, both during the Executive's employment and after the termination thereof, the Executive shall not divulge to any other person, firm or corporation, or in any way use for the Executive's own benefit, except as required in the conduct of the business of the Company or any of its Subsidiaries or as authorized in writing on behalf of the Company, any trade secrets or confidential information of the Company or its Subsidiaries obtained during the course of the Executive's employment with the Company or its Subsidiaries. The Executive also agrees that the Executive will not, either subsequent to termination of employment or during employment, except as required in the conduct of the business of the Company or any of its Subsidiaries, or as authorized in writing on behalf of the Company, interfere with or disturb or attempt to interfere with or disturb any employment, contractual or business arrangements of the Company or any of its Subsidiaries with any of its employees, agents, suppliers, customers, reinsurers or other parties with which the Company or any of its Subsidiaries has a contractual relationship, as the case may be.

         (b) Non-Solicitation Covenant. While the Executive is actively employed with the Company and, in the event of a termination of employment with the Company for any reason, for a period of two years after the Termination Date, the Executive agrees that, except with the prior written permission of the Board of Directors of the Company, the Executive will not offer to hire, entice away, or in any manner attempt to persuade any officer, employee, or agent of the Company or any of the Subsidiaries to discontinue his or her relationship with the Company or any of the Subsidiaries nor will the Executive directly or indirectly solicit, divert, take away or attempt to solicit any business of the Company or any of its Subsidiaries as to which Executive has acquired any knowledge during the term of the Executive's employment with the Company.

         (c) Covenant Not to Compete. The Executive acknowledges and agrees with the Company that during the course of the Executive's employment with the Company, the Executive has had and will continue to have the opportunity to develop relationships with existing employees, customers and other business associates of the Company and the Subsidiaries, which relationships constitute goodwill of the Company, and the Executive acknowledges and agrees that the Company would be irreparably damaged if the Executive were to take actions that would damage or misappropriate such goodwill. The Executive acknowledges that the Company and its Subsidiaries currently engages, throughout the United States (the "Territory"), the business of the development, sale, marketing and administration of life insurance, annuities and extended care insurance products (the "Subject Business"). Accordingly, during the term of the Executive's employment with the Company and (i) prior to a Change of Control and in the case of a voluntary termination by the Executive under paragraph 4(d) or a termination by the Company for Cause under paragraph 4(b), the balance of the term of this Agreement under paragraph 2 as if no termination of employment occurred but notice of termination of the automatic extension was given either by the Executive at the time of his notice of voluntary resignation or given by the Company at the time of its notice of termination for Cause, or (ii) after a Change in Control, one year after the Termination Date (the "Noncompete Period"), the Executive shall not, directly or indirectly, enter into, engage in, assist, give or lend funds to or otherwise finance, be employed by or consult with, or have a financial or other interest in, any business which engages in the Subject Business, whether for or by himself or as an independent contractor, agent, stockholder, partner or joint venturer for any other person, provided that the aggregate ownership by the Executive of no more than two percent of the outstanding equity securities of any person, which securities are traded on a national or foreign securities exchange, quoted on the Nasdaq Stock Market or other automated quotation system or, in the case of the Company, of no more than ten percent of the Company's outstanding equity securities shall not be deemed to be giving or lending funds to, otherwise financing or having a financial interest in a competitor. In the event that any person in which the executive has any financial or other interest directly or indirectly enters into the Subject Business in the Territory during the Noncompete Period, the Executive shall divest all of his interest (other than any amount permitted under this paragraph) in such person within 30 days after such person enters into the Subject Business in the Territory.

         (d) Remedies. If the Executive commits a breach, or threatens to commit a breach, of any of the provisions of this paragraph 5, the Company shall have the following rights and remedies, in addition to any rights and remedies otherwise available at law or equity:

                  (i) The right and remedy to have the provisions of this paragraph 5 specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed by the Executive that any such breach or threatened breach will cause irreparable injury to the Company and the Subsidiaries and that money damages will not provide an adequate remedy to the Company and the Subsidiaries; and

                  (ii) The right and remedy to require the Executive to account for and pay over to the Company all compensation, profits, monies, accruals, increments, or other benefits, other than those payable under this Agreement, derived or received by the Executive or the enterprise in competition with the Company or any of the Subsidiaries as the result of any transactions constituting a breach of any part of this paragraph 5, and Executive agrees to account for and pay over to the Company such amounts promptly upon demand therefor.

         6. Beneficiaries. In the event of the Executive's death after termination of employment, any amount or benefit payable or distributable to him pursuant to this Agreement shall be paid to the beneficiary designated by the Executive for such purpose in the last written instrument received by the Company prior to the Executive's death, if any, or, if no beneficiary has been designated, to the Executive's estate, but such designation shall not be deemed to supersede any beneficiary designation under any benefit plan of the Company. Whenever this Agreement provides for the written designation of a beneficiary or beneficiaries of the Executive, the Executive shall have the right to revoke such designation and to redesignate a beneficiary or beneficiaries by written notice to either the Company to such effect, except to the extent, if any, restricted by law.

         7. Rights in the Event of Dispute. In the event of a dispute between the Company and the Executive regarding the Executive's employment or this Agreement, it is the intention of this Agreement that the dispute shall be resolved as expeditiously as possible, consistent with fairness to both sides, and that during pendency of the dispute the Executive and the Company shall be on equal footing, as follows:

         (a) Arbitration. Any claim or dispute relating to the Executive's employment or the terms and performance of this Agreement (other than enforcement of paragraph 5) shall be resolved by binding private arbitration before three arbitrators, and any award rendered by any arbitration panel, or a majority thereof, may be filed and a judgment obtained in any court having jurisdiction over the parties unless the relief granted in the award is delivered within ten (10) days of the award. Either party may request arbitration by written notice to the other party. Within thirty (30) days of receipt of such notice by the opposing party, each party shall appoint a disinterested arbitrator and the two arbitrators selected thereby shall appoint a third neutral arbitrator; in the event the two arbitrators cannot agree upon the third arbitrator within ten (10) days after their appointment, then the neutral arbitrator shall be appointed by the Chief Judge of Hennepin County (Minnesota) District Court. Any arbitration proceeding conducted hereunder shall be in the City of Minneapolis and shall follow the procedures set forth in the Rules of Commercial Arbitration of the American Arbitration Association, and both sides shall cooperate in as expeditious a resolution of the proceeding as is reasonable under the circumstances. The arbitration panel shall have the power to enter any relief it deems fair and just on any claim, including interim and final equitable relief, along with any procedural order that is reasonable under the circumstances.

         (b) Expenses of Prosecution/Defense of Claim. During the pendency of a dispute between the Company and the Executive relating to the Executive's employment or the terms or performance of this Agreement, the Company shall promptly pay the Executive's reasonable expenses of representation upon delivery of periodic billings for same, provided that (i) Executive (or a person claiming on the Executive's behalf) shall promptly repay all amounts paid hereunder at the conclusion of the dispute if the resolution thereof includes a finding that the Executive did not act in good faith in the matter in dispute or in the dispute proceeding itself, and (ii) no claim for expenses of representation shall be submitted by the Executive or any person acting on the Executive's behalf unless made in writing to the Board of Directors within one year of the performance of the services for which such claim is made.

         8. No Obligation to Mitigate Damages. In the event the Executive becomes eligible to receive compensation or benefits subsequent to the termination of the Executive's employment under this Agreement, the Executive shall have no obligation to seek other employment in an effort to mitigate damages. To the extent the Executive shall accept other employment after the Executive's termination of employment, the compensation and benefits received from such employment shall not reduce the compensation and benefits otherwise due under this Agreement, except as provided in paragraph 4(f)(iii) above.

         9. Other Benefits. The benefits provided under this Agreement shall, except to the extent otherwise specifically provided herein, be in addition to, and not in derogation or diminution of, any benefits that Executive or the Executive's beneficiary may be entitled to receive under any other plan or program now or hereafter maintained by the Company, or its Subsidiaries.

         10. Successors. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business and/or assets of the Company, to expressly assume and agree to perform its obligations under this

Agreement in the same manner and to the same extent that the Company would be required to perform them if no succession had taken place unless, in the opinion of legal counsel mutually acceptable to the Company and the Executive, such obligations have been assumed by the successor as a matter of law. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession (unless the foregoing opinion is rendered to the Executive) shall entitle the Executive to terminate the Executive's employment and to receive the payments provided for in paragraphs 4(f), 4(g) and 4(h), as the case may be, as if the Executive terminated this Agreement for Good Reason. The Executive's rights under this Agreement shall inure to the benefit of, and shall be enforceable by, the Executive's legal representative or other successors in interest, but shall not otherwise be assignable or transferable. The Company's rights under this Agreement shall inure to the benefit of, and shall be enforceable by, the Company's successors and assigns, including any person which may acquire LifeUSA.

         11. Severability. If any provision of this Agreement or the application thereof is held invalid or unenforceable, the invalidity or unenforceability thereof shall not affect any other provisions or applications of this Agreement which can be given effect without the invalid or unenforceable provision or application.

         12. Survival. The rights and obligations of the parties pursuant to this Agreement shall survive the term of the employment to the extent that any performance is required hereunder after the expiration or termination of such term.

         13. Notices. All notices under this Agreement shall be in writing and shall be deemed effective when delivered in person (in the Company's case, to its Secretary) or 48 hours after deposit thereof in the U.S. mails, postage prepaid, addressed, in the case of the Executive, to the Executive's last known address as carried on the personnel records of the Company and, in the case of the Company, to the corporate headquarters, attention of the Secretary, or to such other address as the party to be notified may specify by written notice to the other party.

         14. Amendments and Construction. This Agreement may only be amended in a writing signed by the parties hereto. This Agreement shall be construed under the laws of the State of Minnesota. Paragraph headings are for convenience only and shall not be considered a part of the terms and provisions of the Agreement.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first written above.

                                               LIFE USA HOLDING, INC.



                                               By
                                                 -------------------------------
                                                 Robert W. MacDonald, Chairman
                                                 and Chief Executive Officer





                                               ---------------------------------
                                               Donald J. Urban

                                    EXHIBIT D
         FORM OF AMENDMENT TO EMPLOYMENT AGREEMENT FOR MARK A. ZESBAUGH

                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT

         THIS AMENDED AND RESTATED AGREEMENT is made and entered into as of January 1, 1998 between LIFE USA HOLDING, INC., a Minnesota corporation (the "Company"), and MARK A. ZESBAUGH (the "Executive").

                                R E C I T A L S:

         WHEREAS, the Company and the Executive have entered into the employment agreement dated as of January 1, 1997 (the "1997 Agreement");

         WHEREAS, in connection with the anticipated investment in the Company by Allianz Life Insurance Company of North America ("Allianz") pursuant to the stock purchase agreement dated as of January 13, 1998 (the "Allianz Agreement") between the Company and Allianz, Allianz has requested certain changes in the 1997 Agreement;

         WHEREAS, the Executive desires to facilitate the investment by Allianz in the Company by amending and restating the 1997 Agreement in its entirety as set forth in this Agreement; and

         WHEREAS, Allianz has agreed to purchase certain shares of the Company's common stock owned by Executive pursuant to the stock purchase agreement dated January 13, 1998 between Allianz and Executive, and, as a condition of Allianz's obligations thereunder, Executive has agreed to enter into this Agreement;

         NOW, THEREFORE, in consideration of the mutual premises and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. Employment and Duties. The parties hereby agree that, during the term of this Agreement as set forth in paragraph 2 below, the Executive shall be employed as Executive Vice President and Chief Financial Officer of the Company with the duties and responsibilities attendant to such position. In discharging such duties and responsibilities, the Executive may also serve as an executive officer and/or director of any direct or indirect subsidiary of the Company (collectively the "Subsidiaries"). The salary, other compensation and benefits provided herein may be allocated among the Company and the Subsidiaries based upon the portion of the Executive's services provided to the Company and each of the Subsidiaries, respectively, and the Executive shall assist the Company in making such allocation as the Company may reasonably request. During the term of this Agreement, the Executive shall apply on a full-time basis (allowing for usual vacations and sick leave) all of the Executive's skill and experience to the performance of the Executive's duties hereunder with the Company and the Subsidiaries. It is understood that the Executive may have other business investments and participate in charitable organizations which may, from time to time, require minor portions of Executive's time, but which shall not interfere or be inconsistent with the Executive's duties under this Agreement.

The Executive shall perform the Executive's duties at the Company's principal executive offices in Minneapolis, Minnesota or at such other location as may be mutually agreed upon by the Executive and the Company; provided that the Executive shall travel to other locations at such times as may be necessary for the performance of the Executive's duties under this Agreement.

         2. Term of Employment. Unless sooner terminated as provided in paragraph 4 below, the term of this Agreement shall commence on the date hereof and shall continue through December 31, 2000; provided that the term shall be automatically extended for one year on each December 31st commencing December 31, 1998 unless either party gives written notice to the other prior to the date on which the automatic extension would be effective; provided that the term shall not be extended beyond Executive's sixty-fifth (65th) birthday.

         3. Compensation and Benefits. During the term of this Agreement, the Executive shall be entitled to the following compensation and benefits for service to the Company and the Subsidiaries, including service as a director of the Company or its Subsidiaries:

         (a) Base Salary. The Executive shall be paid a base salary at a minimum annual rate of $268,750, payable in accordance with the Company's customary payroll policy, which salary shall be reviewed and may be increased from time to time at the discretion of the Board of Directors of the Company or the Compensation Committee of the Board of Directors (the "Base Salary"); provided that the amount of the Base Salary shall not be reduced after it has been increased by the Board of Directors or the Compensation Committee without the Executive's written consent. The performance of the Executive shall be reviewed at least once each calendar year which may be at the same time as any adjustment to the Base Salary of Executive.

         (b) Bonus. The Executive shall, in addition to the Base Salary, also be entitled to a cash annual bonus (the "Annual Bonus") based on the achievement by the Company of performance goals established by the Board of Directors or the Compensation Committee of the Company's Board of Directors.

         (c) Stock Incentives. The Executive shall be eligible to receive stock options under any stock based plan from time to time adopted by the Company (the "Stock Plans"), as from time to time determined by the Board of Directors or Stock Option Committee of the Company's Board of Directors.

         (d) Reimbursement of Expenses. The Company shall reimburse the Executive for all business expenses properly documented in accordance with the Company's expense reimbursement policy.

         (e) Other Benefits. The Executive shall be entitled to participate and shall be included in any employee benefit plan, medical/dental coverage plan, life insurance plan, disability coverage plan, or similar benefit plan of the Company now existing or established hereafter which are generally applicable to executives of the Company.

         4. Termination of Employment.

         (a) Death or Disability. In the event of the Executive's death or disability (as defined in the Company's long term disability plan then in effect), the employment of the Executive hereunder shall terminate and the Company's obligation to make further Base Salary and Annual Bonus (to the extent not yet earned) payments hereunder shall thereupon terminate as of the end of the month in which such death or disability occurs. The Executive's rights to other compensation and benefits shall be determined under the Company's benefit plans and policies applicable to Company executives then in effect.

         (b) Termination for Cause by the Company. By following the procedure set forth in paragraph 4(e), the Company shall have the right to terminate the employment of the Executive for "Cause" in the event the Executive: (i) has repeatedly failed to perform the Executive's duties under this Agreement, which failure is willful and deliberate; (ii) has engaged in an act or acts of dishonesty which is or are intended to result in substantial personal enrichment for the Executive; (iii) has knowingly engaged in conduct which is materially injurious to the Company; (iv) is convicted of, or pleads nolo contendere to (A) any felony (other than any felony arising out of negligence), or (B) any crime or offense involving dishonesty with respect to the Company or any of the Subsidiaries; (v) has failed to comply with the covenants contained in paragraph 5 of this Agreement; or (vi) knowingly provides materially misleading information concerning the Company to the Board of Directors of the Company or any of its Subsidiaries, any governmental body or regulatory agency or to any lender or other financing source or proposed financing source of the Company or its Subsidiaries. If the employment of the Executive is terminated by the Company for Cause, the Company's obligation to make further Base Salary and Annual Bonus (to the extent not yet earned) payments hereunder shall thereupon terminate, except the Executive shall receive the Base Salary through the end of the month during which such a termination occurs. The Executive's rights to other compensation and benefits shall be determined under the Company's benefit plans and policies applicable to executives of the Company then in effect.

         (c) Termination for Good Reason by the Executive. By following the procedure set forth in paragraph 4(e), the Executive shall have the right to terminate the Executive's employment with the Company for "Good Reason" in the event (i) the Executive is not at all times a duly elected Executive Vice President and Chief Financial Officer of the Company; (ii) there is any material reduction in the scope of the Executive's authority and responsibility; (iii) there is a reduction in the Executive's Base Salary, a material reduction in the amount of Annual Bonus for which the Executive is eligible, an amendment to any Stock Plan or employee retirement plan applicable to the Executive which is materially adverse to the Executive, or a material reduction in the other benefits to which the Executive is entitled under paragraph 3(e) above; (iv) the Company requires the Executive's principal place of employment to be anywhere other than the Company's principal executive offices, or there is a relocation of the Company's principal executive offices outside of the Minneapolis/St. Paul, Minnesota metropolitan area; or (v) the Company otherwise fails to perform its obligations under this Agreement. If the employment of the Executive is terminated by the Executive for Good Reason before a Change in Control (as defined below) or following twenty-four (24) months after a Change in Control, the Executive shall be entitled to the severance benefits set forth in paragraph 4(f) below. If the employment of the Executive is terminated by the Executive for Good Reason upon or within (and including) twenty-four (24) months after a Change in Control, the Executive shall be entitled to the severance benefits set forth in paragraph 4(g) below. In addition, in the event a Change in Control has occurred and the Executive elects upon ten (10) days prior notice to the Company to terminate employment with the Company within the sixty (60) day period following the first anniversary of the Change in Control, such termination shall be considered a termination by the Executive for Good Reason and the Executive shall be entitled to the severance benefits under paragraph 4(g) below.

         (d) Termination Without Cause. The Company may terminate the Executive's employment without Cause prior to the expiration of the term of this Agreement. If the employment of the Executive is terminated by the Company without Cause before a Change in Control or following twenty-four (24) months after a Change in Control, the Executive shall be entitled to the severance benefits set forth in paragraph 4(f) below. If the employment of the Executive is terminated by the Company without Cause upon or within (and including) twenty-four (24) months after a Change in Control, the Executive shall be entitled to the severance benefits set forth in paragraph 4(g) below.

         (e) Notice and Right to Cure.

                  (i) Termination by Company for Cause. If the Company proposes to terminate the employment of the Executive for Cause under paragraph 4(b), the Company shall give written notice to the Executive specifying the reasons for such proposed determination with particularity and, in the case of a termination for Cause under paragraph 4(b)(i), the Executive shall have a reasonable opportunity to correct any curable situation to the reasonable satisfaction of the Board of Directors of the Company, which period shall be no less than thirty (30) days from the Executive's receipt of the notice of proposed termination. Notwithstanding the foregoing, the Executive's employment shall not be terminated for Cause unless and until there shall be delivered to the Executive a copy of the resolution duly adopted by the affirmative vote of not less than the majority of the members of the Board of Directors of the Company at a meeting called and held for the purpose (after reasonable notice to the Executive and an opportunity for the Executive, together with the Executive's legal counsel, to be heard before the Board of Directors) finding that, in the opinion of the Company's Board of Directors, the Executive has engaged in conduct justifying a termination for Cause.

                  (ii) Termination by Executive for Good Reason. If the Executive proposes to terminate the Executive's employment for Good Reason under paragraph 4(c) above (other than the last sentence of paragraph 4(c) above), the Executive shall give written notice to the Company, specifying the reason therefor with particularity. In the event the Executive proposes to terminate employment for Good Reason under paragraph 4(c)(i), (ii), (iii) or (iv) above, the termination shall be effective on the date of such notice. In the event the

         Executive proposes to terminate employment for Good Reason under paragraph 4(c)(v) above, the Company will have an opportunity to correct any curable situation to the reasonable satisfaction of the Executive within the period of time specified in the notice which shall not be less than thirty (30) days. If such correction is not so made or the circumstances or situation is such that it is not curable, the Executive may, within thirty (30) days after the expiration of the time so fixed within which to correct such situation, give written notice to the Company that the Executive's employment is terminated for Good Reason effective forthwith.

         (f) Severance Benefits. If the Executive is entitled to severance benefits under this paragraph 4(f) pursuant to paragraph 4(c) or (d) prior to a Change in Control or following twenty-four months after a Change in Control, the Executive shall be provided the following benefits (regardless of the death or disability of the Executive after the Termination Date):

                  (i) Base Salary. The Company shall continue to pay to the Executive the Base Salary when and as such Base Salary would have been paid from the date of termination (the "Termination Date") through the end of the term of this Agreement under paragraph 2 as if such termination did not occur and there were no further automatic extensions of the term pursuant to paragraph 2 (the "Severance Period") as if the Executive continued to be employed by the Company during the Severance Period and regardless of the death or disability of the Executive subsequent to the Termination Date.

                  (ii) Annual Bonus. If the effective date of such termination occurs before the Annual Bonus for any preceding calendar year has been paid, the Company shall, within thirty (30) days after the Termination Date, pay to the Executive the amount of the Executive's Annual Bonus for such preceding calendar year when and as it would have been paid if the Executive remained employed by the Company. In addition, for each calendar year within the Severance Period (including the calendar year in which the Termination Date occurs), the Company shall, within thirty
         (30) days after the end of each such calendar year, pay the Executive a bonus equal to the Deemed Bonus (as defined below). The "Deemed Bonus" shall be an amount equal to (A) prior to a Change in Control, the average of the Annual Bonus paid to the Executive for the two complete calendar years prior to the Termination Date, or (B) upon or after a Change in Control, the greater of (x) the average of the Annual Bonus paid to the Executive for the calendar year(s) after the Change in Control (including the calendar year in which a Change in Control occurs) or (y) the average of the Annual Bonus paid or payable to the Executive in respect of the two calendar years immediately preceding the calendar year in which the Change in Control occurs.

                  (iii) Disability, Life Insurance and Medical/Dental Coverage. The Executive shall be entitled to the disability coverage, life insurance and medical/dental coverage which the Executive and the Executive's family received under paragraph 3(e) as if the Executive continued to be employed by the Company during the Severance Period; provided that if Executive obtains new employment with comparable benefits during the

         Severance Period, all entitlements under this paragraph 4(f)(iii) shall cease. Nothing in this paragraph shall be construed as providing Executive with coverage under any plan of the Company to which Executive would not otherwise be entitled and in the event any coverage is unavailable (e.g., if Executive is uninsurable), the Company's obligations under this paragraph may be satisfied by paying to Executive the cost of such coverage if it were available, as determined in good faith by the Company.

                  (iv) Stock Options. Not later than thirty (30) days after the date on which the Executive's employment terminates, the Company shall pay the Executive a lump sum cash payment equal to the amount by which the fair market value (determined as of the Termination Date) of the number of shares of stock subject to any stock option granted under the Stock Plans which was not exercisable on the Termination Date and which would have become vested and exercisable during the Severance Period if the Executive had remained employed by the Company during the Severance Period.

         (g) Severance Benefits for Change in Control. In the event of a Change in Control and either upon or within (and including) twenty-four (24) months after such Change in Control, the Executive terminates employment for Good Reason or the Executive's employment is terminated by the Company for any reason other than Cause, then (regardless of the death or disability of the Executive after the Termination Date) the Company shall pay the Executive a lump sum cash payment within five (5) days after the Termination Date, in an amount equal to the amounts referred to in paragraph 4(f)(i), (ii) and (iv), plus the amount of the Deemed Bonus (as defined below), and the Company shall also provide the Executive the severance benefits referred to in paragraph 4(f)(iii) as provided therein.

         (h) Excise Tax Gross-Up. If Executive is subject to any Excise Tax (as defined below) as a result of the severance payments and/or benefits to which Executive is entitled under paragraphs 4(f) or 4(g), the Company shall also pay the Executive the Gross-Up Payment in accordance with the following provisions:

                  (i) Gross-Up Payment. Anything to the contrary notwithstanding, in the event it shall be determined that any payment, distribution or benefit made or provided by the Company to or for the benefit of the Executive (whether pursuant to this Agreement or otherwise) (a "Payment"), would be subject to the excise tax imposed by
         Section 4999 of the Internal Revenue Code of 1986, as amended, (the "Code") or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest and penalties, are collectively referred to as the "Excise Tax"), then the Company shall pay the Executive in cash an amount (the "Gross-Up Payment") such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including but not limited to income taxes (and any interest and penalties imposed with respect thereto) and the Excise Tax, imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-up Payment equal to the Excise Tax imposed on the Payments.

                  (ii) Determination of Gross-Up Payment. Subject to paragraph 4(h)(iii) below, all determinations required to be made under paragraph 4(h)(i), including whether a Gross-Up Payment is required and the amount of the Gross-Up Payment, shall be made by the firm of independent public accountants selected by the Company to audit its financial statements for the year immediately preceding the Change in Control (the "Accounting Firm") which shall provide detailed supporting calculations to the Company and the Executive within thirty (30) days after the Termination Date. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, the Executive shall appoint another nationally recognized accounting firm to make the determinations required under this paragraph 4(h) (which accounting firm shall then be referred to as the "Accounting Firm"). All fees and expenses of the Accounting Firm in connection with the work it performs pursuant to this paragraph 4(h) shall be promptly paid by the Company. Any Gross-Up Payment (as determined pursuant to paragraph 4(h)(i) above) shall be paid by the Company to the Executive within five (5) days of the receipt of the Accounting Firm's determination. If the Accounting Firm determines that no Excise Tax is payable by the Executive, it shall furnish the Executive with a written opinion that failure to report the Excise Tax on the Executive's applicable federal income tax return would not result in the imposition of a negligence or a similar penalty. Any determination by the Accounting Firm shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm, it is possible that Gross-up Payments which will not have been made by the Company should have been made ("Underpayment"). In the event that the Company exhausts its remedies pursuant to paragraph 4(h)(iii) below, and the Executive is thereafter required to make a payment of Excise Tax, the Accounting Firm shall promptly determine the amount of the Underpayment that has occurred and any such Underpayment shall be paid by the Company to the Executive within five (5) days after such determination.

                  (iii) Contest. The Executive shall notify the Company in writing of any claim made by the Internal Revenue Service that, if successful, would require the Company to pay a Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten (10) business days after the Executive knows of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the thirty (30) day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Employee shall:

                           (A) give the Company any information reasonably
                  requested by the Company relating to such claim;

                           (B) take such action in connection with contesting
                  such claim as the Company shall reasonably request in writing from time to time, without limitation, accepting legal representation with respect to such claim by an attorney selected by the Company and reasonably acceptable to the Executive;

                           (C) cooperate with the Company in good faith in order
                  effectively to contest such claim;

                           (D) permit the Company to participate in any
                  proceedings relating to such claim; provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax, including interest and penalties with respect thereto, imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this paragraph 4(h)(iii), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis, from any Excise Tax or income tax, including interest or penalties with respect thereto, imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder, and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

                  (iv) If, after the receipt by the Executive of an amount advanced by the Company pursuant to paragraph 4(h)(iii), the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of paragraph 4(h)(iii)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to paragraph 4(h)(iii), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of thirty (30) days after such determination, then such advance shall be forgiven and shall not be required to be repaid, and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

         (i) Benefits in Lieu of Severance Pay Policy. The severance benefits provided for in this paragraph 4 are in lieu of any benefits that would otherwise be provided to the Executive under the Company's severance pay policy and the Executive shall not be entitled to any benefits under the Company's severance pay policy.

         (j) No Funding of Severance. Nothing contained in this Agreement or otherwise shall require the Company to segregate, earmark or otherwise set aside any funds or other assets to provide for any payments required to be made under this paragraph 4 and the rights of the Executive to the severance benefits hereunder shall be solely those of a general, unsecured creditor of the Company. However, the Company may, in its discretion, deposit cash or property, or a combination of both, equal in value to all or a portion of the amounts anticipated to be payable hereunder into a trust, the assets of which are to be distributed by such times as determined by the trustee of such trust; provided that such assets shall be subject at all times to the rights of the Company's general creditors.

         (k) Definition of Change in Control. A "Change in Control" shall be deemed to have occurred if, prior to the expiration of the term of this
Agreement:

                  (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) (other than Allianz Life Insurance Company of North America and its affiliates or the Company or any of its Subsidiaries or any employee benefit plan of the Company or any of its Subsidiaries) becomes a beneficial owner, directly or indirectly, of securities of the Company representing 20% or more of the voting power of all of the Company's then outstanding securities, except for issuances of shares approved by a majority of the Incumbent Directors (as defined below) then in office; or

                  (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (the "Incumbent Directors") together with any director (the "New Incumbent Director") whose nomination or election was approved by at least two-thirds of the Incumbent Directors and any New Incumbent Director who was previously elected, in each case who are directors at the time of the nomination or election of such director cease, for any reason to constitute at least a majority of the Board of Directors of the Company; or

                  (iii) the shareholders of the Company approve the sale of all, or substantially all, of the business or assets of the Company or the liquidation or dissolution of the Company.

         5. Confidentiality; Non-Solicitation Covenant; and Covenant Not to Compete.

         (a) Confidentiality. The Executive agrees that, at all times, both during the Executive's employment and after the termination thereof, the Executive shall not divulge to any other person, firm or corporation, or in any way use for the Executive's own benefit, except as required in the conduct of the business of the Company or any of its Subsidiaries or as authorized in writing on behalf of the Company, any trade secrets or confidential information of the Company or its Subsidiaries obtained during the course of the Executive's employment with the Company or its Subsidiaries. The Executive also agrees that the Executive will not, either subsequent to termination of employment or during employment, except as required in the conduct of the business of the Company or any of its Subsidiaries, or as authorized in writing on behalf of the Company, interfere with or disturb or attempt to interfere with or disturb any employment, contractual or business arrangements of the Company or any of its Subsidiaries with any of its employees, agents, suppliers, customers, reinsurers or other parties with which the Company or any of its Subsidiaries has a contractual relationship, as the case may be.

         (b) Non-Solicitation Covenant. While the Executive is actively employed with the Company and, in the event of a termination of employment with the Company for any reason, for a period of two years after the Termination Date, the Executive agrees that, except with the prior written permission of the Board of Directors of the Company, the Executive will not offer to hire, entice away, or in any manner attempt to persuade any officer, employee, or agent of the Company or any of the Subsidiaries to discontinue his or her relationship with the Company or any of the Subsidiaries nor will the Executive directly or indirectly solicit, divert, take away or attempt to solicit any business of the Company or any of its Subsidiaries as to which Executive has acquired any knowledge during the term of the Executive's employment with the Company.

         (c) Covenant Not to Compete. The Executive acknowledges and agrees with the Company that during the course of the Executive's employment with the Company, the Executive has had and will continue to have the opportunity to develop relationships with existing employees, customers and other business associates of the Company and the Subsidiaries, which relationships constitute goodwill of the Company, and the Executive acknowledges and agrees that the Company would be irreparably damaged if the Executive were to take actions that would damage or misappropriate such goodwill. The Executive acknowledges that the Company and its Subsidiaries currently engages throughout the United States (the "Territory"), the business of the development, sale, marketing and administration of life insurance, annuities and extended care insurance products (the "Subject Business"). Accordingly, during the term of the Executive's employment with the Company and (i) prior to a Change of Control, and in the case of a voluntary termination by the Executive under paragraph 4(d) or a termination by the Company for Cause under paragraph 4(b), the balance of the term of this Agreement under paragraph 2 as if no termination of employment occurred but notice of termination of the automatic extension was given either by the Executive at the time of his notice of voluntary resignation or given by the Company at the time of its notice of termination for Cause, or (ii) after a Change in Control, one year after the Termination Date (the "Noncompete Period"), the Executive shall not, directly or indirectly, enter into, engage in, assist, give or lend funds to or otherwise finance, be employed by or consult with, or have a financial or other interest in, any business which engages in the Subject Business, whether for or by himself or as an independent contractor, agent, stockholder, partner or joint venturer for any other person, provided that the aggregate ownership by the Executive of no more than two percent of the outstanding equity securities of any person, which securities are traded on a national or foreign securities exchange, quoted on the Nasdaq Stock Market or other automated quotation system or, in the case of the Company, of no more than ten percent of the Company's outstanding equity securities shall not be deemed to be giving or lending funds to, otherwise financing or having a financial interest in a competitor. In the event that any person in which the executive has any financial or other interest directly or indirectly enters into the Subject Business in the Territory during the Noncompete Period, the Executive shall divest all of his interest (other than any amount permitted under this paragraph) in such person within 30 days after such person enters into the Subject Business in the Territory.

         (d) Remedies. If the Executive commits a breach, or threatens to commit a breach, of any of the provisions of this paragraph 5, the Company shall have the following rights and remedies, in addition to any rights and remedies otherwise available at law or equity:

                  (i) The right and remedy to have the provisions of this paragraph 5 specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed by the Executive that any such breach or threatened breach will cause irreparable injury to the Company and the Subsidiaries and that money damages will not provide an adequate remedy to the Company and the Subsidiaries; and

                  (ii) The right and remedy to require the Executive to account for and pay over to the Company all compensation, profits, monies, accruals, increments, or other benefits, other than those payable under this Agreement, derived or received by the Executive or the enterprise in competition with the Company or any of the Subsidiaries as the result of any transactions constituting a breach of any part of this paragraph 5, and Executive agrees to account for and pay over to the Company such amounts promptly upon demand therefor.

         6. Beneficiaries. In the event of the Executive's death after termination of employment, any amount or benefit payable or distributable to him pursuant to this Agreement shall be paid to the beneficiary designated by the Executive for such purpose in the last written instrument received by the Company prior to the Executive's death, if any, or, if no beneficiary has been designated, to the Executive's estate, but such designation shall not be deemed to supersede any beneficiary designation under any benefit plan of the Company. Whenever this Agreement provides for the written designation of a beneficiary or beneficiaries of the Executive, the Executive shall have the right to revoke such designation and to redesignate a beneficiary or beneficiaries by written notice to either the Company to such effect, except to the extent, if any, restricted by law.

         7. Rights in the Event of Dispute. In the event of a dispute between the Company and the Executive regarding the Executive's employment or this Agreement, it is the intention of this Agreement that the dispute shall be resolved as expeditiously as possible, consistent with fairness to both sides, and that during pendency of the dispute the Executive and the Company shall be on equal footing, as follows:

         (a) Arbitration. Any claim or dispute relating to the Executive's employment or the terms and performance of this Agreement (other than enforcement of paragraph 5) shall be resolved by binding private arbitration before three arbitrators, and any award rendered by any arbitration panel, or a majority thereof, may be filed and a judgment obtained in any court having jurisdiction over the parties unless the relief granted in the award is delivered within ten (10) days of the award. Either party may request arbitration by written notice to the other party. Within thirty (30) days of receipt of such notice by the opposing party, each party shall appoint a disinterested arbitrator and the two arbitrators selected thereby shall appoint a third neutral arbitrator; in the event the two arbitrators cannot agree upon the third arbitrator within ten (10) days after their appointment, then the neutral arbitrator shall be appointed by the Chief Judge of Hennepin County (Minnesota) District Court. Any arbitration proceeding conducted hereunder shall be in the City of Minneapolis and shall follow the procedures set forth in the Rules of Commercial Arbitration of the American Arbitration Association, and both sides shall cooperate in as expeditious a resolution of the proceeding as is reasonable under the circumstances. The arbitration panel shall have the power to enter any relief it deems fair and just on any claim, including interim and final equitable relief, along with any procedural order that is reasonable under the circumstances.

         (b) Expenses of Prosecution/Defense of Claim. During the pendency of a dispute between the Company and the Executive relating to the Executive's employment or the terms or performance of this Agreement, the Company shall promptly pay the Executive's reasonable expenses of representation upon delivery of periodic billings for same, provided that (i) Executive (or a person claiming on the Executive's behalf) shall promptly repay all amounts paid hereunder at the conclusion of the dispute if the resolution thereof includes a finding that the Executive did not act in good faith in the matter in dispute or in the dispute proceeding itself, and (ii) no claim for expenses of representation shall be submitted by the Executive or any person acting on the Executive's behalf unless made in writing to the Board of Directors within one year of the performance of the services for which such claim is made.

         8. No Obligation to Mitigate Damages. In the event the Executive becomes eligible to receive compensation or benefits subsequent to the termination of the Executive's employment under this Agreement, the Executive shall have no obligation to seek other employment in an effort to mitigate damages. To the extent the Executive shall accept other employment after the Executive's termination of employment, the compensation and benefits received from such employment shall not reduce the compensation and benefits otherwise due under this Agreement, except as provided in paragraph 4(f)(iii) above.

         9. Other Benefits. The benefits provided under this Agreement shall, except to the extent otherwise specifically provided herein, be in addition to, and not in derogation or diminution of, any benefits that Executive or the Executive's beneficiary may be entitled to receive under any other plan or program now or hereafter maintained by the Company, or its Subsidiaries.

         10. Successors. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business and/or assets of the Company, to expressly assume and agree to perform its obligations under this Agreement in the same manner and to the same extent that the Company would be required to perform them if no succession had taken place unless, in the opinion of legal counsel mutually acceptable to the Company and the Executive, such obligations have been assumed by the successor as a matter of law. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession (unless the foregoing opinion is rendered to the Executive) shall entitle the Executive to terminate the Executive's employment and to receive the payments provided for in paragraphs 4(f), 4(g) and 4(h), as the case may be, as if the Executive terminated this Agreement for Good Reason. The Executive's rights under this Agreement shall inure to the benefit of, and shall be enforceable by, the Executive's legal representative or other successors in interest, but shall not otherwise be assignable or transferable. The Company's rights under this Agreement shall inure to the benefit of, and shall be enforceable by, the Company's successors and assigns, including any person which may acquire LifeUSA Insurance Company.

         11. Severability. If any provision of this Agreement or the application thereof is held invalid or unenforceable, the invalidity or unenforceability thereof shall not affect any other provisions or applications of this Agreement which can be given effect without the invalid or unenforceable provision or application.

         12. Survival. The rights and obligations of the parties pursuant to this Agreement shall survive the term of the employment to the extent that any performance is required hereunder after the expiration or termination of such term.

         13. Notices. All notices under this Agreement shall be in writing and shall be deemed effective when delivered in person (in the Company's case, to its Secretary) or 48 hours after deposit thereof in the U.S. mails, postage prepaid, addressed, in the case of the Executive, to the Executive's last known address as carried on the personnel records of the Company and, in the case of the Company, to the corporate headquarters, attention of the Secretary, or to such other address as the party to be notified may specify by written notice to the other party.

         14. Amendments and Construction. This Agreement may only be amended in a writing signed by the parties hereto. This Agreement shall be construed under the laws of the State of Minnesota. Paragraph headings are for convenience only and shall not be considered a part of the terms and provisions of the Agreement.

         15. Amended and Restated Agreement. This Agreement amends and restates in its entirety the 1997 Agreement and the 1997 Agreement shall have no further force or effect.

         IN WITNESS WHEREOF, the parties have duly executed this Amended and Restated Agreement as of the day and year first written above.

                                             LIFE USA HOLDING, INC.



                                             By
                                                --------------------------------
                                                Robert W. MacDonald, Chairman
                                                and Chief Executive Officer




                                             -----------------------------------
                                             Mark A. Zesbaugh

                                    EXHIBIT E
                FORM OF EMPLOYMENT AGREEMENT FOR BRADLEY E. BARKS

                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT is made and entered into as of January 1, 1998 between LIFE USA HOLDING, INC., a Minnesota corporation (the "Company"), and BRADLEY E. BARKS (the "Executive").

                                R E C I T A L S:

         WHEREAS, the Executive is now and has been the Senior Vice President - Finance of the Company;

         WHEREAS, the Executive and the Company wish to enter into this Agreement to provide for the continued employment of Executive; and

         WHEREAS, the Executive and the Company are willing to enter into this Agreement upon the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the mutual premises and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. Employment and Duties. The parties hereby agree that, during the term of this Agreement as set forth in paragraph 2 below, the Executive shall be employed as the Senior Vice President - Finance of the Company with the duties and responsibilities attendant to such position. In discharging such duties and responsibilities, the Executive may also serve as an executive officer and/or director of any direct or indirect subsidiary of the Company (collectively the "Subsidiaries"). The salary, other compensation and benefits provided herein may be allocated among the Company and the Subsidiaries based upon the portion of the Executive's services provided to the Company and each of the Subsidiaries, respectively, and the Executive shall assist the Company in making such allocation as the Company may reasonably request. During the term of this Agreement, the Executive shall apply on a full-time basis (allowing for usual vacations and sick leave) all of the Executive's skill and experience to the performance of the Executive's duties hereunder with the Company and the Subsidiaries. It is understood that the Executive may have other business investments and participate in charitable organizations which may, from time to time, require minor portions of Executive's time, but which shall not interfere or be inconsistent with the Executive's duties under this Agreement. The Executive shall perform the Executive's duties at the Company's principal executive offices in Minneapolis, Minnesota or at such other location as may be mutually agreed upon by the Executive and the Company; provided that the Executive shall travel to other locations at such times as may be necessary for the performance of the Executive's duties under this Agreement.

         2. Term of Employment. Unless sooner terminated as provided in paragraph 4 below, the term of this Agreement shall commence on the date hereof and shall continue through

December 31, 2000; provided that the term shall be automatically extended for one year on each December 31st commencing December 31, 1998 unless either party gives written notice to the other prior to the date on which the automatic extension would be effective; provided that the term shall not be extended beyond Executive's sixty-fifth (65th) birthday.

         3. Compensation and Benefits. During the term of this Agreement, the Executive shall be entitled to the following compensation and benefits for service to the Company and the Subsidiaries, including service as a director of the Company or its Subsidiaries:

         (a) Base Salary. The Executive shall be paid a base salary at a minimum annual rate of $200,000, payable in accordance with the Company's customary payroll policy, which salary shall be reviewed and may be increased from time to time at the discretion of the Board of Directors of the Company or the Compensation Committee of the Board of Directors (the "Base Salary"); provided that the amount of the Base Salary shall not be reduced after it has been increased by the Board of Directors or the Compensation Committee without the Executive's written consent. The performance of the Executive shall be reviewed at least once each calendar year which may be at the same time as any adjustment to the Base Salary of Executive.

         (b) Bonus. The Executive shall, in addition to the Base Salary, also be entitled to a cash annual bonus (the "Annual Bonus") based on the achievement by the Company of performance goals established by the Board of Directors or the Compensation Committee of the Company's Board of Directors.

         (c) Stock Incentives. The Executive shall be eligible to receive stock options under any stock based plan from time to time adopted by the Company (the "Stock Plans"), as from time to time determined by the Board of Directors or Stock Option Committee of the Company's Board of Directors.

         (d) Reimbursement of Expenses. The Company shall reimburse the Executive for all business expenses properly documented in accordance with the Company's expense reimbursement policy.

         (e) Other Benefits. The Executive shall be entitled to participate and shall be included in any employee benefit plan, medical/dental coverage plan, life insurance plan, disability coverage plan, or similar benefit plan of the Company now existing or established hereafter which are generally applicable to executives of the Company.

         4. Termination of Employment.

         (a) Death or Disability. In the event of the Executive's death or disability (as defined in the Company's long term disability plan then in effect), the employment of the Executive hereunder shall terminate and the Company's obligation to make further Base Salary and Annual Bonus (to the extent not yet earned) payments hereunder shall thereupon terminate as of the end of the month in which such death or disability occurs. The Executive's rights to other compensation and benefits shall be determined under the Company's benefit plans and policies applicable to Company executives then in effect.

         (b) Termination for Cause by the Company. By following the procedure set forth in paragraph 4(e), the Company shall have the right to terminate the employment of the Executive for "Cause" in the event the Executive: (i) has repeatedly failed to perform the Executive's duties under this Agreement, which failure is willful and deliberate; (ii) has engaged in an act or acts of dishonesty which is or are intended to result in substantial personal enrichment for the Executive; (iii) has knowingly engaged in conduct which is materially injurious to the Company; (iv) is convicted of, or pleads nolo contendere to (A) any felony (other than any felony arising out of negligence), or (B) any crime or offense involving dishonesty with respect to the Company or any of the Subsidiaries; (v) has failed to comply with the covenants contained in paragraph 5 of this Agreement; or (vi) knowingly provides materially misleading information concerning the Company to the Board of Directors of the Company or any of its Subsidiaries, any governmental body or regulatory agency or to any lender or other financing source or proposed financing source of the Company or its Subsidiaries. If the employment of the Executive is terminated by the Company for Cause, the Company's obligation to make further Base Salary and Annual Bonus (to the extent not yet earned) payments hereunder shall thereupon terminate, except the Executive shall receive the Base Salary through the end of the month during which such a termination occurs. The Executive's rights to other compensation and benefits shall be determined under the Company's benefit plans and policies applicable to executives of the Company then in effect.

         (c) Termination for Good Reason by the Executive. By following the procedure set forth in paragraph 4(e), the Executive shall have the right to terminate the Executive's employment with the Company for "Good Reason" in the event (i) the Executive is not at all times a duly elected Senior Vice President
- Finance of the Company; (ii) there is any material reduction in the scope of the Executive's authority and responsibility; (iii) there is a reduction in the Executive's Base Salary, a material reduction in the amount of Annual Bonus for which the Executive is eligible, an amendment to any Stock Plan or employee retirement plan applicable to the Executive which is materially adverse to the Executive, or a material reduction in the other benefits to which the Executive is entitled under paragraph 3(e) above; (iv) the Company requires the Executive's principal place of employment to be anywhere other than the Company's principal executive offices, or there is a relocation of the Company's principal executive offices outside of the Minneapolis/St. Paul, Minnesota metropolitan area; or (v) the Company otherwise fails to perform its obligations under this Agreement. If the employment of the Executive is terminated by the Executive for Good Reason before a Change in Control (as defined below) or following twenty-four (24) months after a Change in Control, the Executive shall be entitled to the severance benefits set forth in paragraph 4(f) below. If the employment of the Executive is terminated by the Executive for Good Reason upon or within (and including) twenty-four (24) months after a Change in Control, the Executive shall be entitled to the severance benefits set forth in paragraph 4(g) below. In addition, in the event a Change in Control has occurred and the Executive elects upon ten (10) days prior notice to the Company to terminate employment with the Company within the sixty (60) day period following the first anniversary of the Change in Control, such termination shall be considered a termination by the Executive for Good Reason and the Executive shall be entitled to the severance benefits under paragraph 4(g) below.

         (d) Termination Without Cause. The Company may terminate the Executive's employment without Cause prior to the expiration of the term of this Agreement. If the employment of the Executive is terminated by the Company without Cause before a Change in Control or following twenty-four (24) months after a Change in Control, the Executive shall be entitled to the severance benefits set forth in paragraph 4(f) below. If the employment of the Executive is terminated by the Company without Cause upon or within (and including) twenty-four (24) months after a Change in Control, the Executive shall be entitled to the severance benefits set forth in paragraph 4(g) below.

         (e) Notice and Right to Cure.

                  (i) Termination by Company for Cause. If the Company proposes to terminate the employment of the Executive for Cause under paragraph 4(b), the Company shall give written notice to the Executive specifying the reasons for such proposed determination with particularity and, in the case of a termination for Cause under paragraph 4(b)(i), the Executive shall have a reasonable opportunity to correct any curable situation to the reasonable satisfaction of the Board of Directors of the Company, which period shall be no less than thirty (30) days from the Executive's receipt of the notice of proposed termination. Notwithstanding the foregoing, the Executive's employment shall not be terminated for Cause unless and until there shall be delivered to the Executive a copy of the resolution duly adopted by the affirmative vote of not less than the majority of the members of the Board of Directors of the Company at a meeting called and held for the purpose (after reasonable notice to the Executive and an opportunity for the Executive, together with the Executive's legal counsel, to be heard before the Board of Directors) finding that, in the opinion of the Company's Board of Directors, the Executive has engaged in conduct justifying a termination for Cause.

                  (ii) Termination by Executive for Good Reason. If the Executive proposes to terminate the Executive's employment for Good Reason under paragraph 4(c) above (other than the last sentence of paragraph 4(c) above), the Executive shall give written notice to the Company, specifying the reason therefor with particularity. In the event the Executive proposes to terminate employment for Good Reason under paragraph 4(c)(i), (ii), (iii) or (iv) above, the termination shall be effective on the date of such notice. In the event the Executive proposes to terminate employment for Good Reason under paragraph 4(c)(v) above, the Company will have an opportunity to correct any curable situation to the reasonable satisfaction of the Executive within the period of time specified in the notice which shall not be less than thirty (30) days. If such correction is not so made or the circumstances or situation is such that it is not curable, the Executive may, within thirty (30) days after the expiration of the time so fixed within which to correct such situation, give written notice to the Company that the Executive's employment is terminated for Good Reason effective forthwith.

         (f) Severance Benefits. If the Executive is entitled to severance benefits under this paragraph 4(f) pursuant to paragraph 4(c) or (d) prior to a Change in Control or following twenty-four months after a Change in Control, the Executive shall be provided the following benefits (regardless of the death or disability of the Executive after the Termination Date):

                  (i) Base Salary. The Company shall continue to pay to the Executive the Base Salary when and as such Base Salary would have been paid from the date of termination (the "Termination Date") through the end of the term of this Agreement under paragraph 2 as if such termination did not occur and there were no further automatic extensions of the term pursuant to paragraph 2 (the "Severance Period") as if the Executive continued to be employed by the Company during the Severance Period and regardless of the death or disability of the Executive subsequent to the Termination Date.

                  (ii) Annual Bonus. If the effective date of such termination occurs before the Annual Bonus for any preceding calendar year has been paid, the Company shall, within thirty (30) days after the Termination Date, pay to the Executive the amount of the Executive's Annual Bonus for such preceding calendar year when and as it would have been paid if the Executive remained employed by the Company. In addition, for each calendar year within the Severance Period (including the calendar year in which the Termination Date occurs), the Company shall, within thirty
         (30) days after the end of each such calendar year, pay the Executive a bonus equal to the Deemed Bonus (as defined below). The "Deemed Bonus" shall be an amount equal to (A) prior to a Change in Control, the average of the Annual Bonus paid to the Executive for the two complete calendar years prior to the Termination Date, or (B) upon or after a Change in Control, the greater of (x) the average of the Annual Bonus paid to the Executive for the calendar year(s) after the Change in Control (including the calendar year in which a Change in Control occurs) or (y) the average of the Annual Bonus paid or payable to the Executive in respect of the two calendar years immediately preceding the calendar year in which the Change in Control occurs.

                  (iii) Disability, Life Insurance and Medical/Dental Coverage. The Executive shall be entitled to the disability coverage, life insurance and medical/dental coverage which the Executive and the Executive's family received under paragraph 3(e) as if the Executive continued to be employed by the Company during the Severance Period; provided that if Executive obtains new employment with comparable benefits during the Severance Period, all entitlements under this paragraph 4(f)(iii) shall cease. Nothing in this paragraph shall be construed as providing Executive with coverage under any plan of the Company to which Executive would not otherwise be entitled and in the event any coverage is unavailable (e.g., if Executive is uninsurable), the Company's obligations under this paragraph may be satisfied by paying to Executive the cost of such coverage if it were available, as determined in good faith by the Company.

                  (iv) Stock Options. Not later than thirty (30) days after the date on which the Executive's employment terminates, the Company shall pay the Executive a lump sum cash payment equal to the amount by which the fair market value (determined as of the Termination Date) of the number of shares of stock subject to any stock option granted under the Stock Plans which was not exercisable on the Termination Date and which would have become vested and exercisable during the Severance Period if the Executive had remained employed by the Company during the Severance Period.

         (g) Severance Benefits for Change in Control. In the event of a Change in Control and either upon or within (and including) twenty-four (24) months after such Change in Control, the Executive terminates employment for Good Reason or the Executive's employment is terminated by the Company for any reason other than Cause, then (regardless of the death or disability of the Executive after the Termination Date) the Company shall pay the Executive a lump sum cash payment within five (5) days after the Termination Date, in an amount equal to the amounts referred to in paragraph 4(f)(i), (ii) and (iv), plus the amount of the Deemed Bonus (as defined below), and the Company shall also provide the Executive the severance benefits referred to in paragraph 4(f)(iii) as provided therein.

         (h) Excise Tax Gross-Up. If Executive is subject to any Excise Tax (as defined below) as a result of the severance payments and/or benefits to which Executive is entitled under paragraphs 4(f) or 4(g), the Company shall also pay the Executive the Gross-Up Payment in accordance with the following provisions:

                  (i) Gross-Up Payment. Anything to the contrary notwithstanding, in the event it shall be determined that any payment, distribution or benefit made or provided by the Company to or for the benefit of the Executive (whether pursuant to this Agreement or otherwise) (a "Payment"), would be subject to the excise tax imposed by
         Section 4999 of the Internal Revenue Code of 1986, as amended, (the "Code") or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest and penalties, are collectively referred to as the "Excise Tax"), then the Company shall pay the Executive in cash an amount (the "Gross-Up Payment") such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including but not limited to income taxes (and any interest and penalties imposed with respect thereto) and the Excise Tax, imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-up Payment equal to the Excise Tax imposed on the Payments.

                  (ii) Determination of Gross-Up Payment. Subject to paragraph 4(h)(iii) below, all determinations required to be made under paragraph 4(h)(i), including whether a Gross-Up Payment is required and the amount of the Gross-Up Payment, shall be made by the firm of independent public accountants selected by the Company to audit its financial statements for the year immediately preceding the Change in Control (the "Accounting Firm") which shall provide detailed supporting calculations to the Company and the Executive within thirty (30) days after the Termination Date. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, the Executive shall appoint another nationally recognized accounting firm to make the determinations required under this paragraph 4(h) (which accounting firm shall then be referred to as the "Accounting Firm"). All fees and expenses of the Accounting Firm in connection with the work it performs pursuant to this paragraph 4(h) shall be promptly paid by the Company. Any Gross-Up Payment (as determined pursuant to paragraph 4(h)(i) above) shall be paid by the Company to the Executive within five (5) days of the receipt of the Accounting Firm's determination. If the Accounting Firm determines that no Excise Tax is payable by the Executive, it shall furnish the Executive with a written opinion that failure to report the Excise Tax on the Executive's applicable federal income tax return would not result in the imposition of a negligence or a similar penalty. Any determination by the Accounting Firm shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of
         Section 4999 of the Code at the time of the initial determination by the Accounting Firm, it is possible that Gross-up Payments which will not have been made by the Company should have been made ("Underpayment"). In the event that the Company exhausts its remedies pursuant to paragraph 4(h)(iii) below, and the Executive is thereafter required to make a payment of Excise Tax, the Accounting Firm shall promptly determine the amount of the Underpayment that has occurred and any such Underpayment shall be paid by the Company to the Executive within five (5) days after such determination.

                  (iii) Contest. The Executive shall notify the Company in writing of any claim made by the Internal Revenue Service that, if successful, would require the Company to pay a Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten (10) business days after the Executive knows of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the thirty (30) day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Employee shall:

                           (A) give the Company any information reasonably
                  requested by the Company relating to such claim;

                           (B) take such action in connection with contesting
                  such claim as the Company shall reasonably request in writing from time to time, without limitation, accepting legal representation with respect to such claim by an attorney selected by the Company and reasonably acceptable to the Executive;

                           (C) cooperate with the Company in good faith in order
                  effectively to contest such claim;

                           (D) permit the Company to participate in any
                  proceedings relating to such claim; provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax, including interest and penalties with respect thereto, imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this paragraph 4(h)(iii), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis, from any Excise Tax or income tax, including interest or penalties with respect thereto, imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder, and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

                  (iv) If, after the receipt by the Executive of an amount advanced by the Company pursuant to paragraph 4(h)(iii), the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of paragraph 4(h)(iii)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to paragraph 4(h)(iii), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of thirty (30) days after such determination, then such advance shall be forgiven and shall not be required to be repaid, and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

         (i) Benefits in Lieu of Severance Pay Policy. The severance benefits provided for in this paragraph 4 are in lieu of any benefits that would otherwise be provided to the Executive under the Company's severance pay policy and the Executive shall not be entitled to any benefits under the Company's severance pay policy.

         (j) No Funding of Severance. Nothing contained in this Agreement or otherwise shall require the Company to segregate, earmark or otherwise set aside any funds or other assets to provide for any payments required to be made under this paragraph 4 and the rights of the Executive to the severance benefits hereunder shall be solely those of a general, unsecured creditor of the Company. However, the Company may, in its discretion, deposit cash or property, or a combination of both, equal in value to all or a portion of the amounts anticipated to be payable hereunder into a trust, the assets of which are to be distributed by such times as determined by the trustee of such trust; provided that such assets shall be subject at all times to the rights of the Company's general creditors.

         (k) Definition of Change in Control. A "Change in Control" shall be deemed to have occurred if, prior to the expiration of the term of this
Agreement:

                  (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) (other than Allianz Life Insurance Company of North America and its affiliates or the Company or any of its Subsidiaries or any employee benefit plan of the Company or any of its Subsidiaries) becomes a beneficial owner, directly or indirectly, of securities of the Company representing 20% or more of the voting power of all of the Company's then outstanding securities, except for issuances of shares approved by a majority of the Incumbent Directors (as defined below) then in office; or

                  (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (the "Incumbent Directors") together with any director (the "New Incumbent Director") whose nomination or election was approved by at least two-thirds of the Incumbent Directors and any New Incumbent Director who was previously elected, in each case who are directors at the time of the nomination or election of such director cease, for any reason to constitute at least a majority of the Board of Directors of the Company; or

                  (iii) the shareholders of the Company approve the sale of all, or substantially all, of the business or assets of the Company or the liquidation or dissolution of the Company.

         5. Confidentiality; Non-Solicitation Covenant; and Covenant Not to Compete.

         (a) Confidentiality. The Executive agrees that, at all times, both during the Executive's employment and after the termination thereof, the Executive shall not divulge to any other person, firm or corporation, or in any way use for the Executive's own benefit, except as required in the conduct of the business of the Company or any of its Subsidiaries or as authorized in writing on behalf of the Company, any trade secrets or confidential information of the Company or its Subsidiaries obtained during the course of the Executive's employment with the Company or its Subsidiaries. The Executive also agrees that the Executive will not, either subsequent to termination of employment or during employment, except as required in the conduct of the business of the Company or any of its Subsidiaries, or as authorized in writing on behalf of the Company, interfere with or disturb or attempt to interfere with or disturb any employment, contractual or business arrangements of the Company or any of its Subsidiaries with any of its employees, agents, suppliers, customers, reinsurers or other parties with which the Company or any of its Subsidiaries has a contractual relationship, as the case may be.

         (b) Non-Solicitation Covenant. While the Executive is actively employed with the Company and, in the event of a termination of employment with the Company for any reason, for a period of two years after the Termination Date, the Executive agrees that, except with the prior written permission of the Board of Directors of the Company, the Executive will not offer to hire, entice away, or in any manner attempt to persuade any officer, employee, or agent of the Company or any of the Subsidiaries to discontinue his or her relationship with the Company or any of the Subsidiaries nor will the Executive directly or indirectly solicit, divert, take away or attempt to solicit any business of the Company or any of its Subsidiaries as to which Executive has acquired any knowledge during the term of the Executive's employment with the Company.

         (c) Covenant Not to Compete. The Executive acknowledges and agrees with the Company that during the course of the Executive's employment with the Company, the Executive has had and will continue to have the opportunity to develop relationships with existing employees, customers and other business associates of the Company and the Subsidiaries, which relationships constitute goodwill of the Company, and the Executive acknowledges and agrees that the Company would be irreparably damaged if the Executive were to take actions that would damage or misappropriate such goodwill. The Executive acknowledges that the Company and its Subsidiaries currently engages throughout the United States (the "Territory"), the business of the development, sale, marketing and administration of life insurance, annuities and extended care insurance products (the "Subject Business"). Accordingly, during the term of the Executive's employment with the Company and (i) prior to a Change of Control, and in the case of a voluntary termination by the Executive under paragraph 4(d) or a termination by the Company for Cause under paragraph 4(b), the balance of the term of this Agreement under paragraph 2 as if no termination of employment occurred but notice of termination of the automatic extension was given either by the Executive at the time of his notice of voluntary resignation or given by the Company at the time of its notice of termination for Cause, or (ii) after a Change in Control, one year after the Termination Date (the "Noncompete Period"), the Executive shall not, directly or indirectly, enter into, engage in, assist, give or lend funds to or otherwise finance, be employed by or consult with, or have a financial or other interest in, any business which engages in the Subject Business, whether for or by himself or as an independent contractor, agent, stockholder, partner or joint venturer for any other person, provided that the aggregate ownership by the Executive of no more than two percent of the outstanding equity securities of any person, which securities are traded on a national or foreign securities exchange, quoted on the Nasdaq Stock Market or other automated quotation system or, in the case of the Company, of no more than ten percent of the Company's outstanding equity securities shall not be deemed to be giving or lending funds to, otherwise financing or having a financial interest in a competitor. In the event that any person in which the executive has any financial or other interest directly or indirectly enters into the Subject Business in the Territory during the Noncompete Period, the Executive shall divest all of his interest (other than any amount permitted under this paragraph) in such person within 30 days after such person enters into the Subject Business in the Territory.

         (d) Remedies. If the Executive commits a breach, or threatens to commit a breach, of any of the provisions of this paragraph 5, the Company shall have the following rights and remedies, in addition to any rights and remedies otherwise available at law or equity:

                  (i) The right and remedy to have the provisions of this paragraph 5 specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed by the Executive that any such breach or threatened breach will cause irreparable injury to the Company and the Subsidiaries and that money damages will not provide an adequate remedy to the Company and the Subsidiaries; and

                  (ii) The right and remedy to require the Executive to account for and pay over to the Company all compensation, profits, monies, accruals, increments, or other benefits, other than those payable under this Agreement, derived or received by the Executive or the enterprise in competition with the Company or any of the Subsidiaries as the result of any transactions constituting a breach of any part of this paragraph 5, and Executive agrees to account for and pay over to the Company such amounts promptly upon demand therefor.

         6. Beneficiaries. In the event of the Executive's death after termination of employment, any amount or benefit payable or distributable to him pursuant to this Agreement shall be paid to the beneficiary designated by the Executive for such purpose in the last written instrument received by the Company prior to the Executive's death, if any, or, if no beneficiary has been designated, to the Executive's estate, but such designation shall not be deemed to supersede any beneficiary designation under any benefit plan of the Company. Whenever this Agreement provides for the written designation of a beneficiary or beneficiaries of the Executive, the Executive shall have the right to revoke such designation and to redesignate a beneficiary or beneficiaries by written notice to either the Company to such effect, except to the extent, if any, restricted by law.

         7. Rights in the Event of Dispute. In the event of a dispute between the Company and the Executive regarding the Executive's employment or this Agreement, it is the intention of this Agreement that the dispute shall be resolved as expeditiously as possible, consistent with fairness to both sides, and that during pendency of the dispute the Executive and the Company shall be on equal footing, as follows:

         (a) Arbitration. Any claim or dispute relating to the Executive's employment or the terms and performance of this Agreement (other than enforcement of paragraph 5) shall be resolved by binding private arbitration before three arbitrators, and any award rendered by any arbitration panel, or a majority thereof, may be filed and a judgment obtained in any court having jurisdiction over the parties unless the relief granted in the award is delivered within ten (10) days of the award. Either party may request arbitration by written notice to the other party. Within thirty (30) days of receipt of such notice by the opposing party, each party shall appoint a disinterested arbitrator and the two arbitrators selected thereby shall appoint a third neutral arbitrator; in the event the two arbitrators cannot agree upon the third arbitrator within ten (10) days after their appointment, then the neutral arbitrator shall be appointed by the Chief Judge of Hennepin County (Minnesota) District Court. Any arbitration proceeding conducted hereunder shall be in the City of Minneapolis and shall follow the procedures set forth in the Rules of Commercial Arbitration of the American Arbitration Association, and both sides shall cooperate in as expeditious a resolution of the proceeding as is reasonable under the circumstances. The arbitration panel shall have the power to enter any relief it deems fair and just on any claim, including interim and final equitable relief, along with any procedural order that is reasonable under the circumstances.

         (b) Expenses of Prosecution/Defense of Claim. During the pendency of a dispute between the Company and the Executive relating to the Executive's employment or the terms or performance of this Agreement, the Company shall promptly pay the Executive's reasonable expenses of representation upon delivery of periodic billings for same, provided that (i) Executive (or a person claiming on the Executive's behalf) shall promptly repay all amounts paid hereunder at the conclusion of the dispute if the resolution thereof includes a finding that the Executive did not act in good faith in the matter in dispute or in the dispute proceeding itself, and (ii) no claim for expenses of representation shall be submitted by the Executive or any person acting on the Executive's behalf unless made in writing to the Board of Directors within one year of the performance of the services for which such claim is made.

         8. No Obligation to Mitigate Damages. In the event the Executive becomes eligible to receive compensation or benefits subsequent to the termination of the Executive's employment under this Agreement, the Executive shall have no obligation to seek other employment in an effort to mitigate damages. To the extent the Executive shall accept other employment after the Executive's termination of employment, the compensation and benefits received from such employment shall not reduce the compensation and benefits otherwise due under this Agreement, except as provided in paragraph 4(f)(iii) above.

         9. Other Benefits. The benefits provided under this Agreement shall, except to the extent otherwise specifically provided herein, be in addition to, and not in derogation or diminution of, any benefits that Executive or the Executive's beneficiary may be entitled to receive under any other plan or program now or hereafter maintained by the Company, or its Subsidiaries.

         10. Successors. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business and/or assets of the Company, to expressly assume and agree to perform its obligations under this Agreement in the same manner and to the same extent that the Company would be required to perform them if no succession had taken place unless, in the opinion of legal counsel mutually acceptable to the Company and the Executive, such obligations have been assumed by the successor as a matter of law. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession (unless the foregoing opinion is rendered to the Executive) shall entitle the Executive to terminate the Executive's employment and to receive the payments provided for in paragraphs 4(f), 4(g) and 4(h), as the case may be, as if the Executive terminated this Agreement for Good Reason. The Executive's rights under this Agreement shall inure to the benefit of, and shall be enforceable by, the Executive's legal representative or other successors in interest, but shall not otherwise be assignable or transferable. The Company's rights under this Agreement shall inure to the benefit of, and shall be enforceable by, the Company's successors and assigns, including any person which may acquire LifeUSA Insurance Company.

         11. Severability. If any provision of this Agreement or the application thereof is held invalid or unenforceable, the invalidity or unenforceability thereof shall not affect any other provisions or applications of this Agreement which can be given effect without the invalid or unenforceable provision or application.

         12. Survival. The rights and obligations of the parties pursuant to this Agreement shall survive the term of the employment to the extent that any performance is required hereunder after the expiration or termination of such term.

         13. Notices. All notices under this Agreement shall be in writing and shall be deemed effective when delivered in person (in the Company's case, to its Secretary) or 48 hours after deposit thereof in the U.S. mails, postage prepaid, addressed, in the case of the Executive, to the Executive's last known address as carried on the personnel records of the Company and, in the case of the Company, to the corporate headquarters, attention of the Secretary, or to such other address as the party to be notified may specify by written notice to the other party.

         14. Amendments and Construction. This Agreement may only be amended in a writing signed by the parties hereto. This Agreement shall be construed under the laws of the State of Minnesota. Paragraph headings are for convenience only and shall not be considered a part of the terms and provisions of the Agreement.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first written above.

                                        LIFE USA HOLDING, INC.



                                        By
                                           -------------------------------------
                                           Robert W. MacDonald, Chairman
                                           and Chief Executive Officer




                                        ----------------------------------------
                                        Bradley E. Barks

                                    EXHIBIT F
              FORM OF EMPLOYMENT AGREEMENT FOR CHARLES M. KAVITSKY

                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT is made and entered into as of January 1, 1998 between LIFE USA HOLDING, INC., a Minnesota corporation (the "Company"), and CHARLES M. KAVITSKY (the "Executive").

                                R E C I T A L S:

         WHEREAS, the Executive is now and has been the Senior Vice President of LifeUSA Insurance Company, the Company's wholly-owned stock life insurance subsidiary ("LifeUSA"), and serves as an officer and/or director of certain other subsidiaries of the Company;

         WHEREAS, the Executive and the Company wish to enter into this Agreement to provide for the continued employment of Executive; and

         WHEREAS, the Executive and the Company are willing to enter into this Agreement upon the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the mutual premises and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. Employment and Duties. The parties hereby agree that, during the term of this Agreement as set forth in paragraph 2 below, the Executive shall be employed as a Senior Vice President of LifeUSA with the duties and responsibilities attendant to such position. In discharging such duties and responsibilities, the Executive may also serve as an executive officer and/or director of any direct or indirect subsidiary of the Company (collectively the "Subsidiaries"). The salary, other compensation and benefits provided herein may be allocated among the Company and the Subsidiaries based upon the portion of the Executive's services provided to the Company and each of the Subsidiaries, respectively, and the Executive shall assist the Company in making such allocation as the Company may reasonably request. During the term of this Agreement, the Executive shall apply on a full-time basis (allowing for usual vacations and sick leave) all of the Executive's skill and experience to the performance of the Executive's duties hereunder with the Company and the Subsidiaries. It is understood that the Executive may have other business investments and participate in charitable organizations which may, from time to time, require minor portions of Executive's time, but which shall not interfere or be inconsistent with the Executive's duties under this Agreement. The Executive shall perform the Executive's duties at the Company's principal executive offices in Minneapolis, Minnesota or at such other location as may be mutually agreed upon by the Executive and the Company; provided that the Executive shall travel to other locations at such times as may be necessary for the performance of the Executive's duties under this Agreement.

         2. Term of Employment. Unless sooner terminated as provided in paragraph 4 below, the term of this Agreement shall commence on the date hereof and shall continue through December 31, 2000; provided that the term shall be automatically extended for one year on each December 31st commencing December 31, 1998 unless either party gives written notice to the other prior to the date on which the automatic extension would be effective; provided that the term shall not be extended beyond Executive's sixty-fifth (65th) birthday.

         3. Compensation and Benefits. During the term of this Agreement, the Executive shall be entitled to the following compensation and benefits for service to the Company and the Subsidiaries, including service as a director of the Company or its Subsidiaries:

         (a) Base Salary. The Executive shall be paid a base salary at a minimum annual rate of $[1998 base salary to be inserted when determined], payable in accordance with the Company's customary payroll policy, which salary shall be reviewed and may be increased from time to time at the discretion of the Board of Directors of the Company or the Compensation Committee of the Board of Directors (the "Base Salary"); provided that the amount of the Base Salary shall not be reduced after it has been increased by the Board of Directors or the Compensation Committee without the Executive's written consent. The performance of the Executive shall be reviewed at least once each calendar year which may be at the same time as any adjustment to the Base Salary of Executive.

         (b) Bonus. The Executive shall, in addition to the Base Salary, also be entitled to a cash annual bonus (the "Annual Bonus") based on the achievement by the Company of performance goals established by the Board of Directors or the Compensation Committee of the Company's Board of Directors.

         (c) Stock Incentives. The Executive shall be eligible to receive stock options under any stock based plan from time to time adopted by the Company (the "Stock Plans"), as from time to time determined by the Board of Directors or Stock Option Committee of the Company's Board of Directors.

         (d) Reimbursement of Expenses. The Company shall reimburse the Executive for all business expenses properly documented in accordance with the Company's expense reimbursement policy.

         (e) Other Benefits. The Executive shall be entitled to participate and shall be included in any employee benefit plan, medical/dental coverage plan, life insurance plan, disability coverage plan, or similar benefit plan of the Company now existing or established hereafter which are generally applicable to executives of the Company.

         4. Termination of Employment.

         (a) Death or Disability. In the event of the Executive's death or disability (as defined in the Company's long term disability plan then in effect), the employment of the Executive hereunder shall terminate and the Company's obligation to make further Base Salary and Annual Bonus (to the extent not yet earned) payments hereunder shall thereupon terminate as of the end of the month in which such death or disability occurs. The Executive's rights to other compensation and benefits shall be determined under the Company's benefit plans and policies applicable to Company executives then in effect.

         (b) Termination for Cause by the Company. By following the procedure set forth in paragraph 4(e), the Company shall have the right to terminate the employment of the Executive for "Cause" in the event the Executive: (i) has repeatedly failed to perform the Executive's duties under this Agreement, which failure is willful and deliberate; (ii) has engaged in an act or acts of dishonesty which is or are intended to result in substantial personal enrichment for the Executive; (iii) has knowingly engaged in conduct which is materially injurious to the Company; (iv) is convicted of, or pleads nolo contendere to (A) any felony (other than any felony arising out of negligence), or (B) any crime or offense involving dishonesty with respect to the Company or any of the Subsidiaries; (v) has failed to comply with the covenants contained in paragraph 5 of this Agreement; or (vi) knowingly provides materially misleading information concerning the Company to the Board of Directors of the Company or any of its Subsidiaries, any governmental body or regulatory agency or to any lender or other financing source or proposed financing source of the Company or its Subsidiaries. If the employment of the Executive is terminated by the Company for Cause, the Company's obligation to make further Base Salary and Annual Bonus (to the extent not yet earned) payments hereunder shall thereupon terminate, except the Executive shall receive the Base Salary through the end of the month during which such a termination occurs. The Executive's rights to other compensation and benefits shall be determined under the Company's benefit plans and policies applicable to executives of the Company then in effect.

         (c) Termination for Good Reason by the Executive. By following the procedure set forth in paragraph 4(e), the Executive shall have the right to terminate the Executive's employment with the Company for "Good Reason" in the event (i) the Executive is not at all times a duly elected Senior Vice President of LifeUSA; (ii) there is any material reduction in the scope of the Executive's authority and responsibility; (iii) there is a reduction in the Executive's Base Salary, a material reduction in the amount of Annual Bonus for which the Executive is eligible, an amendment to any Stock Plan or employee retirement plan applicable to the Executive which is materially adverse to the Executive, or a material reduction in the other benefits to which the Executive is entitled under paragraph 3(e) above; (iv) the Company requires the Executive's principal place of employment to be anywhere other than the Company's principal executive offices, or there is a relocation of the Company's principal executive offices outside of the Minneapolis/St. Paul, Minnesota metropolitan area; or (v) the Company otherwise fails to perform its obligations under this Agreement. If the employment of the Executive is terminated by the Executive for Good Reason before a Change in Control (as defined below) or following twenty-four (24) months after a Change in Control, the Executive shall be entitled to the severance benefits set forth in paragraph 4(f) below. If the employment of the Executive is terminated by the Executive for Good Reason upon or within (and including) twenty-four (24) months after a Change in Control, the Executive shall be entitled to the severance benefits set forth in paragraph 4(g) below. In addition, in the event a Change in Control has occurred and the Executive elects upon ten (10) days prior notice to the Company to terminate employment with the Company within the sixty (60) day period following the first anniversary of the Change in Control, such termination shall be considered a termination by the Executive for Good Reason and the Executive shall be entitled to the severance benefits under paragraph 4(g) below.

         (d) Termination Without Cause. The Company may terminate the Executive's employment without Cause prior to the expiration of the term of this Agreement. If the employment of the Executive is terminated by the Company without Cause before a Change in Control or following twenty-four (24) months after a Change in Control, the Executive shall be entitled to the severance benefits set forth in paragraph 4(f) below. If the employment of the Executive is terminated by the Company without Cause upon or within (and including) twenty-four (24) months after a Change in Control, the Executive shall be entitled to the severance benefits set forth in paragraph 4(g) below.

         (e) Notice and Right to Cure.

                  (i) Termination by Company for Cause. If the Company proposes to terminate the employment of the Executive for Cause under paragraph 4(b), the Company shall give written notice to the Executive specifying the reasons for such proposed determination with particularity and, in the case of a termination for Cause under paragraph 4(b)(i), the Executive shall have a reasonable opportunity to correct any curable situation to the reasonable satisfaction of the Board of Directors of the Company, which period shall be no less than thirty (30) days from the Executive's receipt of the notice of proposed termination. Notwithstanding the foregoing, the Executive's employment shall not be terminated for Cause unless and until there shall be delivered to the Executive a copy of the resolution duly adopted by the affirmative vote of not less than the majority of the members of the Board of Directors of the Company at a meeting called and held for the purpose (after reasonable notice to the Executive and an opportunity for the Executive, together with the Executive's legal counsel, to be heard before the Board of Directors) finding that, in the opinion of the Company's Board of Directors, the Executive has engaged in conduct justifying a termination for Cause.

                  (ii) Termination by Executive for Good Reason. If the Executive proposes to terminate the Executive's employment for Good Reason under paragraph 4(c) above (other than the last sentence of paragraph 4(c) above), the Executive shall give written notice to the Company, specifying the reason therefor with particularity. In the event the Executive proposes to terminate employment for Good Reason under paragraph 4(c)(i), (ii), (iii) or (iv) above, the termination shall be effective on the date of such notice. In the event the Executive proposes to terminate employment for Good Reason under paragraph 4(c)(v) above, the Company will have an opportunity to correct any curable situation to the reasonable satisfaction of the Executive within the period of time specified in the notice which shall not be less than thirty (30) days. If such correction is not so made or the circumstances or situation is such that it is not curable, the Executive may, within thirty

         (30) days after the expiration of the time so fixed within which to correct such situation, give written notice to the Company that the Executive's employment is terminated for Good Reason effective forthwith.

         (f) Severance Benefits. If the Executive is entitled to severance benefits under this paragraph 4(f) pursuant to paragraph 4(c) or (d) prior to a Change in Control or following twenty-four months after a Change in Control, the Executive shall be provided the following benefits (regardless of the death or disability of the Executive after the Termination Date):

                  (i) Base Salary. The Company shall continue to pay to the Executive the Base Salary when and as such Base Salary would have been paid from the date of termination (the "Termination Date") through the end of the term of this Agreement under paragraph 2 as if such termination did not occur and there were no further automatic extensions of the term pursuant to paragraph 2 (the "Severance Period") as if the Executive continued to be employed by the Company during the Severance Period and regardless of the death or disability of the Executive subsequent to the Termination Date.

                  (ii) Annual Bonus. If the effective date of such termination occurs before the Annual Bonus for any preceding calendar year has been paid, the Company shall, within thirty (30) days after the Termination Date, pay to the Executive the amount of the Executive's Annual Bonus for such preceding calendar year when and as it would have been paid if the Executive remained employed by the Company. In addition, for each calendar year within the Severance Period (including the calendar year in which the Termination Date occurs), the Company shall, within thirty
         (30) days after the end of each such calendar year, pay the Executive a bonus equal to the Deemed Bonus (as defined below). The "Deemed Bonus" shall be an amount equal to (A) prior to a Change in Control, the average of the Annual Bonus paid to the Executive for the two complete calendar years prior to the Termination Date, or (B) upon or after a Change in Control,the greater of (x) the average of the Annual Bonus paid to the Executive for the calendar year(s) after the Change in Control (including the calendar year during which a Change in Control occurs) or (y) the average of the Annual Bonus paid or payable to the Executive in respect of the two calendar years immediately preceding the calendar year in which the Change in Control occurs.

                  (iii) Disability, Life Insurance and Medical/Dental Coverage. The Executive shall be entitled to the disability coverage, life insurance and medical/dental coverage which the Executive and the Executive's family received under paragraph 3(e) as if the Executive continued to be employed by the Company during the Severance Period; provided that if Executive obtains new employment with comparable benefits during the Severance Period, all entitlements under this paragraph 4(f)(iii) shall cease. Nothing in this paragraph shall be construed as providing Executive with coverage under any plan of the Company to which Executive would not otherwise be entitled and in the event any coverage is unavailable (e.g., if Executive is uninsurable), the Company's obligations under this paragraph may be satisfied by paying to Executive the cost of such coverage if it were available, as determined in good faith by the Company.

                  (iv) Stock Options. Not later than thirty (30) days after the date on which the Executive's employment terminates, the Company shall pay the Executive a lump sum cash payment equal to the amount by which the fair market value (determined as of the Termination Date) of the number of shares of stock subject to any stock option granted under the Stock Plans which was not exercisable on the Termination Date and which would have become vested and exercisable during the Severance Period if the Executive had remained employed by the Company during the Severance Period.

         (g) Severance Benefits for Change in Control. In the event of a Change in Control and either upon or within (and including) twenty-four (24) months after such Change in Control, the Executive terminates employment for Good Reason or the Executive's employment is terminated by the Company for any reason other than Cause, then (regardless of the death or disability of the Executive after the Termination Date) the Company shall pay the Executive a lump sum cash payment within five (5) days after the Termination Date, in an amount equal to the amounts referred to in paragraph 4(f)(i), (ii) and (iv), plus the amount of the Deemed Bonus (as defined below), and the Company shall also provide the Executive the severance benefits referred to in paragraph 4(f)(iii) as provided therein.

         (h) Excise Tax Gross-Up. If Executive is subject to any Excise Tax (as defined below) as a result of the severance payments and/or benefits to which Executive is entitled under paragraphs 4(f) or 4(g), the Company shall also pay the Executive the Gross-Up Payment in accordance with the following provisions:

                  (i) Gross-Up Payment. Anything to the contrary notwithstanding, in the event it shall be determined that any payment, distribution or benefit made or provided by the Company to or for the benefit of the Executive (whether pursuant to this Agreement or otherwise) (a "Payment"), would be subject to the excise tax imposed by
         Section 4999 of the Internal Revenue Code of 1986, as amended, (the "Code") or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest and penalties, are collectively referred to as the "Excise Tax"), then the Company shall pay the Executive in cash an amount (the "Gross-Up Payment") such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including but not limited to income taxes (and any interest and penalties imposed with respect thereto) and the Excise Tax, imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-up Payment equal to the Excise Tax imposed on the Payments.

                  (ii) Determination of Gross-Up Payment. Subject to paragraph 4(h)(iii) below, all determinations required to be made under paragraph 4(h)(i), including whether a Gross-Up Payment is required and the amount of the Gross-Up Payment, shall be made by the firm of independent public accountants selected by the Company to audit its financial statements for the year immediately preceding the Change in Control (the "Accounting Firm") which shall provide detailed supporting calculations to the Company and the Executive within thirty (30) days after the Termination Date. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, the Executive shall appoint another nationally recognized accounting firm to make the determinations required under this paragraph 4(h) (which accounting firm shall then be referred to as the "Accounting Firm"). All fees and expenses of the Accounting Firm in connection with the work it performs pursuant to this paragraph 4(h) shall be promptly paid by the Company. Any Gross-Up Payment (as determined pursuant to paragraph 4(h)(i) above) shall be paid by the Company to the Executive within five (5) days of the receipt of the Accounting Firm's determination. If the Accounting Firm determines that no Excise Tax is payable by the Executive, it shall furnish the Executive with a written opinion that failure to report the Excise Tax on the Executive's applicable federal income tax return would not result in the imposition of a negligence or a similar penalty. Any determination by the Accounting Firm shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm, it is possible that Gross-up Payments which will not have been made by the Company should have been made ("Underpayment"). In the event that the Company exhausts its remedies pursuant to paragraph 4(h)(iii) below, and the Executive is thereafter required to make a payment of Excise Tax, the Accounting Firm shall promptly determine the amount of the Underpayment that has occurred and any such Underpayment shall be paid by the Company to the Executive within five (5) days after such determination.

                  (iii) Contest. The Executive shall notify the Company in writing of any claim made by the Internal Revenue Service that, if successful, would require the Company to pay a Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten (10) business days after the Executive knows of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the thirty (30) day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Employee shall:

                           (A) give the Company any information reasonably
                  requested by the Company relating to such claim;

                           (B) take such action in connection with contesting
                  such claim as the Company shall reasonably request in writing from time to time, without limitation, accepting legal representation with respect to such claim by an attorney selected by the Company and reasonably acceptable to the Executive;

                           (C) cooperate with the Company in good faith in order
                  effectively to contest such claim;

                           (D) permit the Company to participate in any
                  proceedings relating to such claim; provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax, including interest and penalties with respect thereto, imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this paragraph 4(h)(iii), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis, from any Excise Tax or income tax, including interest or penalties with respect thereto, imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder, and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

                  (iv) If, after the receipt by the Executive of an amount advanced by the Company pursuant to paragraph 4(h)(iii), the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of paragraph 4(h)(iii)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to paragraph 4(h)(iii), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of thirty (30) days after such determination, then such advance shall be forgiven and shall not be required to be repaid, and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

         (i) Benefits in Lieu of Severance Pay Policy. The severance benefits provided for in this paragraph 4 are in lieu of any benefits that would otherwise be provided to the Executive under the Company's severance pay policy and the Executive shall not be entitled to any benefits under the Company's severance pay policy.

         (j) No Funding of Severance. Nothing contained in this Agreement or otherwise shall require the Company to segregate, earmark or otherwise set aside any funds or other assets to provide for any payments required to be made under this paragraph 4 and the rights of the Executive to the severance benefits hereunder shall be solely those of a general, unsecured creditor of the Company. However, the Company may, in its discretion, deposit cash or property, or a combination of both, equal in value to all or a portion of the amounts anticipated to be payable hereunder into a trust, the assets of which are to be distributed by such times as determined by the trustee of such trust; provided that such assets shall be subject at all times to the rights of the Company's general creditors.

         (k) Definition of Change in Control. A "Change in Control" shall be deemed to have occurred if, prior to the expiration of the term of this
Agreement:

                  (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) (other than Allianz Life Insurance Company of North America and its affiliats or the Company or any of its Subsidiaries or any employee benefit plan of the Company or any of its Subsidiaries) becomes a beneficial owner, directly or indirectly, of securities of the Company representing 20% or more of the voting power of all of the Company's then outstanding securities, except for issuances of shares approved by a majority of the Incumbent Directors (as defined below) then in office; or

                  (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (the "Incumbent Directors") together with any director (the "New Incumbent Director") whose nomination or election was approved by at least two-thirds of the Incumbent Directors and any New Incumbent Director who was previously elected, in each case who are directors at the time of the nomination or election of such director cease, for any reason to constitute at least a majority of the Board of Directors of the Company; or

                  (iii) the shareholders of the Company approve the sale of all, or substantially all, of the business or assets of the Company or the liquidation or dissolution of the Company.

         5. Confidentiality; Non-Solicitation Covenant; and Covenant Not to Compete.

         (a) Confidentiality. The Executive agrees that, at all times, both during the Executive's employment and after the termination thereof, the Executive shall not divulge to any other person, firm or corporation, or in any way use for the Executive's own benefit, except as required in the conduct of the business of the Company or any of its Subsidiaries or as authorized in writing on behalf of the Company, any trade secrets or confidential information of the Company or its Subsidiaries obtained during the course of the Executive's employment with the Company or its Subsidiaries. The Executive also agrees that the Executive will not, either subsequent to termination of employment or during employment, except as required in the conduct of the business of the Company or any of its Subsidiaries, or as authorized in writing on behalf of the Company, interfere with or disturb or attempt to interfere with or disturb any employment, contractual or business arrangements of the Company or any of its Subsidiaries with any of its employees, agents, suppliers, customers, reinsurers or other parties with which the Company or any of its Subsidiaries has a contractual relationship, as the case may be.

         (b) Non-Solicitation Covenant. While the Executive is actively employed with the Company and, in the event of a termination of employment with the Company for any reason, for a period of two years after the Termination Date, the Executive agrees that, except with the prior written permission of the Board of Directors of the Company, the Executive will not offer to hire, entice away, or in any manner attempt to persuade any officer, employee, or agent of the Company or any of the Subsidiaries to discontinue his or her relationship with the Company or any of the Subsidiaries nor will the Executive directly or indirectly solicit, divert, take away or attempt to solicit any business of the Company or any of its Subsidiaries as to which Executive has acquired any knowledge during the term of the Executive's employment with the Company.

         (c) Covenant Not to Compete. The Executive acknowledges and agrees with the Company that during the course of the Executive's employment with the Company, the Executive has had and will continue to have the opportunity to develop relationships with existing employees, customers and other business associates of the Company and the Subsidiaries, which relationships constitute goodwill of the Company, and the Executive acknowledges and agrees that the Company would be irreparably damaged if the Executive were to take actions that would damage or misappropriate such goodwill. The Executive acknowledges that the Company and its Subsidiaries currently engages throughout the United States (the "Territory"), the business of the development, sale, marketing and administration of life insurance, annuities and extended care insurance products (the "Subject Business"). Accordingly, during the term of the Executive's employment with the Company and (i) prior to a Change of Control and in the case of a voluntary termination by the Executive under paragraph 4(d) or a termination by the Company for Cause under paragraph 4(b), the balance of the term of this Agreement under paragraph 2 as if no termination of employment occurred but notice of termination of the automatic extension was given either by the Executive at the time of his notice of voluntary resignation or given by the Company at the time of its notice of termination for Cause, or (ii) after a Change in Control, one year after the Termination Date (the "Noncompete Period"), the Executive shall not, directly or indirectly, enter into, engage in, assist, give or lend funds to or otherwise finance, be employed by or consult with, or have a financial or other interest in, any business which engages in the Subject Business, whether for or by himself or as an independent contractor, agent, stockholder, partner or joint venturer for any other person, provided that the aggregate ownership by the Executive of no more than two percent of the outstanding equity securities of any person, which securities are traded on a national or foreign securities exchange, quoted on the Nasdaq Stock Market or other automated quotation system or, in the case of the Company, of no more than ten percent of the Company's outstanding equity securities shall not be deemed to be giving or lending funds to, otherwise financing or having a financial interest in a competitor. In the event that any person in which the executive has any financial or other interest directly or indirectly enters into the Subject Business in the Territory during the Noncompete Period, the Executive shall divest all of his interest (other than any amount permitted under this paragraph) in such person within 30 days after such person enters into the Subject Business in the Territory.

         (d) Remedies. If the Executive commits a breach, or threatens to commit a breach, of any of the provisions of this paragraph 5, the Company shall have the following rights and remedies, in addition to any rights and remedies otherwise available at law or equity:

                  (i) The right and remedy to have the provisions of this paragraph 5 specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed by the Executive that any such breach or threatened breach will cause irreparable injury to the Company and the Subsidiaries and that money damages will not provide an adequate remedy to the Company and the Subsidiaries; and

                  (ii) The right and remedy to require the Executive to account for and pay over to the Company all compensation, profits, monies, accruals, increments, or other benefits, other than those payable under this Agreement, derived or received by the Executive or the enterprise in competition with the Company or any of the Subsidiaries as the result of any transactions constituting a breach of any part of this paragraph 5, and Executive agrees to account for and pay over to the Company such amounts promptly upon demand therefor.

         6. Beneficiaries. In the event of the Executive's death after termination of employment, any amount or benefit payable or distributable to him pursuant to this Agreement shall be paid to the beneficiary designated by the Executive for such purpose in the last written instrument received by the Company prior to the Executive's death, if any, or, if no beneficiary has been designated, to the Executive's estate, but such designation shall not be deemed to supersede any beneficiary designation under any benefit plan of the Company. Whenever this Agreement provides for the written designation of a beneficiary or beneficiaries of the Executive, the Executive shall have the right to revoke such designation and to redesignate a beneficiary or beneficiaries by written notice to either the Company to such effect, except to the extent, if any, restricted by law.

         7. Rights in the Event of Dispute. In the event of a dispute between the Company and the Executive regarding the Executive's employment or this Agreement, it is the intention of this Agreement that the dispute shall be resolved as expeditiously as possible, consistent with fairness to both sides, and that during pendency of the dispute the Executive and the Company shall be on equal footing, as follows:

         (a) Arbitration. Any claim or dispute relating to the Executive's employment or the terms and performance of this Agreement (other than enforcement of paragraph 5) shall be resolved by binding private arbitration before three arbitrators, and any award rendered by any arbitration panel, or a majority thereof, may be filed and a judgment obtained in any court having jurisdiction over the parties unless the relief granted in the award is delivered within ten (10) days of the award. Either party may request arbitration by written notice to the other party. Within thirty (30) days of receipt of such notice by the opposing party, each party shall appoint a disinterested arbitrator and the two arbitrators selected thereby shall appoint a third neutral arbitrator; in the event the two arbitrators cannot agree upon the third arbitrator within ten (10) days after their appointment, then the neutral arbitrator shall be appointed by the Chief Judge of Hennepin County (Minnesota) District Court. Any arbitration proceeding conducted hereunder shall be in the City of Minneapolis and shall follow the procedures set forth in the Rules of Commercial Arbitration of the American Arbitration Association, and both sides shall cooperate in as expeditious a resolution of the proceeding as is reasonable under the circumstances. The arbitration panel shall have the power to enter any relief it deems fair and just on any claim, including interim and final equitable relief, along with any procedural order that is reasonable under the circumstances.

         (b) Expenses of Prosecution/Defense of Claim. During the pendency of a dispute between the Company and the Executive relating to the Executive's employment or the terms or performance of this Agreement, the Company shall promptly pay the Executive's reasonable expenses of representation upon delivery of periodic billings for same, provided that (i) Executive (or a person claiming on the Executive's behalf) shall promptly repay all amounts paid hereunder at the conclusion of the dispute if the resolution thereof includes a finding that the Executive did not act in good faith in the matter in dispute or in the dispute proceeding itself, and (ii) no claim for expenses of representation shall be submitted by the Executive or any person acting on the Executive's behalf unless made in writing to the Board of Directors within one year of the performance of the services for which such claim is made.

         8. No Obligation to Mitigate Damages. In the event the Executive becomes eligible to receive compensation or benefits subsequent to the termination of the Executive's employment under this Agreement, the Executive shall have no obligation to seek other employment in an effort to mitigate damages. To the extent the Executive shall accept other employment after the Executive's termination of employment, the compensation and benefits received from such employment shall not reduce the compensation and benefits otherwise due under this Agreement, except as provided in paragraph 4(f)(iii) above.

         9. Other Benefits. The benefits provided under this Agreement shall, except to the extent otherwise specifically provided herein, be in addition to, and not in derogation or diminution of, any benefits that Executive or the Executive's beneficiary may be entitled to receive under any other plan or program now or hereafter maintained by the Company, or its Subsidiaries.

         10. Successors. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business and/or assets of the Company, to expressly assume and agree to perform its obligations under this

Agreement in the same manner and to the same extent that the Company would be required to perform them if no succession had taken place unless, in the opinion of legal counsel mutually acceptable to the Company and the Executive, such obligations have been assumed by the successor as a matter of law. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession (unless the foregoing opinion is rendered to the Executive) shall entitle the Executive to terminate the Executive's employment and to receive the payments provided for in paragraph 4(f), 4(g) and 4(h), as the case may be, as if the Executive terminated this Agreement for Good Reason. The Executive's rights under this Agreement shall inure to the benefit of, and shall be enforceable by, the Executive's legal representative or other successors in interest, but shall not otherwise be assignable or transferable. The Company's rights under this Agreement shall inure to the benefit of, and shall be enforceable by, the Company's successors and assigns, including any person which may acquire LifeUSA.

         11. Severability. If any provision of this Agreement or the application thereof is held invalid or unenforceable, the invalidity or unenforceability thereof shall not affect any other provisions or applications of this Agreement which can be given effect without the invalid or unenforceable provision or application.

         12. Survival. The rights and obligations of the parties pursuant to this Agreement shall survive the term of the employment to the extent that any performance is required hereunder after the expiration or termination of such term.

         13. Notices. All notices under this Agreement shall be in writing and shall be deemed effective when delivered in person (in the Company's case, to its Secretary) or 48 hours after deposit thereof in the U.S. mails, postage prepaid, addressed, in the case of the Executive, to the Executive's last known address as carried on the personnel records of the Company and, in the case of the Company, to the corporate headquarters, attention of the Secretary, or to such other address as the party to be notified may specify by written notice to the other party.

         14. Amendments and Construction. This Agreement may only be amended in a writing signed by the parties hereto. This Agreement shall be construed under the laws of the State of Minnesota. Paragraph headings are for convenience only and shall not be considered a part of the terms and provisions of the Agreement.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first written above.

                                            LIFE USA HOLDING, INC.



                                            By
                                               ---------------------------------
                                               Robert W. MacDonald, Chairman
                                               and Chief Executive Officer




                                            ------------------------------------
                                            Charles M. Kavitsky

                                    EXHIBIT G
                      FORM OF MARKETING AGREEMENT AMENDMENT

                                 AMENDMENT NO. 1
                                       TO
                     ADMINISTRATION AND MARKETING AGREEMENT

         THIS AMENDMENT NO. 1, made and entered into as of _______________, 1998 between LIFE USA HOLDING, INC., a Minnesota corporation ("Holding"), and ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA, a Minnesota corporation (the "Company").

                              W I T N E S S E T H:

         WHEREAS, Holding and the Company have entered into the Administration and Marketing Agreement effective January 1, 1997 (the "Agreement"); and

         WHEREAS, the parties hereto desire to amend the Agreement as provided in this Amendment No. 1,

         NOW, THEREFORE, in consideration for the mutual promises and undertakings set forth herein and for other good and valuable consideration, the parties hereby agree as follows:

         1. Term. Section 11.1 of the Agreement is hereby amended in its entirety to read as follows:

                  "11.1 The effective date of commencement of this Agreement shall be January 1, 1997, and this Agreement shall continue indefinitely for a minimum of four years and will be subject to termination upon either party giving one-year advance notice of cancellation, provided that such notice of termination may not be given prior to December 31, 1999. In the event of the termination of this Agreement, the Company shall not directly or indirectly (through reinsurance or otherwise) sell any life or annuity products similar to the Covered Products or the New Insurance Products during the one year following such termination.

                  In the event of a termination of this Agreement, Holding may not directly or indirectly (through reinsurance or otherwise) sell any products similar to products of the Company other than Covered Products during one year following such termination.

                  In the event of a termination of this Agreement, Holding shall cause LifeUSA to take and Allianz shall take all reasonable business measures to keep in full force and effect the Covered Products serviced under this Agreement."

         2. Continuing Binding Effect. Except as expressly set forth herein, the Agreement as amended hereby shall continue in full force and effect in accordance with its terms.

         IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered.

                                      LIFE USA HOLDING, INC.



                                      By:_____________________________
                                         Robert W. MacDonald
                                         Chairman and Chief Executive Officer

                                      ALLIANZ LIFE INSURANCE COMPANY
                                      OF NORTH AMERICA


                                      By:_____________________________
                                         Edward J. Bonach
                                         Senior Vice President and
                                         Chief Financial Officer

                                    EXHIBIT H
                FORM OF DEBENTURE PURCHASE AGREEMENT TERMINATION

                    DEBENTURE PURCHASE AGREEMENT TERMINATION


         THIS TERMINATION, made and entered into as of _______________, 1998 between LIFE USA HOLDING, INC., a Minnesota corporation (the "Company"), and ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA, a Minnesota corporation (the "Allianz").

                              W I T N E S S E T H:

         WHEREAS, the Company and Allianz have entered into the Debenture Purchase Agreement dated February 17, 1995 (the "Agreement"); and

         WHEREAS, the parties hereto desire to terminate and cancel the Agreement effective the date hereof,

         NOW, THEREFORE, in consideration for the mutual promises and undertakings set forth herein and for other good and valuable consideration, the parties hereby agree that the Agreement is hereby terminated and cancelled in its entirety and shall have no further force or effect.

         IN WITNESS WHEREOF, the parties have caused this Termination to be duly executed and delivered.

                                         LIFE USA HOLDING, INC.



                                         By:_____________________________
                                            Robert W. MacDonald
                                            Chairman and Chief Executive Officer

                                         ALLIANZ LIFE INSURANCE COMPANY
                                         OF NORTH AMERICA


                                         By:_____________________________
                                            Edward J. Bonach
                                            Senior Vice President and
                                            Chief Financial Officer

                                    EXHIBIT I
                      FORM OF ALLIANZ REINSURANCE AGREEMENT

                              REINSURANCE AGREEMENT


         THIS AGREEMENT, made and entered into as of _________________, 1998, between LIFEUSA INSURANCE COMPANY, a Minnesota stock life insurance company (the "Company"), and ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA, a Minnesota stock life insurance company (the "Reinsurer").

                              W I T N E S S E T H:

         WHEREAS, the parties hereto desire to enter into this Agreement to provide for the reinsurance of certain policies written by the Company as provided in this Agreement,

         NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Reinsurer agree as follows:

ARTICLE I - REINSURANCE COVERAGE

A. The Company's individual life insurance and annuities issued on the policy forms specified in Exhibit I shall be reinsured automatically with the Reinsurer, provided it meets the following requirements:

         1. Policy issued according to the Company's then existing regular new risk underwriting rules.

         2.       Mortality ratings from Standard to Table 16 (P), inclusive.

         3. Issue age 80 or below for life insurance and issue age 85 or below for annuities.

         4.       Resident of the United States or Canada.

         5. Risk has not been submitted to the Reinsurer for facultative reinsurance.

         6.       Company retains the coinsurance percentage specified in
                  Exhibit II.

         7. The face amount of life insurance then applied for in all companies, including the Company on the life, when added to the face amount then in force in all companies including the Company on that life, shall not exceed $2,500,000. For accidental death benefits, the amount shall not exceed $300,000.

         8. The maximum amount to be reinsured automatically on any one life shall not exceed $500,000 for life insurance and $1,000,000 for annuities.

B. If the insurance does not meet the automatic requirements specified in paragraph A, the Company may submit an application for facultative reinsurance. An application for facultative reinsurance shall be made by submitting to the Reinsurer a "Preliminary Application for Reinsurance", Exhibit III, together with copies of all papers pertaining to the insurability of the risk. The Reinsurer shall have the option of accepting or rejecting or rating any application for facultative reinsurance. The Reinsurer shall promptly notify the Company of its underwriting action after the Reinsurer has examined the evidence of insurability submitted.

         If the amounts of life insurance issued and applied for in all companies is less than $1,500,000, the Company shall submit the information required in the preceding paragraph to Republic-Vanguard Life Insurance Company as the designated lead underwriter for the Reinsurer, and Republic-Vanguard Life's underwriting decision shall be binding on the Reinsurer.

         If the amount of life insurance issued and applied for in all companies is $1,500,000 or more, the Company shall submit the information required in the second preceding paragraph to each reinsurer with an Interests and Liabilities Agreement to this Agreement, and each reinsurer shall promptly notify the Company of its underwriting action.

C. The liability of the Reinsurer shall begin on the effective date of the Company's liability on each policy reinsured hereunder. However, the Reinsurer's liability for facultative reinsurance on a risk shall not commence before the Reinsurer has accepted the application for reinsurance. In no event shall the reinsurance be in force and binding unless the issuance and delivery of such insurance constituted the doing of business in the United States of America in a jurisdiction in which the Company was properly licensed.

D. Reinsurance shall be coinsurance and shall follow the policy forms and rates of the Company. The Company has furnished the Reinsurer with copies of its policy forms, applications, rates and values and shall submit to the Reinsurer policy modifications or new policy forms before reinsurance shall become effective hereunder.

E. The Reinsurer's share of a policy reinsured hereunder shall remain unchanged so long as the policy issued by the Company remains in force, except as provided in ARTICLE VIII - REDUCTIONS, TERMINATIONS AND CHANGES.

F. Receipt by the Reinsurer of the initial reinsurance premium and of each subsequent reinsurance premium, in accordance with the provisions of
         ARTICLE IV - REPORTS AND REMITTANCES of this Agreement shall be a condition to the Reinsurer's continuing liability for reinsurance of each policy reinsured.

G. The Company shall inform the Reinsurer of any reinsurance by means of the monthly accounting report as described in ARTICLE IV - REPORTS AND REMITTANCES.

H.       If a policy reinsured is changed to a plan of insurance not included in
         Exhibit I, reinsurance under this Agreement shall continue only with the written agreement of the Reinsurer, except as provided in paragraph A of ARTICLE VIII - REDUCTIONS, TERMINATIONS AND CHANGES.

I. The Reinsurer shall establish and assume liability for all statutory reserves, as required under law by the State of Minnesota, in proportion to the Reinsurer's liability for reinsurance on each policy reinsured.

ARTICLE II - REINSURANCE PREMIUMS

A. The Company shall pay the Reinsurer as reinsurance premiums, the reinsured portion of the premiums and deposits received by the Company from its insureds, including the policy fee.

B.       The Reinsurer shall pay the Company the allowances described in Exhibit
         IV.

C. The Reinsurer shall not reimburse the Company for the amount of any premium taxes.

ARTICLE III - CLAIMS

The Reinsurer shall reimburse the Company for the reinsured portion of all claims. Reinsured claims shall be reported by the Company and paid by the Reinsurer on the following basis:

A. The Reinsurer shall be liable to the Company for the insurance benefits reinsured under this Agreement as the Company shall be liable for such benefits. All reinsurance claim settlements shall be subject to the terms and conditions of the particular form of contract under which the Company is liable.

B. When the Company is advised of a claim, it shall promptly notify the Reinsurer.

C. The Company shall submit to the Reinsurer a copy of each paper connected with the claim to the extent that such papers are requested by the Reinsurer in accordance with criteria established from time to time by the Reinsurer. After reviewing such claim papers, the Reinsurer shall give its opinion as to how it would have handled the claim had it been a claim of the Reinsurer. The Reinsurer shall give its opinion within ten working days after the Reinsurer shall have received a copy of each paper connected with the claim. If no response is received within this ten-day period, it will be presumed the Reinsurer is agreeable to payment of the claim.

D. Payment of reinsurance proceeds shall be on the same basis as settlement is made by the Company under the policy reinsured hereunder.

E. The Company shall promptly notify the Reinsurer of its intention to contest insurance reinsured under this Agreement or to assert defenses to a claim for such insurance. if the Company's contest of such insurance results in the reduction of its liability, the Reinsurer's share of such reduction shall be the percentage set forth in Exhibit II, based on the date the policy was first reinsured under this Agreement.

         If the Reinsurer should decline to participate in the contest or assertion of defenses, the Reinsurer then shall discharge all of its liability by the payment of the full amount of reinsurance to the Company, and the Reinsurer shall not share in any subsequent reduction in liability.

F. If the amount of insurance provided by a policy reinsured under this Agreement is increased or reduced because of a misstatement of age or sex established after the death of the insured, the Reinsurer's share of such increase or reduction shall be the percentage set forth in
         Exhibit II, based on the date the policy was first reinsured under this Agreement.

G. The Company alone shall pay the routine expenses incurred in connection with settling claims. These expenses may include compensation of agents and employees and the cost of routine investigations.

H. The Reinsurer shall share with the Company all expenses which are not routine. Expenses which are not routine shall be those directly incurred in connection either with the contest of insurance or the assertion of defenses to insurance or with the possibility of a contest or assertion of defenses.

         The Reinsurer's share of these expenses shall be the percentage set forth in Exhibit II, based on the date the policy was first reinsured under this Agreement. However, if the Reinsurer has discharged its liability under paragraph E of this Article, the Reinsurer shall not share in any expenses incurred after the date it has discharged its liability. The term "claim expenses" shall mean statutory interest payable on insurance proceeds, court costs, interest upon judgments, and allocated investigation, adjustment and legal expenses, but the term "claim expenses" shall not include salaries paid to employees of the Company.

I. Any particular reinsurer shall be obligated to reimburse the Company for the percentage set forth in that reinsurer's interests and Liabilities Agreement of any amount paid by the Company for punitive, exemplary or compensatory damages arising out of the conduct of the Company in the investigation, trial or settlement of any claim or failure to pay or delay in payment of any benefit under a policy reinsured by this Agreement, but only if that particular reinsurer shall have, in advance of any such conduct by the Company, counseled with the Company and concurred in the Company's course of conduct.

ARTICLE IV - REPORTS & REMITTANCES

The following rules for Monthly Reinsurance Accounting are required:

A. The reinsurance premiums required under this Agreement shall be payable to the Reinsurer on the same basis as the insurance premiums and deposits are payable to the Company.

B. Within ten days following the close of each month, the Company shall provide the Reinsurer with a statement listing the total and the reinsured portions of all premiums, deposits, refunds, allowances, claims, surrender benefits, policy loans, reserves and other mutually agreed upon items applicable to the month just ended. The format and methods of calculation of such items shall be in a form mutually acceptable to all parties.

C. For administrative purposes only, if a statement shows that a net balance is payable to the Reinsurer, the Company shall include with the statement its payment for the amount of the net balance due the Reinsurer. If payment for the full amount of the net balance due the Reinsurer is not included with the statement, the reinsurance premiums for all of the risks listed on the statement shall be in default. If a statement shall not be received by the Reinsurer within thirty days after the close of the month, the reinsurance premiums for all of the risks that would have been listed on such a statement shall be in default.

         Also for administrative purposes only, if a statement shows that a net balance is payable to the Company, the Reinsurer shall pay to the Company the amount of the net balance within thirty days after the day on which the Reinsurer receives the monthly statement from the Company.

D. It is the understanding of both parties that both parties desire the payment of net balances due no less frequently than weekly. Either party may, at its option and with the cooperation and consent of the other party, implement appropriate procedures designed to accomplish such transfers along with the appropriate statements. Such procedures may involve the establishment of special bank accounts and the use of wires, express mail or equivalent means. The establishment of such procedures, however, does not remove from either party any of the rights or obligations set forth in the other paragraphs of this Article.

E. The Reinsurer shall have the right to terminate the reinsurance on risks for which reinsurance premiums are in default by giving ninety days written notice of termination to the Company. The Insurance Department of the State of Minnesota shall be sent a copy of such written notice by registered mail. As of the close of the last day of this ninety-day notice period, all of the Reinsurer's liability for reinsurance on risks which are the subject of the termination notice shall terminate unless the Reinsurer shall have been paid the amount in default prior to that time.

         Notwithstanding termination of reinsurance as provided by this paragraph, the Company shall continue to be liable to the Reinsurer for all unpaid reinsurance premiums earned by the Reinsurer under this Agreement.

F. There shall be no reinstatement of reinsurance terminated under paragraph E of this Article.

G. The first day of the ninety-day notice of termination under paragraph E of this Article shall be the day the notice shall be deposited in the mail addressed to the Company's Home Office, or, if the mail is not used, the day it is delivered to the Company's Home Office or to an officer of the Company.

H. Within thirty days following the close of each calendar quarter, the Company shall prepare and submit to the Reinsurer an in force listing of all risks reinsured under this Agreement setting forth pertinent data mutually agreed upon by all parties.

I. All amounts payable under this Agreement shall be payable in the lawful money of the United States; except, however, that they shall be payable in the lawful money of Canada if the Company's insurance is based on Canadian currency.

ARTICLE V - EXPENSES

The Company shall bear the expense of all medical examinations, inspection fees and other charges incurred in connection with the issuance of the Company's insurance policies reinsured. The Reinsurer will reimburse the Company for the Reinsurer's share of any guaranty fund assessments with respect to the policies reinsured hereunder based on the percentage of the policies reinsured hereunder.

ARTICLE VI - INTEREST ON STATEMENTS AND CLAIMS

A. Interest accrual on all amounts owed from one party to the other begins on the tenth day following the end of the month. All interest credited shall be simple interest.

B. This arrangement shall take effect beginning with the [MONTH AND YEAR] statement. Interest accrual for the [MONTH AND YEAR] statement shall begin on [10TH OF THE NEXT FOLLOWING MONTH].

C. On the twentieth day of the month preceding the end of each calendar quarter (on the following business day if the twentieth day falls on a weekend or holiday), the interest rate shall be established which shall apply to any statements or claims due during the following calendar quarter.

D. The interest rate shall be the three-month Treasury Bill rate as stated in The Wall Street Journal.

ARTICLE VII - OVERSIGHTS

It is understood and agreed that if failure to comply with the terms of this Agreement is shown to be unintentional and the result of a misunderstanding or oversight on the part of either the Company or the Reinsurer, both the Company and the Reinsurer shall be restored to the positions they would have occupied had no such misunderstanding or oversight occurred, provided the failure is rectified within a reasonable time after discovery.

ARTICLE VIII - REDUCTIONS, TERMINATIONS AND CHANGES

A. If there is a contractual or non-contractual replacement or change in the insurance reinsured under this Agreement, the insurance shall continue to be reinsured with the Reinsurer.

B.       If the insurance reinsured under this Agreement increases and;

         1. The increase is subject to new underwriting evidence, the provisions of ARTICLE I - REINSURANCE COVERAGE shall apply to the increase in reinsurance.

         2. The increase is not subject to new underwriting evidence, the Reinsurer shall accept automatically the increase in reinsurance, provided that the total amount ceded does not exceed the Reinsurer's automatic binding limit.

C. If the amount of insurance provided by a policy reinsured under this Agreement is increased or reduced, the Reinsurer's share of such increase or reduction shall be the percentage set forth in Exhibit II, based on the date the policy was first reinsured under this Agreement.

D. If insurance reinsured under this Agreement is increased or, reduced, the Reinsurer's share of any adjustments to cash values, reserves, policy loans, or other shared values shall be the percentage set forth in Exhibit II, based on the date the policy was first reinsured under this Agreement.

E. If insurance reinsured under this Agreement is terminated, the reinsurance for the individual risk involved shall be terminated on the effective date of termination.

F. On facultative reinsurance, if the Company wishes to reduce the mortality rating, this reduction shall be reunderwritten on a facultative basis under the facultative provisions of this Agreement.

G. The Reinsurer shall refund to the Company all unearned reinsurance premiums not including policy fees, less applicable allowances, arising from reductions, terminations and changes as described in this Article.

H. If there is a contractual or non-contractual replacement or change in the insurance reinsured under this Agreement, the reinsurance allowances set forth in Exhibit IV shall be calculated, based on policy duration from the original date of issue, unless full new underwriting evidence according to the Company's regular underwriting rules is required. If such evidence is required, then the reinsurance allowance shall be based on the effective date of the replacement or change, but only in the proportion and to the extent that full first year compensation is payable, and subject to approval of the Reinsurer.

ARTICLE IX - ACCESS TO RECORDS

A. The Reinsurer, by its duly authorized and appointed representatives, shall have the right at any reasonable time to examine at the office of the Company or the offices of any of the agencies which produce business for the Company, all papers and documents relating to reinsurance under this Agreement.

B. At least once each year, the independent auditors of the Company shall perform certain confirmation procedures, agreed upon by the Company and the Reinsurer, in connection with the reinsurance. A copy of the report of the independent auditor shall be furnished to the Reinsurer.

ARTICLE X - UNAUTHORIZED REINSURERS

The Reinsurer agrees to fund its share of the Company's ceded statutory reserves by:

1.       Escrow or trust accounts for the benefit of the Company; and/or

2.       Cash advances;

if, without such funding, a penalty would accrue to the Company on any financial statement it is required to file with the insurance regulatory authorities involved.

ARTICLE XI - INSOLVENCY

A. In the event of the insolvency of the Company, all reinsurance shall be payable on the basis of the policies reinsured directly to its liquidator, receiver, conservator or statutory successor, without diminution because of the insolvency of the Company or because such liquidator, receiver, conservator or statutory successor has failed to pay all or a portion of any claim.

B. In the event of the insolvency of the Company, the liquidator, receiver, conservator or statutory successor shall give the Reinsurer written notice of the pendency of a claim on a policy reinsured within a reasonable time after such claim is filed in the insolvency proceeding. During the pendency of a claim, the Reinsurer may investigate such claim and interpose in the name of the Company, its liquidator, receiver, conservator or statutory successor, but at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses which the Reinsurer may deem available to the Company or its liquidator, receiver, conservator or statutory successor.

C. The expense thus incurred by the Reinsurer shall be chargeable, subject to court approval, against the Company as part of the expenses of conservation, liquidation or insolvency to the extent of a proportionate share of the benefit which may accrue to the Company solely as a result of the defense undertaken by the Reinsurer. Where two or more reinsurers are involved in the same claim and a majority in Interest elect to interpose a defense or defenses to such claim, the expense shall be apportioned as though such expense had been incurred by the Company.

ARTICLE XII - ARBITRATION

A. It is the intention of the parties that customs and usages of the business of reinsurance shall be given full effect in the interpretation of this Agreement. The parties shall act in all things with the highest good faith. A dispute or difference between the parties with respect to the operation or interpretation of this Agreement on which an amicable under- standing cannot be reached shall be decided by arbitration. The arbitrators are empowered to decide all questions or issues and shall be free to reach their decisions from the standpoint of equity and customary practices of the insurance and reinsurance industry rather than from that of strict law.

B. There shall be three arbitrators who shall be active or retired officers of life insurance companies other than the contracting parties or their affiliates. Each of the contracting companies shall appoint one of the arbitrators and these two arbitrators shall select the third. In the event that either contracting party should fail to choose an arbitrator within thirty days after the other contracting party has given notice of its arbitrator appointment, that contracting company may choose two arbitrators, who shall in turn choose a third arbitrator before entering arbitration. If the two arbitrators are unable to agree upon the selection of a third arbitrator within thirty days following their appointment, each arbitrator shall nominate three candidates within ten days thereafter, two of whom the other shall decline and the decision shall be made by drawing lots.

C. The arbitrators shall decide by a majority of votes and from their written decision there can be no appeal. The cost of arbitration, including the fees of the arbitrators, shall be borne by the losing party unless the arbitrators decide otherwise.

ARTICLE XIII - RECAPTURE

Insurance reinsured under this Agreement shall not be eligible for recapture.

ARTICLE XIV - REINSTATEMENTS

If insurance shall lapse for nonpayment of premium and if it is reinstated in accordance with its terms and the rules of the Company, the applicable reinsurance shall be reinstated by the Reinsurer, subject to the condition that the Company shall pay to the Reinsurer all reinsurance premiums in the same manner as the Company shall receive its premiums under its policy.

ARTICLE XV - PARTIES TO THE AGREEMENT

This Agreement is for indemnity reinsurance solely between the Company and the Reinsurer. The acceptance of reinsurance shall not create any right or legal relation whatever between the Reinsurer and the insured or any other person having an interest in any kind of insurance issued by the Company.

ARTICLE XVI - SCOPE AND DURATION OF AGREEMENT

A. This Agreement shall be effective on _________________, 1998. This Agreement may be terminated with respect to new business to be reinsured thereafter at any time, subject to paragraph B of this Article, by either party giving both the following two written notices:

         1.       Ninety days notice of termination to the other party; and

         2. Ninety days notice of termination to the Department of Insurance of the State of Minnesota, by registered mail.

         Reinsurance of policies in force on the date of termination shall remain in force until the extinction of the Company's liability under the policies reinsured.

B. The first day of the ninety-day notice period in subparagraph 2 of paragraph A of this Article shall be:

         1. The day immediately following the day in which the notice is deposited as registered mail; or

         2. If delivered by means other than mail, the day the notice is delivered at the office of the Minnesota Insurance Department.

C. Notwithstanding the provisions of paragraph A of this Article, if the Reinsurer terminates this Agreement with respect to new reinsurance and the Company has not arranged for a replacement reinsurer for new reinsurance prior to the date of termination under paragraph A of this Article, the Company may, by written notice to the Reinsurer prior to expiration of the ninety day period referred to in paragraph A of this Article, require that this Agreement shall continue in effect for up to an additional ninety days.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered.

                                       LIFEUSA INSURANCE COMPANY



                                       By:_____________________________
                                          Robert W. MacDonald
                                          Chief Executive Officer


                                       ALLIANZ LIFE INSURANCE COMPANY
                                       OF NORTH AMERICA


                                       By:_____________________________
                                          Edward J. Bonach
                                          Senior Vice President and
                                          Chief Financial Officer

                                    EXHIBIT J
                 FORM OF LIFEUSA REINSURANCE AGREEMENT AMENDMENT

                                    AMENDMENT
                                       TO
                     LIFE AND ANNUITY COINSURANCE AGREEMENT

         THIS AMENDMENT, made and entered into as of _______________, 1998 between LIFEUSA INSURANCE COMPANY, a Minnesota corporation ("Reinsurer"), and ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA, a Minnesota corporation (the "Company").

                              W I T N E S S E T H:

         WHEREAS, Reinsurer and the Company have entered into the Life and Annuity Coinsurance Agreement effective January 1, 1995, as heretofore amended, (the "Agreement"); and

         WHEREAS, the parties hereto desire to amend the Agreement as provided in this Amendment,

         NOW, THEREFORE, in consideration for the mutual promises and undertakings set forth herein and for other good and valuable consideration, the parties hereby agree as follows:

         1. Exhibit II. Exhibit II to the Agreement is hereby amended in its entirety and replaced by Exhibit II attached to this Amendment.

         2. Use of Stock to Pay Allowances. During the five year period beginning July 1, 1998 and ending on June 30, 2003 (the "Five Year Period"), Reinsurer may use shares of common stock, par value $.01 per share, (the "Common Stock") of its parent company, Life USA Holding, Inc., a Minnesota corporation (the "Parent"), to pay the amounts owing by Reinsurer to the Company under
Exhibit IV of this Agreement (the "Allowances"), subject to the provisions of this paragraph. For each six month period beginning July 1 or January 1 (the "Six Month Period") during the Five Year Period, the maximum amount of shares of Common Stock which can be used to pay the Allowances shall be $10 million. For each Six Month Period, the value (the "Purchase Price Per Share") of the shares of Common Stock used to pay the Allowances will be an amount equal to the Average Book Value Per Share (as defined herein) for the respective Six Month Period, multiplied by two and one-half (2-1/2). The term "Average Book Value Per Share" for each Six Month Period shall mean the average of the Book Value Per Share (as herein defined) as of December 31 and June 30 (each a "Determination Date") immediately preceding the Six Month Period. For the purposes of this Agreement, the term "Book Value Per Share" shall mean (a) total assets minus total liabilities of the Parent, based on the Parent's consolidated balance sheet as of the Determination Date, determined in accordance with generally accepted accounting principles in effect on the date hereof and used by the Parent in the preparation of its audited consolidated financial statements as of and for the year ended December 31, 1996 unless the parties mutually agree to any change after the date hereof, excluding any adjustment under Statement of Financial Standards No. 115, divided by (b) the actual number of issued and outstanding shares of Common Stock as of the Determination Date.

         3. Continuing Binding Effect. Except as expressly set forth herein, the Agreement as amended hereby shall continue in full force and effect in accordance with its terms.

         IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered.

                                           LIFEUSA INSURANCE COMPANY



                                           By:_____________________________
                                              Robert W. MacDonald
                                              Chief Executive Officer

                                           ALLIANZ LIFE INSURANCE COMPANY
                                           OF NORTH AMERICA


                                           By:_____________________________
                                              Edward J. Bonach
                                              Senior Vice President and
                                              Chief Financial Officer

                                   EXHIBIT II

                     LIFE AND ANNUITY COINSURANCE AGREEMENT
                           Effective: January 1, 1995

                                     between

                 ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
                             Minneapolis, Minnesota

                                       and

                            LifeUSA INSURANCE COMPANY
                             Minneapolis, Minnesota


                             COINSURANCE PERCENTAGES

For all policies reinsured under this Agreement, the Company and the Reinsurer shall share the risks in accordance with the following schedule of coinsurance percentages:


                                      LIFE

Policies First Reinsured           Company's                 Reinsurer's
        Between:                     Share                      Share
------------------------           ---------                 -----------

01/01/95 through 9/30/95             50.0%                      50.0%
10/1/95 through __/__/98             75.0%                      25.0%
__/1/98 and thereafter              [__.0%]                    [__.0%]



                                    ANNUITIES

Policies First Reinsured           Company's                 Reinsurer's
        Between:                     Share                      Share
------------------------           ---------                 -----------

01/01/95 through 9/30/95             50.0%                      50.0%
10/1/95 through __/__/98             75.0%                      25.0%
__/1/98 and thereafter              [__.0%]                    [__.0%]

                                    EXHIBIT K
                FORM OF CLAIMS ADMINISTRATION AGREEMENT AMENDMENT

                                 AMENDMENT NO. 1
                                       TO
                         CLAIMS ADMINISTRATION AGREEMENT

         THIS AMENDMENT NO. 1, made and entered into as of _______________, 1998 between LIFEUSA INSURANCE COMPANY, a Minnesota corporation ("LifeUSA"), and ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA, a Minnesota corporation (the "Company").

                              W I T N E S S E T H:

         WHEREAS, LifeUSA and the Company have entered into the Claims Administration Agreement effective January 1, 1997 (the "Agreement"); and

         WHEREAS, the parties hereto desire to amend the Agreement as provided in this Amendment No. 1,

         NOW, THEREFORE, in consideration for the mutual promises and undertakings set forth herein and for other good and valuable consideration, the parties hereby agree as follows:

         1. Term. Section 11.1 of the Agreement is hereby amended in its entirety to read as follows:

                  "11.1 The effective date of commencement of this Agreement shall be January 1, 1997, and this Agreement shall continue indefinitely for a minimum of four years and will be subject to termination upon either party giving one year advance notice of cancellation, provided that such notice of termination may not be given prior to December 31, 1999. In the event of the termination of this Agreement, the Company shall not directly or indirectly (through reinsurance or otherwise) sell any life or annuity products similar to the Covered Products or the New Insurance Products during the one year following such termination.

                  In the event of a termination of this Agreement, LifeUSA may not directly or indirectly (through reinsurance or otherwise) sell any products similar to products of the Company other than Covered Products during one year following such termination."

         2. Continuing Binding Effect. Except as expressly set forth herein, the Agreement as amended hereby shall continue in full force and effect in accordance with its terms.

         IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered.

                                      LIFEUSA INSURANCE COMPANY



                                      By:_____________________________
                                         Robert W. MacDonald
                                         Chief Executive Officer

                                      ALLIANZ LIFE INSURANCE COMPANY
                                      OF NORTH AMERICA


                                      By:_____________________________
                                         Edward J. Bonach
                                         Senior Vice President and
                                         Chief Financial Officer

                                    EXHIBIT L
    MATTERS FOR KAPLAN, STRANGIS AND KAPLAN, P.A. OPINION AT INITIAL CLOSING

         1. Each of the Company and LifeUSA is a corporation duly organized and validly existing in good standing under the laws of the state of its incorporation, and has the corporate power and authority to own and hold the properties owned and leased by it and to carry on the business in which it is engaged. The Company has the corporate power and authority to enter into this Agreement, the Marketing Agreement and the Debenture Purchase Agreement Termination to issue and sell the shares of Common Stock to be sold to Allianz pursuant to this Agreement on the date hereof, and to carry out the provisions of this Agreement. LifeUSA has the corporate power and authority to enter into the LifeUSA Reinsurance Agreement, the Allianz Reinsurance Agreement and the Claims Administration Agreement.

         2. This Agreement, the Marketing Agreement, the LifeUSA Reinsurance Agreement, the Claims Administration Agreement, the Debenture Purchase Agreement and the Allianz Reinsurance Agreement have been duly authorized, executed and delivered by the Company or LifeUSA, as the case may be, are the legal, valid and binding agreement of the Company or LifeUSA, as the case may be, and are enforceable against the Company or LifeUSA, as the case may be, in accordance with their respective terms, subject, as to the enforcement of remedies, to limitations under applicable bankruptcy, insolvency, moratorium, reorganization, and other laws affecting the rights of creditors generally and to judicial limitations on the enforcement of the remedy of specific performance and other equitable remedies.

         3. The shares of Common Stock being issued on the date hereof pursuant to Sections 1.1 and 1.2 of the Agreement have been duly authorized, validly issued and delivered by the Company and are fully paid and nonassessable.

         4. All corporate proceedings required by law or by the provisions of this Agreement to be taken by the Board of Directors of the Company and LifeUSA on or prior to such closing date in connection with the execution and delivery of this Agreement, the issuance of the shares of Common Stock pursuant to Sections 1, 2 and 9 of the Agreement and the consummation of the transactions contemplated by this Agreement have been duly and validly taken.

         5. The Company is authorized by its restated articles of incorporation, as amended, to issue 45,000,000 shares of Common Stock, and 15,000,000 undesignated preferred shares. All shares outstanding immediately prior to the closing date have been duly authorized and validly issued and are fully paid and nonassessable. Except for such common shares and preferred shares, the Company has no other authorized series or class of capital stock.

         6. To the best of such counsel's knowledge, no security holder of the Company is entitled to preemptive or similar rights as a result of the execution or delivery of this Agreement or the issuance of the shares of Common Stock pursuant thereto.

         7. Assuming the accuracy of the representations made by Allianz in
Section 4 of the Agreement, the Company or LifeUSA has obtained the approval or consent of all governmental agencies or bodies required for (i) the legal and valid execution, delivery and performance of this Agreement, the Marketing Agreement, the Debenture Purchase Agreement Termination, the Allianz Reinsurance Agreement, the LifeUSA Reinsurance Agreement and the Claims Administration Agreement, (ii) the legal and valid offer, issuance and sale of the shares of Common Stock to be issued pursuant to Sections 1, 2 and 9 of the Agreement and (iii) the performance of the obligations of the Company under all provisions of this Agreement, the Marketing Agreement, and the Debenture Purchase Agreement Termination and the performance of the obligations of LifeUSA under the Allianz Reinsurance Agreement, the LifeUSA Reinsurance Agreement and the Claims Administration Agreement. To the best of such counsel's knowledge, the execution, delivery and performance of this Agreement, the Marketing Agreement Amendment, the Debenture Purchase Agreement Termination, the Allianz Reinsurance Agreement, the LifeUSA Reinsurance Agreement and the Claims Administration Agreement by the Company or LifeUSA, as the case may be to which it is a party, the issuance of the shares of Common Stock to be issued pursuant to Sections 1, 2 and 9 of the Agreement, and the consummation of the transactions contemplated by this Agreement will not result in any violation of any material agreement or other instrument to which the Company or LifeUSA is a party or by which either is bound or to which any of its properties, assets or business is subject or any judgment, decree or order.

         8. Assuming the accuracy of the representations made by Allianz in
Section 4 of the Agreement, the offer, sale, issuance and delivery of the shares to be issued pursuant to Sections 1.2 and 1.3 of this Agreement on the date hereof under the circumstances contemplated by this Agreement are exempt from the registration and prospectus delivery requirements of the Securities Act and the securities laws of the State of Minnesota.

         9. Except for matters disclosed on the Disclosure Schedule, such counsel has no knowledge of any litigation, proceeding or governmental investigation pending or threatened against the Company or LifeUSA or their respective properties or business that should have been described in the Disclosure Schedule but is not so described.

         10. The transactions contemplated by the Agreement are in compliance with and permitted by the provisions of Section 302A.673 of the Minnesota Statutes.

                                    EXHIBIT M
             MATTERS FOR DORSEY & WHITNEY OPINION AT INITIAL CLOSING


         1. Allianz is a corporation duly organized and validly existing in good standing under the laws of the state of its incorporation, and has the corporate power to enter into this Agreement, the Allianz Reinsurance Agreement, the Marketing Agreement Amendment and the Debenture Purchase Agreement Termination and to carry out the respective provisions thereof.

         2. This Agreement, the Allianz Reinsurance Agreement, the Marketing Agreement Amendment and the Debenture Purchase Agreement Termination have been duly authorized, executed and delivered by Allianz, are the legal, valid and binding agreements of Allianz and are enforceable against Allianz in accordance with their respective terms, subject, as to the enforcement of remedies, to limitations under applicable bankruptcy, insolvency, moratorium, reorganization, and other laws affecting the rights of creditors generally and to judicial limitations on the enforcement of the remedy of specific performance and other equitable remedies.

         3. All corporate proceedings required by law or by the provisions of this Agreement to be taken by the Board of Directors of Allianz on or prior to such closing date in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly and validly taken.

                                    EXHIBIT N
     MATTERS FOR KAPLAN, STRANGIS AND KAPLAN, P.A. OPINION AT A SALE CLOSING


         1. Each of the Company and LifeUSA is a corporation duly organized and validly existing in good standing under the laws of the state of its incorporation, and has the corporate power and authority to own and hold the properties owned and leased by it and to carry on the business in which it is engaged. The Company has the corporate power and authority to enter into this Agreement, to issue and sell the shares of Common Stock to be issued on the date hereof pursuant to Section 2.2 of the Agreement and the Preemptive Shares and to carry out the provisions of this Agreement.

         2. This Agreement has been duly authorized, executed and delivered by the Company, is the legal, valid and binding agreement of the Company, and is enforceable against the Company in accordance with its respective terms, subject, as to the enforcement of remedies, to limitations under applicable bankruptcy, insolvency, moratorium, reorganization, and other laws affecting the rights of creditors generally and to judicial limitations on the enforcement of the remedy of specific performance and other equitable remedies.

         3. The shares of Common Stock to be issued on the date hereof pursuant to Section 2.2 of the Agreement have been duly authorized, validly issued and delivered by the Company and are fully paid and nonassessable.

         4. All corporate proceedings required by law or by the provisions of this Agreement to be taken by the Board of Directors of the Company on or prior to such closing date in connection with the execution and delivery of this Agreement, the issuance of the shares of Common Stock to be issued on the date hereof pursuant to Section 2.2 of the Agreement, and the consummation of the transactions contemplated by this Agreement have been duly and validly taken.

         5. The Company is authorized by its restated articles of incorporation, as amended, to issue ___________ shares of Common Stock, and ____________ undesignated preferred shares. All shares outstanding immediately prior to the closing date have been duly authorized and validly issued and are fully paid and nonassessable. Except for such common shares and preferred shares, the Company has no other authorized series or class of capital stock.

         6. To the best of such counsel's knowledge, no security holder of the Company is entitled to preemptive or similar rights as a result of the execution or delivery of this Agreement or the issuance of the shares of Common Stock pursuant thereto.

         7. Assuming the accuracy of the representations made by Allianz in
Section 4 of the Agreement, the Company has obtained the approval or consent of all governmental agencies or bodies required for (i) the legal and valid execution and delivery of this Agreement, (iii) the legal and valid offer, issuance, sale or grant of the shares of Common Stock to be issued on the date hereof pursuant to Section 2.2 of this Agreement, and (iii) the performance of the obligations of the Company under all provisions of this Agreement. To the best of such counsel's knowledge, the execution, delivery and performance of this Agreement by the Company, the issuance of the shares of Common Stock to be issued on the date hereof pursuant to Section 2.2 of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in any violation of any material agreement or other instrument to which the Company is a party or by which it is bound or to which any of its properties, assets or business is subject or any judgment, decree or order.

         8. Assuming the accuracy of the representations made by Allianz in
Section 4 of the Agreement, the offer, sale issuance and delivery of the shares of Common Stock to be issued on the date hereof pursuant to Section 2.2 of this Agreement, under the circumstances contemplated by this Agreement are exempt from the registration and prospectus delivery requirements of the Securities Act and the securities laws of the State of Minnesota.

                                    EXHIBIT O
                          FORM OF CONVERTIBLE DEBENTURE

                             LIFE USA HOLDING, INC.

                              CONVERTIBLE DEBENTURE


$____________                                             Minneapolis, Minnesota

                                                               -----------, ----


     Life USA Holding, Inc., a Minnesota corporation (hereinafter called the "Company"), for value received hereby promises to pay Allianz Life Insurance Company of North America (the "Purchaser") or to its successors and assigns (the Purchaser and its successors and assigns, collectively the "Holder"), at the principal office of the Company in Minneapolis, Minnesota, the principal sum of ______________________ Dollars ($__________) and to pay interest on the unpaid principal balance hereof as described below, from the date hereof until payment in full. All payments hereunder shall be made in lawful money of the United States of America and in immediately available funds (funds with good value on the date received in Minneapolis, Minnesota).

     The principal and accrued interest are to be paid as follows:

A. On each June 30th and December 31st after the date hereof to and including the Maturity Date (as defined below), the Company shall pay to the Holder hereof the interest accrued (computed on the basis of actual days elapsed in a 365 or 366-day year, as the case may be) on the unpaid principal amount of this Debenture at the rate of [INSERT THE EFFECTIVE PERCENTAGE INTEREST RATE IN ACCORDANCE WITH SECTION 2.4 OF THE AGREEMENT] percent (_____%) per annum.

B. Commencing [INSERT THE DATE OF JUNE 30 OR DECEMBER 31 IMMEDIATELY FOLLOWING THE FIFTH ANNIVERSARY OF THE DETERMINATION DATE WITH RESPECT TO WHICH THE DEBENTURE IS ISSUED], and on each June 30th and December 31st thereafter to and including the Maturity Date, the Company shall pay to the Holder hereof principal installments of [INSERT ONE-TENTH OF THE ORIGINAL PRINCIPAL AMOUNT OF THE DEBENTURE] Dollars ($_________).

C. The remaining principal amount hereof and any accrued and unpaid interest hereunder shall be due and payable in full on [INSERT DATE WHICH IS THE TENTH ANNIVERSARY OF THE DETERMINATION DATE WITH RESPECT TO WHICH THE DEBENTURE IS ISSUED] (the "Maturity Date")


     1. Issue. This Convertible Debenture (the "Debenture") is executed and delivered by the Company pursuant to the Stock Purchase Agreement dated January ___, 1998 (the "Purchase Agreement") between the Company and the Purchaser.

     2. Default. If any default in the Purchase Agreement shall occur or default shall be made in the due and punctual payment of any principal of, or interest on, this Debenture when and as such amounts shall become due and payable, at the option of the Holder of this Debenture, exercised by written notice to the Company, the outstanding principal balance of this Debenture, together with the interest accrued thereon, shall forthwith become due and payable without presentment, demand, protest or further notice of any kind, all of which are expressly waived by the Company. The Company agrees to pay all reasonable costs of collection, including reasonable attorneys' fees, in the event that payment shall not be made under the terms and conditions of this Debenture.

     3. Prepayment. This Debenture shall be subject to prepayment, without penalty or premium, at any time at the option of the Company. The Company shall give the Holder of this Debenture written notice of prepayment at least thirty
(30) days prior to the prepayment date. Such notice must conspicuously specify the date the Holder's conversion rights, pursuant to Section 5 hereof, terminate. Upon any prepayment, the Company shall pay the principal amount to be prepaid, together with any accrued interest thereon to the date of prepayment.

     4. Conversion Rights. This Debenture may be converted into shares of common stock, $.01 par value per share ("Common Stock") of the Company subject to the following provisions, terms and conditions:

     This Debenture shall be convertible in whole at any time or in part from time to time at the option of the Holder into the number of shares of Common Stock equal to the number obtained by dividing the principal amount of this Debenture by the conversion price per share (the "Conversion Price"). The Conversion Price on the date hereof is [INSERT 200% OF THE MARKET PRICE PER SHARE ON THE DETERMINATION DATE WITH RESPECT TO WHICH THE DEBENTURE IS ISSUED] and shall be adjusted from time to time as hereinafter provided.

     In order to exercise the conversion privilege, a Holder of this Debenture shall surrender this Debenture to the Company at its principal office, accompanied by written notice to the Company that the Holder elects to convert a specified portion or all of the principal balance of this Debenture into Common Stock. This Debenture shall be deemed to have been converted immediately prior to the close of business on the day of surrender of this Debenture for conversion in accordance with the foregoing provisions, and at such time the rights of the Holder with respect to so much of the principal balance thereof as is converted shall cease and the Holder shall be treated for all purposes as the record owner of the shares of Common Stock issuable upon conversion. Within ten
(10) days of the conversion date, the Company shall issue and mail or deliver to Holder a certificate or certificates for the number of shares of Common Stock issuable upon conversion and, if this Debenture surrendered was not converted in whole, a new Debenture to evidence the portion of this Debenture not converted. No fractional shares of Common Stock shall be issued upon conversion. In lieu of any fractional shares to which the Holder would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the Market Value Per Share (as defined in Section 5) on the conversion date. In addition, a cash payment shall be made in the amount of any accrued interest on this Debenture, or portion thereof converted, as of the conversion date.

     The Conversion Price is subject to adjustment from time to time as follows:

     (a) If and whenever the Company shall (1) issue or sell any shares of Common Stock for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issuance or sale, (2) issue or sell any warrants, options or other rights to acquire shares of Common Stock at a purchase price less than the Conversion Price in effect immediately prior to the time of such issuance or sale, or (3) issue or sell any other securities that are convertible into shares of Common Stock for a purchase or exchange price less than the Conversion Price in effect immediately prior to the time of such issuance or sale (in each case, except for (x) options and the issuance or sale of shares of Common Stock pursuant to the exercise of options issued under any employee or agent stock option plan or under any director option plan and (y) the issuance or sale of shares of Common Stock to any employee benefit plan, including a 401k plan, then, upon such issuance or sale, the Conversion Price shall be reduced to the price (calculated to the nearest one-tenth of a cent) determined by dividing (A) an amount equal to the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the then existing Conversion Price, and (2) the consideration, if any, received by the Company upon such issue or sale, and the consideration to be received by the Company upon the exercise of such stock purchase rights by
(B) an amount equal to the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issue or sale and (2) the number of the shares of Common Stock thus issued or sold or issuable or salable upon the exercise of such purchase rights or the conversion of such convertible securities provided, however, that in the event that any such purchase right expires or is terminated prior to the conversion of this Debenture, the Conversion Price shall be recalculated by deleting such purchase right and provided further that if an adjustment is made to the Conversion Price as a result of the issuance or sale of any such purchase rights or convertible securities, no further adjustment shall be made to the Conversion Price at the time such purchase rights are exercised or convertible securities are converted.

     (b) In case the Company shall declare a dividend upon its Common Stock payable otherwise than in cash out of earnings from the immediately preceding four fiscal quarters (including a dividend payable in Common Stock), then thereafter the Holder of this Debenture upon the conversion thereof will be entitled to receive the number of shares of Common Stock into which this Debenture shall be converted, and, in addition and without payment therefor, the cash, stock or other securities and other property (including Common Stock) which such Holder would have received by way of dividends or distributions (other than out of earnings from the immediately preceding four fiscal quarters) if continuously since the record date for any such dividend or distribution such Holder (i) had been the record Holder of the number of shares of Common Stock then received, and (ii) had retained all dividends or distributions in stock or securities payable in respect of such Common Stock or in respect of any stock or securities paid as dividends or distributions and originating directly or indirectly from such shares of Common Stock.

     (c) In case the Company shall at any time subdivide or split its outstanding Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision or split shall be proportionately reduced, and conversely, in case the outstanding Common Stock of the Company shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

     (d) If the Company takes any other action, or if any other event occurs, which does not come within the scope of the provisions of subsections 5(a), (b) or (c), but which should result in an adjustment in the Conversion Price or the number of shares of Common Stock receivable upon conversion of this Debenture in order to fairly protect the conversion rights of the Holder hereof, an appropriate adjustment in such conversion rights shall be made by the Company as reasonably determined by the Company's board of directors.

     (e) If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another entity shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the Holder of this Debenture shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein and in lieu of the Common Stock of the Company receivable upon the conversion of this Debenture, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of Common Stock receivable upon the conversion of this Debenture immediately prior to such reorganization, reclassification, consolidation, merger or sale, and in any such case appropriate provision shall be made with respect to the rights and interests of the Holder of this Debenture to the end that the provisions hereof (including without limitation provisions for adjustments of the Conversion Price and of the number of shares of Common Stock receivable upon the conversion of the Debenture) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter receivable upon the conversion of this Debenture. The Company shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof the surviving entity (if other than this Company), resulting from such consolidation or the entity purchasing such assets shall assume by written instrument executed and mailed to the Holder of this Debenture, the obligation to deliver to the Holder the shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to receive.

     (f) Upon any adjustment of the Conversion Price, then and in each such case the Company shall give written notice thereof to the Holder of this Debenture affected by such adjustment at the address of the Holder as shown on the books of the Company, which notice shall state the Conversion Price resulting from such adjustment and the increase or decrease, if any, in the number of shares receivable at such price upon the conversion of this Debenture, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

     (g) In case at any time:

              (i) the Company shall pay any dividend payable in stock upon its Common Stock or make any distribution (other than regular cash dividends) to the holders of its Common Stock;

              (ii) the Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

              (iii) there shall be any capital reorganization, reclassification of the capital stock of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to another corporation; or

              (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

     then, in any one or more of said cases, the Company shall give written notice of the date on which (aa) the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights, or (bb) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. Such written notice shall be given at least twenty (20) days prior to the action in question and not less than twenty (20) days prior to the record date or the date on which the Company's transfer books are closed in respect thereto.

     5. Mandatory Conversion. The Debenture shall be converted on the first business day after the Market Value Per Share (as defined below) is equal to or greater than eighty percent (80%) of the then Conversion Price for twenty (20) consecutive trading days. The Company shall give written notice to the Holder of such mandatory conversion on the date of conversion. Promptly after such notice of mandatory conversion by the Company, the Holder of this Debenture shall surrender this Debenture to the Company at its principal office for conversion in full into Common Stock. This Debenture shall be deemed to have been converted as of the date of the Company's notice of mandatory conversion, and at such time the rights of the Holder with respect to the principal balance thereof as is converted shall cease and the Holder shall be treated for all purposes as the record owner of the shares of Common Stock issuable upon conversion. Within ten (10) days of receipt from the holder of the original Debenture, the Company shall issue and mail or deliver to Holder a certificate or certificates for the number of shares of Common Stock issuable upon conversion. No fractional shares of Common Stock shall be issued upon conversion. In lieu of any fractional shares to which the Holder would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the Market Price Per Share on the conversion date. In addition, a cash payment shall be made to the Holder in the amount of any accrued interest on this Debenture as of the conversion date when the certificate or certificates for the shares into which the Debenture are converted and delivered to the Holder. Until surrendered, this Debenture shall represent the Common Stock into which it has been converted. The term "Market Value Per Share" means the closing sale price of the Common Stock as listed in the Midwest Edition of The Wall Street Journal.

     6. Transfer and Exchange. By acceptance of this Debenture, Holder agrees to give written notice to the Company before transferring this Debenture or transferring any shares of the Company's Common Stock issuable or issued upon the conversion of this Debenture, describing briefly the manner of any proposed transfer of this Debenture or Holder's intention as to the shares of Common Stock issuable upon the conversion hereof or the intended disposition to be made of shares of Common Stock upon such conversion. Such written notice shall be accompanied by an opinion of legal counsel reasonably acceptable to the Company to the effect that the proposed transfer of this Debenture or disposition of shares may be effected without registration or qualification (under any federal or state law) of this Debenture or the shares of Common Stock issuable or issued upon the conversion hereof. Holder shall thereafter be entitled to transfer this Debenture, or to convert this Debenture in accordance with its terms and dispose of the shares received upon such conversion or to dispose of shares of Common Stock received upon the previous conversion of this Debenture, all in accordance with the terms of the notice delivered by Holder to the Company, provided that an appropriate legend in substantially the form set forth at the end of this Debenture regarding the foregoing restrictions on transfer and disposition shall be endorsed on this Debenture or the certificates for such shares. Upon presentation by the Holder of this Debenture, the Company, shall issue a new Debenture or Debentures of like aggregate principal amount and bearing the same date, in accordance with the instructions of the Holder.

     7. Registration Rights. The Holder of this Debenture or the Common Stock issued upon the conversion hereof is entitled to the registration rights provided by Section 8 of the Purchase Agreement.

     8. Replacement. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Debenture and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement in an amount reasonably satisfactory to it, or (in the case of mutilation) upon surrender and cancellation thereof, the Company will issue, in lieu thereof, a new Debenture of like tenor; provided, however, if the Holder of this Debenture at such time is other than the Purchaser or an Affiliate of the Purchaser (as defined below), then the Company may require in its reasonable determination an indemnity bond in addition to such indemnity agreement. The term "Affiliate" shall mean an entity directly or indirectly controlling, controlled or under direct or indirect common control with the Purchaser, with "control" having the meaning given such term in Rule 12b-2 under the Securities Exchange Act of 1934. The terms "controlling" and "controlled" shall have correlative meanings.

     9. Successors and Assigns. Whenever in this Debenture any Holder or the Company is referred to, such reference shall be deemed to refer to the successors and assigns of such party and the provisions of this Debenture shall be binding upon the Company and its successors and assigns and inure to the benefit of the Holder and its successors and assigns.

     10. Notices. All demands and notices to be given hereunder must be in writing and hand delivered or sent by certified mail, return receipt requested to the Company at its corporate headquarters and to the Holder of this Debenture at the address shown on the books of the Company. Notice is deemed given and delivered upon hand delivery or four (4) days after the day deposited in the United States mail.

THE SECURITIES REPRESENTED BY THIS INSTRUMENT OR CERTIFICATE MAY NOT BE TRANSFERRED WITHOUT (I) THE OPINION OF COUNSEL SATISFACTORY TO THIS CORPORATION THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE FEDERAL SECURITIES ACT OF 1933, AS AMENDED, AND ALL APPLICABLE STATE SECURITIES LAWS OR
(II) SUCH REGISTRATION. THE SECURITIES REPRESENTED BY THIS INSTRUMENT OR CERTIFICATE ARE ALSO SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND AGREEMENTS RELATING TO VOTING THE SECURITIES CONTAINED IN SECTION 11 OF THE STOCK PURCHASE AGREEMENT DATED JANUARY 13, 1998 (AS THE SAME MAY BE AMENDED FROM TIME TO TIME, BETWEEN LIFE USA HOLDING, INC. AND ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA, A COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE EXECUTIVE OFFICES OF LIFE USA HOLDING, INC.

     IN WITNESS WHEREOF, the Company has caused this Debenture to be signed and delivered by one of its duly authorized officers.


Dated: [INSERT DATE OF ISSUANCE]



ATTEST                                      LIFE USA HOLDING, INC.



_______________________                     By _________________________
Its Secretary                                  Its _______________________

                                    EXHIBIT P
  MATTERS FOR KAPLAN, STRANGIS AND KAPLAN, P.A. OPINION AT A DEBENTURE CLOSING


         1. Each of the Company and LifeUSA is a corporation duly organized and validly existing in good standing under the laws of the state of its incorporation, and has the corporate power and authority to own and hold the properties owned and leased by it and to carry on the business in which it is engaged. The Company has the corporate power and authority to enter into this Agreement, to issue and sell the Convertible Debenture to be issued on the date hereof pursuant to Section 2.4 of this Agreement and to carry out the provisions of this Agreement.

         2. This Agreement has been duly authorized, executed and delivered by the Company, is the legal, valid and binding agreement of the Company, and is enforceable against the Company in accordance with its respective terms, subject, as to the enforcement of remedies, to limitations under applicable bankruptcy, insolvency, moratorium, reorganization, and other laws affecting the rights of creditors generally and to judicial limitations on the enforcement of the remedy of specific performance and other equitable remedies.

         3. The Convertible Debenture to be issued on the date hereof pursuant to Section 2.4 of this Agreement has been duly authorized, validly issued and delivered by the Company and is enforceable against the Company in accordance with its terms.

         4. All corporate proceedings required by law or by the provisions of this Agreement to be taken by the Board of Directors of the Company on or prior to such closing date in connection with the execution and delivery of this Agreement, the issuance of the Convertible Debenture to be issued on the date hereof pursuant to Section 2.4 of this Agreement, and the consummation of the transactions contemplated by this Agreement have been duly and validly taken.

         5. The Company is authorized by its restated articles of incorporation, as amended, to issue ___________ shares of Common Stock, and ____________ undesignated preferred shares. All shares outstanding immediately prior to the closing date have been duly authorized and validly issued and are fully paid and nonassessable. Except for such common shares and preferred shares, the Company has no other authorized series or class of capital stock.

         6. To the best of such counsel's knowledge, no security holder of the Company is entitled to preemptive or similar rights as a result of the execution or delivery of this Agreement or the issuance of the shares of Common Stock pursuant thereto.

         7. The requisite number of shares of the Common Stock has been duly and validly authorized and reserved for issuance upon conversion of the Convertible Debenture to be issued on the date hereof pursuant to Section 2.4 of the Agreement and when issued upon such conversion will be authorized, validly issued and outstanding, fully paid and nonassessable.

         8. Assuming the accuracy of the representations made by Allianz in
Section 4 of the Agreement, the Company has obtained the approval or consent of all governmental agencies or bodies required for (i) the legal and valid execution and delivery of this Agreement, (ii) the legal and valid offer, issuance and sale of the Convertible Debenture to be issued on the date hereof pursuant to Section 2.4 of the Agreement, the performance of the obligations of the Company under all provisions of this Agreement. To the best of such counsel's knowledge, the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated by this Agreement will not result in any violation of any material agreement or other instrument to which the Company is a party or by which it is bound or to which any of its properties, assets or business is subject or any judgment, decree or order.

         9. Assuming the accuracy of the representations made by Allianz in
Section 4 of the Agreement, the offer, sale, issuance and delivery of the Convertible Debenture to be issued on the date hereof pursuant to Section 2.4 of this Agreement to Allianz under the circumstances contemplated by this Agreement are exempt from the registration and prospectus delivery requirements of the Securities Act and the securities laws of the State of Minnesota.

                                    EXHIBIT Q
                   FORM OF MANAGEMENT STOCK PURCHASE AGREEMENT

                            STOCK PURCHASE AGREEMENT


         THIS AGREEMENT, made and entered into as of January 13, 1998, by and between ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA, a Minnesota corporation (the Purchaser") and _________________________ (the "Seller"):

                              W I T N E S S E T H:

         WHEREAS, Seller desires to sell ____________ shares (the "Shares") of the common stock, $.01 par value (the "Common Stock") of Life USA Holding, Inc., a Minnesota corporation (the "Company"), to Purchaser, and Purchaser desires to purchase the Shares, all subject to the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of these premises and mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         Section 1. Purchase and Sale of Shares. Subject to the conditions set forth in Section 4 below, Seller hereby agrees to sell, assign, transfer and deliver to Purchaser, and Purchaser hereby agrees to purchase from Seller, the Shares at $16.44 per share payable in immediately available funds at closing which shall occur contemporaneous with the Initial Closing as defined in the Stock Purchase Agreement dated January 13, 1998 (the "Company Agreement") between the Company and the Purchaser. [Special Insert for Hughes and Zesbaugh]*

         Section 2. Representations and Warranties of Seller. Seller hereby represents and warrants to Purchaser that, as of the date hereof and as of the date of the sale of the Shares pursuant to this Agreement, Seller owns the Shares, free and clear of any liens, encumbrances or restrictions (other than those imposed under federal or state securities laws).

         Section 3. Acknowledgements and Representations of Purchaser. Purchaser hereby acknowledges and represents that:

         (a) Investment Intent. Purchaser is acquiring the Shares for investment for its own account and not with the view to, or for resale in connection with, any distribution or public offering thereof. Purchaser understands that the Shares will not be registered under the Securities Act of 1933, as amended (the "Securities Act") or any state securities laws by reason of their contemplated sale in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof and applicable state securities laws, and that the reliance of Seller, the Company and others upon these exemptions is predicated in part upon this representation by Purchaser. Purchaser further understands that the Shares may not be transferred or resold without (i) registration under the Securities Act and any applicable state securities laws, or (ii) an exemption from the requirements of the Securities Act and applicable state securities laws.

         (b) Location of Principal Office, Qualification as an Accredited Investor, Etc. Purchaser's principal office is located in the State of Minnesota. Purchaser qualifies as an "accredited investor" for purposes of Regulation D promulgated under the Securities Act. Purchaser acknowledges that the Company has made available to it at a reasonable time prior to the execution of this Agreement the opportunity to ask questions and receive answers concerning the terms and conditions of the sale of securities contemplated by this Agreement and to obtain any additional information (which the Company possesses or can acquire without unreasonable effort or expense) as may be necessary to verify the accuracy of information furnished to Purchaser. Purchaser (a) is able to bear the loss of its entire investment in the Shares without any material adverse effect on its business, operations or prospects, and (b) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment to be made by it pursuant to this Agreement.

         (c) Corporate Acts and Proceedings. This Agreement has been duly authorized by all necessary corporate action on behalf of Purchaser, has been duly executed and delivered by authorized officers of Purchaser, and is a valid and binding agreement on the part of Purchaser that is enforceable against Purchaser in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors' rights generally and to judicial limitations on the enforcement of the remedy of specific performance and other equitable remedies.

         Section 4. Conditions Precedent. The sale of the Shares pursuant to this Agreement is subject to the simultaneous Initial Closing under the Company Agreement. This Agreement shall terminate if the Company Agreement has been terminated prior to the Initial Closing.

         Section 5. Miscellaneous. This Agreement shall inure to the benefit of and be binding upon the parties named herein and upon their respective heirs, successors, and personal representatives. Nothing contained in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies under or by reason of this Agreement. This Agreement shall be construed and governed in accordance with the laws of the State of Minnesota. This Agreement may be amended only in a writing signed by the parties hereto.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement on the date first above written.

                                            ALLIANZ LIFE INSURANCE COMPANY
                                            OF NORTH AMERICA



                                            By _________________________________
                                               Its _____________________________



                                            ------------------------------------
                                            [Name of Seller]


---------------------------------

*        Special Insert for Hughes and Zesbaugh:

         In partial consideration of the purchase of the Shares by Purchaser from Seller, Seller agrees to enter into the amendment to Seller's employment agreement with the Company as contemplated by the stock purchase agreement dated Janaury 13, 1998 between Purchaser and the Company.